The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-131524

SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2007

Prospectus supplement to prospectus dated January 22, 2007

Superior Wholesale Inventory Financing Trust 2007-AE-1
Issuing Entity
$823,600,000 Class A Floating Rate Asset Backed Term Notes, Series 2007-A
$112,700,000 Class B Floating Rate Asset Backed Term Notes, Series 2007-A
$ 48,300,000 Class C Floating Rate Asset Backed Term Notes, Series 2007-A

Wholesale Auto Receivables LLC
Depositor

GMAC LLC
Sponsor and Servicer

You should consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 4 in the prospectus.

The offered notes represent obligations of the issuing entity only and do not represent obligations of or interests in, and are not guaranteed by, Wholesale Auto Receivables LLC, GMAC LLC or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

The trust will issue the offered notes to the public:

Offered Notes
	Class A	Class B	Class C
Principal balance	$823,600,000	$112,700,000	$48,300,000
Interest rate	One-Month LIBOR	One-Month LIBOR	One-Month LIBOR
	plus % per annum	plus % per annum	plus % per annum
Initial scheduled distribution date	March 15, 2007	March 15, 2007	March 15, 2007
Targeted final payment date	January 2010 distribution date	January 2010 distribution date	January 2010 distribution date
Stated final payment date	January 2012 distribution date	January 2012 distribution date	January 2012 distribution date
Distribution frequency	Monthly	Monthly	Monthly
Price to public	%	%	%
Underwriting discount	%	%	%
Proceeds to depositor	$	$	$

The aggregate principal amount of securities being offered under this prospectus supplement is $984,600,000.

The primary assets of the issuing entity will be a revolving pool of receivables arising under floor plan financing agreements between GMAC LLC and a group of retail automotive dealers franchised by General Motors.

Credit Enhancement and Liquidity

•	Reserve fund, with an initial deposit of $24,150,000.
•	Cash accumulation reserve fund for the Class A term notes, with an initial deposit of $ ; cash accumulation reserve fund for the Class B term notes, with an initial deposit of $ ; and cash accumulation reserve fund for the Class C term notes, with an initial deposit of $ .
•	Certificates with an initial certificate balance of $209,300,000 will be issued by the trust. The certificates are not being offered under this prospectus supplement. The certificates are subordinated to all series and classes of notes issued by the trust.
•	Class D asset backed term notes with an initial principal balance of $16,100,000 will be issued by the trust. The Class D term notes are not being offered under this prospectus supplement.
•	The Class D term notes are subordinated to all the other classes of notes issued by the trust.
•	The Class C term notes are subordinated to the Class A term notes, the revolving notes and the Class B term notes.
•	The Class B term notes are subordinated to the Class A term notes and the revolving notes.
•	The issuing entity will enter into a separate basis swap with respect to each of the Class A term notes, the Class B term notes, the Class C term notes and the 2007-RN1 revolving note. The 2007-RN1 revolving note is not being offered under this prospectus supplement.
•	This prospectus supplement and the accompanying prospectus relate only to the offering of the offered notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters for the Class A, B and C Notes:

Banc of America Securities LLC	Morgan Stanley
The date of this prospectus supplement is          , 2007.

Prospectus Supplement

Page

SUMMARY	S-1
The Parties	S-1
Capitalization Of The Trust	S-1
Payments On The Term Notes	S-2
Credit Enhancement And Liquidity	S-5
Assets Of The Trust	S-6
Servicing Fee	S-7
Tax Status	S-7
ERISA Considerations	S-7
Ratings	S-8
Risk Factors	S-8
RISK FACTORS	S-9
The trust could make principal payments on the Class A term notes sooner than their targeted final payment date if a rapid amortization event occurs	S-9
Labor disruptions or a strike could negatively impact the origination of new receivables and any payments on the offered notes	S-9
The Class B term notes are subordinated to the Class A notes, and the Class C term notes are subordinated to the Class A notes and the Class B term notes, which could result in reduced or delayed payments on the Class B term notes and on the Class C term notes
S-10
Failure by the basis swap counterparty to make payments to the trust and the seniority of payments owed to the basis swap counterparty could reduce or delay payments on the notes	S-10
The ratings on the offered notes are not recommendations; they may change or be withdrawn	S-11
You may find a limited market for any resale of the offered notes	S-11
The trust has limited assets: the receivables and any forms of credit enhancement	S-12
A payment period for the revolving notes may occur during the payment period for the term notes	S-12
RECENT DEVELOPMENTS	S-13
THE TRUST	S-14
Capitalization of the Trust	S-14
The Owner Trustee	S-14
The Trust Property	S-14
Reinvestment of Trust Principal Collections	S-15
THE SPONSOR	S-15
THE U.S. PORTFOLIO	S-16
General	S-16
Loss Experience	S-17
Loss Experience for the U.S. Portfolio	S-17
Aging Experience	S-18
Age Distribution for the U.S. Portfolio	S-18
Monthly Payment Rates	S-18

i

Page

LEGAL PROCEEDINGS	S-60
AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES	S-60
ERISA CONSIDERATIONS	S-61
FEDERAL INCOME TAX CONSEQUENCES	S-62
UNDERWRITING	S-63
LEGAL OPINIONS	S-64
REPORTS AND ADDITIONAL INFORMATION	S-65
GLOSSARY OF PRINCIPAL TERMS	S-66
APPENDIX A: STATIC POOL DATA	A-1

Prospectus
SUMMARY OF TERMS	1
THE PARTIES	1
SECURITIES ISSUED BY A TRUST	1
PAYMENTS ON THE SECURITIES	1
ASSETS OF THE TRUST	2
SERVICING FEE	3
TAX STATUS	3
ERISA CONSIDERATIONS	3
RATINGS	3

RISK FACTORS	4
Some receivables may become uncollectible if other parties establish liens on receivables that are superior to the trust’s, which could delay payment on your term notes	4
Some receivables may become uncollectible if dealers make sales out of trust, which could delay payment on your term notes	4
If GMAC files for bankruptcy you could experience reductions and delays in payments on your term notes	4
The trust is dependent on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the term notes	5
If General Motors files for bankruptcy you could experience reductions and delays in payments on your term notes	6
If General Motors does not exercise its option to repurchase vehicles from dealers, you could experience reduction and delays in payments on your term notes	7
You may receive an early return of your investment or incur a shortfall in the return of your investment following an event of default under the indenture	7
Collections from dealers is generally the trust’s only source of funds to make payments on the term notes	7
The servicer has discretion over the servicing of the receivables and the manner in which the servicer applies that discretion may impact on the amount and timing of funds available to pay principal and interest on the notes	8
Temporary commingling of funds by the servicer prior to their deposit into the collection account may result in losses or delays in payment on the notes	8
Replacing the servicer may reduce or delay payments on the notes	8
GMAC and the depositor do not guarantee payments on the receivables or the term notes, but in limited circumstances GMAC may be required to repurchase receivables	9
THE SPONSOR	10

v

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered notes in two separate documents:

•	the prospectus, which provides general information and terms of the term notes, some of which may not apply to a particular series of term notes, including your series of term notes; and

•	this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series of offered notes.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the offered notes in any state where the offer is not permitted.

You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Principal Terms” beginning on page S-52 of this prospectus supplement or in the “Glossary of Terms” beginning on page 64 in the prospectus.

Summary of Transaction Parties*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the offered notes, carefully read this entire document and the accompanying prospectus.

THE PARTIES

Sponsor

GMAC LLC, or “GMAC,” formerly known as General Motors Acceptance Corporation, will be the sponsor of the offered notes.

Issuing Entity

Superior Wholesale Inventory Financing Trust 2007-AE-1, a Delaware statutory trust formed by the depositor, will be the issuing entity of the offered notes. In this prospectus supplement and the accompanying prospectus, we also refer to the issuing entity as the “trust.”

Depositor

Wholesale Auto Receivables LLC, a wholly-owned subsidiary of GMAC, will be the depositor to the trust.

Servicer

GMAC will be the servicer for the trust.

Indenture Trustee

The Bank of New York Trust Company, N.A.

Owner Trustee

HSBC Bank USA, National Association

Basis Swap Counterparty

Bank of America, N.A. will be the “basis swap counterparty.”

Closing Date

February   , 2007

CAPITALIZATION OF THE TRUST

Securities

On the closing date, the trust will issue the following securities:

•	$823,600,000 Class A floating rate asset backed term notes, series 2007-A, which we refer to as the “Class A term notes.”

•	$400,000,000 maximum aggregate principal balance Class A floating rate asset backed revolving note, series 2007-RN1, which we refer to as the “2007-RN1 revolving note.” We refer to the 2007-RN1 revolving note and any additional revolving notes subsequently issued by the trust, collectively, as the “revolving notes.”

•	$112,700,000 Class B floating rate asset backed term notes, series 2007-A, which we refer to as the “Class B term notes.”

•	$48,300,000 Class C floating rate asset backed term notes, series 2007-A, which we refer to as the “Class C term notes.” We refer to the Class A term notes, the Class B term notes and the Class C term notes, collectively, as the “offered notes.”

•	$16,100,000 Class D floating rate asset backed term notes, series 2007-A, which we refer to as the “Class D term notes.” We refer to the offered notes and the Class D term notes, collectively, as the “term notes.”

•	$209,300,000 floating rate asset backed certificates, class 2007-A, which we refer to as the “certificates.”

We use the term “Class A notes” to mean the Class A term notes and the revolving notes; the term “notes” to mean the term notes and the revolving notes; and the term “securities” to mean the notes and the certificates.

Only the offered notes are offered hereby. The 2007-RN1 revolving note, the Class D term notes and the certificates are not being offered under this prospectus supplement or prospectus. The Class D term notes and the certificates initially will be retained by the depositor. The depositor will retain the right to sell all or a portion of the Class D term notes or the certificates at any time.

The trust will not issue any other Class A term notes, Class B term notes, Class C term notes, Class D term notes or certificates on or after the closing date. However, under certain conditions as described in the prospectus under “Transfer and Servicing Agreements—Additional Issuances; Changes in Specified Maximum Revolver Balance,” the trust may, from time to time, at the direction of the sponsor, issue additional series of revolving notes or, as described in “The Revolving Notes—Payments of Principal and Additional Borrowings,” the trust may borrow under the revolving notes. Securityholder approval is not required for such additional issuances or borrowings. There is no requirement to give securityholders notice of such events; however, securityholders will be notified of additional issuances or borrowings in monthly servicer reports as described in “The Transfer and Servicing Agreements—Reports to Term Noteholders.”

The offered notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The offered notes will be registered in the name of the nominee for The Depository Trust Company. You may hold your offered notes through the book-entry systems of DTC in the United States or Clearstream or Euroclear in Europe.

In addition, any notes held by the trust or the depositor, as applicable, may be surrendered to the indenture trustee at any time for cancellation. Upon such surrender and cancellation, the trust or the depositor, as applicable, will not be entitled to receive additional consideration in respect of the cancelled notes.

PAYMENTS ON THE TERM NOTES

Interest

The trust will pay interest on the Class A term notes at a rate equal to one-month LIBOR plus     % per annum, on the Class B term notes at a rate equal to one-month LIBOR plus     % per annum and on the Class C term notes at a rate equal to one-month LIBOR plus     % per annum.

The trust will pay interest on the term notes based on the actual number of days elapsed during the period for which interest is payable and a 360-day year. Interest will accrue from and including the closing date, or from and including the most recent monthly distribution date, to but excluding the current monthly distribution date.

The trust will pay interest on the term notes monthly on the 15th day of each calendar month or, if that day is not a business day, the next business day, commencing March 15, 2007. We refer to these dates as the “monthly distribution dates.”

The payment of interest on the Class B term notes is subordinated to the payment of interest on the Class A notes, the payment of interest on the Class C term notes is subordinated to the payment of interest on the Class A notes and the Class B term notes and the payment of interest on the Class D term notes is subordinated to the payment of interest on the Class A notes, the Class B term notes and the Class C term notes, in each case to the extent described in this prospectus supplement and the prospectus. No interest will be paid on the Class B term notes on any monthly distribution date unless all interest due and payable on the Class A notes has been paid, no interest will be paid on the Class C term notes on any monthly distribution date unless all interest due and payable on the Class A notes and the Class B term notes has been paid and no interest will be paid on the Class D term notes on any monthly distribution date unless all interest due and payable on the Class A notes, the Class B term notes and the Class C term notes has been paid.

In certain circumstances, principal collections may be reallocated for interest payments on the notes to the extent described in this prospectus supplement.

This prospectus supplement and the prospectus describe how the trust will allocate available funds to interest payments on the term notes and the other securities.

Principal Payments

We expect that the trust will pay the entire principal balance of each class of the term notes on their targeted final payment date, which is the monthly distribution date in January 2010.

Starting approximately six months before the targeted final payment date for the term notes, the servicer will calculate the number of months during which the trust will accumulate principal collections in the respective distribution accounts for the repayment of the term notes on their targeted final payment date. We refer to this period as the “payment period” for the term notes.

During the payment period for the term notes, the trust may also be setting aside or distributing principal collections for the repayment of other revolving notes and certificates (although no funds in respect of the certificate balance will be distributed or set aside until the outstanding principal balance of all notes has been paid or provided for).

It is possible that the trust will not repay the entire principal balance of each class of the term notes on or before their targeted final payment date. If principal collections are slower than anticipated during the payment period, then there may not be sufficient funds to repay the principal balance of each class of the term notes in full on their targeted final payment date. In that case, allocated principal collections and other available funds will be applied to the repayment of principal on the term notes on subsequent monthly distribution dates subject to the subordination of the Class B term notes to the Class A notes, of the Class C term notes to the Class A notes and the Class B term notes, and of the Class D term notes to the Class A notes, the Class B term notes and the Class C term notes as discussed below.

All unpaid principal on each class of the term notes will be due on their stated final payment date, which is the monthly distribution date in January 2012. If the trust fails to pay any class of the term notes in full on their stated final payment date, an event of default will occur for that class of term notes.

The payment of principal to the Class B term notes is subordinated to the payment of principal to the Class A notes, the payment of principal to the Class C term notes is subordinated to the payment of principal to the Class A notes and the Class B term notes and the payment of principal to the Class D term notes is subordinated to the payment of principal to the Class A notes, the Class B term notes and the Class C term notes, in each case to the extent described in this prospectus supplement and the prospectus. No principal will be paid to the Class B term notes until all principal due and payable to the Class A notes has been paid or provided for in full, no principal will be paid to the Class C term notes until all principal due and payable to the Class A notes and the Class B term notes has been paid or provided for in full and no principal will be paid to the Class D term notes until all principal due and payable to the Class A notes, the Class B term notes and Class C term notes has been paid or provided for in full.

In certain circumstances, principal collections may be reallocated for interest payments on the notes to the extent described in this prospectus supplement.

Cash Accumulation

If a cash accumulation event for the term notes occurs, the trust generally will retain the principal collections allocable to the term notes and will cease purchasing new receivables with these allocated collections. However, no principal collections will be retained for the Class B term notes until the Class A notes have been paid or provided for in full, no principal collections will be retained for the Class C term notes until the Class A notes and the Class B term notes have been paid or provided for in full, no principal collections will be retained for the Class D term notes until the Class A notes, the Class B term notes and the Class C term notes have been paid or provided for in full, and no principal collections will be retained for the certificates until the notes have been paid or provided for in full. The trust will invest the retained principal collections in eligible investments in cash accumulation accounts dedicated to each class of the term notes. The trust will continue to hold these funds and will not distribute them to the holders of the term notes until the earlier of: (i) the targeted final payment date for the term notes or (ii) the occurrence of a rapid amortization event for the term notes. Cash accumulation events generally occur upon defaults under the underlying transaction agreements and when the pool of receivables fails to satisfy specified performance tests or measurements.

If the depositor elects to terminate the automatic extension of the revolving period as described below under “Revolving Period,” a wind down period will commence, which also constitutes a cash accumulation event for the term notes.

Cash Accumulation Events

The “cash accumulation events” for the term notes are set out in this prospectus supplement under the caption “The Transfer and Servicing Agreements—Cash Accumulation Events.”

Early Amortization Events

The “early amortization events” for the trust are set out in this prospectus supplement under the caption “The Transfer and Servicing Agreements—Early Amortization Events.”

Rapid Amortization Events

The trust could make principal payments to a class of term notes sooner than their targeted final payment date if a rapid amortization event occurs. The “rapid amortization events” for the term notes are:

•	the occurrence of certain events of bankruptcy, insolvency or receivership relating to GMAC, the servicer, if not GMAC, or the depositor;

•	(a)(i) the filing of a petition by General Motors, or (ii) the filing of a petition by a person other than General Motors that remains undismissed after 90 days, or (iii) the entry of an order for relief against General Motors, in each case under Chapter 7 of the U.S. Bankruptcy Code or a similar provision of state or federal law that would result in the liquidation of General Motors; or (b) General Motors ceases to operate as an automobile manufacturer or undertakes to sell or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), in either case after a petition has been filed under Chapter 11 of the U.S. Bankruptcy Code or a similar provision of state or federal law;

•	the trust or the depositor is required to register under the Investment Company Act of 1940;

•	the balance in the cash accumulation reserve fund for the Class A term notes declines below $ ;

•	the balance in the cash accumulation reserve fund for the Class B term notes declines below $ ;

•	the balance in the cash accumulation reserve fund for the Class C term notes declines below $ ;

•	the balance in the cash accumulation reserve fund for the Class D term notes declines below $ ; and

•	the termination of a basis swap due to the insolvency of the basis swap counterparty.

On each monthly distribution date after the occurrence of a rapid amortization event, the trust will apply allocated principal collections and other available funds to repay principal first to the Class A notes until the Class A notes have been paid in full, second to the Class B term notes until the Class B term notes have been paid in full, third to the Class C term notes until the Class C term notes have been paid in full, and fourth to the Class D term notes until the Class D term notes have been paid in full.

Optional Repurchase

The servicer may repurchase all of the receivables remaining in the trust when:

•	the daily trust balance is equal to or less than 10% of the highest sum, at any time since the closing date, of the daily trust balance plus cash held by the trust plus deposits in the cash accumulation accounts and the distribution accounts; and

•	either no term notes are outstanding or the wind down period is in effect.

CREDIT ENHANCEMENT AND LIQUIDITY

The trust will repay the term notes and the other securities primarily from principal and interest collections on the receivables. The following will be additional sources of funds available to the trust to pay principal and interest on the term notes and to make other required payments:

•	advances by the servicer to the trust in some circumstances;

•	monies in the reserve fund;

•	basis swaps for the term notes;

•	in some circumstances, with respect to the Class A term notes, monies in the cash accumulation reserve fund for the Class A term notes;

•	in some circumstances, with respect to the Class B term notes, monies in the cash accumulation reserve fund for the Class B term notes;

•	in some circumstances, with respect to the Class C term notes, monies in the cash accumulation reserve fund for the Class C term notes; and

•	in some circumstances, with respect to the Class D term notes, monies in the cash accumulation reserve fund for the Class D term notes.

In addition, the Class B term notes are subordinated to the Class A notes, the Class C term notes are subordinated to the Class A notes and the Class B term notes, and the Class D term notes are subordinated to the Class A notes, the Class B term notes and the Class C term notes, in each case to the extent described in this prospectus supplement and the prospectus.

The certificates will be subordinated to all notes. The certificates will receive no principal until the notes are fully paid or an allocation of principal sufficient to fully pay the notes has been made. The Class A notes will generally have equal priority in payments, although the timing of payments may vary.

Losses not covered by any credit enhancement or support will be allocated to the securities as described in “The Transfer and Servicing Agreements—Other Liquidity and Credit Support” in this prospectus supplement.

Reserve Funds

On the closing date, the depositor will deposit $24,150,000, which is equal to 1.50% of the maximum pool balance, in cash or eligible investments into the reserve fund.

The reserve fund required amount for any monthly distribution date during the revolving period or wind down period is 1.50% of the maximum pool balance as of that monthly distribution date or during any early amortization period, 1.50% of the maximum pool balance as of the last day of the revolving period.

If on any monthly distribution date, the average monthly payment rate for the three preceding months is below 25% but greater than or equal to 22.5%, then on the next monthly distribution date the reserve fund required amount will be equal to 2.25% of the maximum pool balance.

If on any monthly distribution date, the average monthly payment rate for the three preceding months is below 22.5%, then on the next monthly distribution date the reserve fund required amount will be equal to 3.50% of the maximum pool balance.

The trust may experience shortfalls in principal and interest collections on the receivables. The trust will withdraw cash from the reserve fund when these shortfalls cause the trust to have insufficient amounts to:

•	pay the monthly servicing fee;

•	make any required payments under the basis swaps; and

•	make required distributions on the notes.

On any monthly distribution date, after the trust pays the monthly servicing fee and makes all deposits or payments due on the notes, the amount in the reserve fund may exceed the reserve fund required amount. If so, the trust will pay the excess to the depositor.

On the closing date, the depositor will deposit $      in cash or eligible investments into the cash accumulation reserve fund dedicated to the Class A term notes. This account will supplement the funds available to pay interest on the Class A term notes if a cash accumulation event occurs.

On the closing date, the depositor will deposit $      in cash or eligible investments into the cash accumulation reserve fund dedicated to the Class B term notes. This account will supplement the funds available to pay interest on the Class B term notes if a cash accumulation event occurs.

On the closing date, the depositor will deposit $      in cash or eligible investments into the cash accumulation reserve fund dedicated to the Class C term notes. This account will supplement the funds available to pay interest on the Class C term notes if a cash accumulation event occurs.

On the closing date, the depositor will deposit $      in cash or eligible investments into the cash accumulation reserve fund dedicated to the Class D term notes. This account will supplement the funds available to pay interest on the Class D term notes if a cash accumulation event occurs.

Amounts will be added, if available, or released on each monthly distribution date to maintain the balance of each cash accumulation reserve fund at the applicable cash accumulation reserve fund required amount.

The funds on deposit in the cash accumulation reserve funds will be deposited into the reserve fund on the targeted final payment date for the term notes, or upon the occurrence of a rapid amortization event.

Basis Swaps

On the closing date, the trust will enter into a separate basis rate swap with respect to each of the Class A term notes, the Class B term notes, the Class C term notes and the 2007-RN1 revolving notes. For each basis swap, the basis swap counterparty will pay to the trust on each monthly distribution date interest at a per annum rate of one-month LIBOR plus the swap spread for that class and the trust will pay to the basis swap counterparty interest at a per annum rate equal to the prime rate, in each case on the outstanding balance of the related class of notes. Only the net amount due by the trust or by the basis swap counterparty, as the case may be, will be remitted.

ASSETS OF THE TRUST

The primary asset of the trust will be a revolving pool of receivables arising under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors. These agreements are lines of credit that dealers use to purchase new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors. We refer to the dealers’ obligations under these agreements as “receivables.”

The receivables will be sold by GMAC to the depositor, and then by the depositor to the trust. The trust will grant a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders. The trust property will also include:

•	security interests in the collateral securing the dealers’ obligations to pay the receivables, which will include vehicles and may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

•	amounts held on deposit in trust accounts maintained for the trust;

•	any recourse GMAC has against the dealers under the floor plan financing agreements;

•	specified rights of the depositor under its purchase agreement with GMAC;

•	all rights the trust has under its sale and servicing agreement with the depositor; and

•	the basis swaps, as described above.

GMAC or the depositor may be required to repurchase receivables from the trust in specified circumstances, as detailed in the prospectus under “The Transfer and Servicing Agreements—Representations and Warranties.”

Revolving Pool

As new receivables arise, the depositor will ordinarily transfer them to the trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for principal payments on the term notes, the trust will ordinarily use principal collections on the receivables to purchase new receivables from the depositor or to pay down the principal balances on any outstanding revolving notes. The trust may also retain principal collections and invest them in eligible investments if sufficient new receivables are not available.

Revolving Period

The revolving period for the trust will begin on the initial cut-off date of January 10, 2007 and will end on the earlier of (a) the commencement of an early amortization period and (b) the scheduled revolving period termination date. The scheduled revolving period termination date will initially be December 31, 2007, and will be automatically extended to the last day of each succeeding month unless the depositor elects, at its option, to terminate the automatic extension. The scheduled revolving period termination date may not be extended beyond December 31, 2009.  If terminated due to a non-extension election or the commencement of an early amortization period, the revolving period may recommence in certain limited circumstances, as described in “The Transfer and Servicing Agreements—Application of Principal Payments by the Trust,” in this prospectus supplement.

SERVICING FEE

Each month the trust will pay the servicer a servicing fee of one-twelfth of 1% as compensation for servicing the receivables. This servicing fee will receive priority over all distributions on the securities.

TAX STATUS

In the opinion of Kirkland & Ellis LLP, special tax counsel, the offered notes will be characterized as indebtedness for federal income tax purposes, and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

Each offered noteholder, by the acceptance of an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA Considerations

Subject to further considerations discussed under the caption “ERISA Considerations” in this prospectus supplement and the prospectus, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, “ERISA,” or a plan described under Section 4975 of the Internal Revenue Code of 1986, as amended, the “Code,” may purchase the offered notes. We suggest that an employee benefit plan, any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the offered notes.

Ratings

We will not issue the Class A term notes unless they are rated in the highest rating category for long-term obligations (i.e., “AAA”) by at least one nationally recognized rating agency. We will not issue the Class B term notes unless they are rated in the “A” category for long-term obligations or its equivalent by at least one nationally recognized rating agency. We will not issue the Class C term notes unless they are rated in the “BBB” category for long-term obligations or its equivalent by at least one nationally recognized rating agency.

Risk Factors

Before making an investment decision, you should consider carefully the factors set forth under the caption “Risk Factors” in this prospectus supplement and the prospectus.

RISK FACTORS

In addition to the risk factors beginning on page 4 of the prospectus, you should consider carefully the following risk factors in deciding whether to purchase the offered notes.

The trust could make principal payments on the Class A term notes sooner than their targeted final payment date if a rapid amortization event occurs.	After the occurrence of a rapid amortization event, which includes bankruptcy, insolvency or receivership events relating to GMAC, the servicer, if not GMAC, or the depositor, and certain bankruptcy, insolvency and receivership events that would result in the liquidation of General Motors, the transaction documents require the trust to begin making principal payments on the notes, which may result in the repayment of principal on the notes sooner than their targeted final payment date. However, if the rapid amortization event is the result of a bankruptcy, insolvency or receivership, a trustee in bankruptcy, including the servicer as debtor in possession, or one of the parties to the transaction documents, may contest the enforceability of those provisions, which could have the effect of delaying, or if successful, preventing the early repayment of principal. For more information regarding rapid amortization events, see “Summary—Payments on the Term Notes—Rapid Amortization Events” and “The Transfer and Servicing Agreements—Application of Principal Collections to the Term Notes—Rapid Amortization Period” in this prospectus supplement. The faster return of principal following a rapid amortization event may occur at a time when you might not be able to reinvest those funds for a rate of return or maturity date as favorable as those on the notes. You should also consider carefully the factors with respect to a bankruptcy of GMAC and General Motors set forth under the captions “Risk Factors—If GMAC files for bankruptcy you could experience reductions and delays in payments on your term notes,” “Bankruptcy Aspects of the Accounts—Payments on the Notes and Certificates” and “Risk Factors—If General Motors files for bankruptcy you could experience reductions and delays in payments on your term notes; a reorganization of General Motors under Chapter 11 of the federal bankruptcy code will not cause a rapid amortization event or an early amortization event for the trust” in the accompanying prospectus.

Labor disruptions or a strike could negatively impact the origination of new receivables and any payments on the offered notes.	Labor disruptions or a strike with regards to General Motors could negatively impact GMAC’s ability to generate new receivables and, if prolonged, could adversely effect the business prospects of General Motors, GMAC and General Motors-franchised dealers. See the risk factors “The trust is dependent on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the term notes” and “If General Motors files for bankruptcy you could experience reductions and delays in payments on your term notes; a reorganization of General Motors under Chapter 11 of the federal bankruptcy code will not cause a rapid amortization event or an early amortization event for the trust” in the accompanying prospectus.

The Class B term notes are subordinated to the Class A notes, and the Class C term notes are subordinated to the Class A notes and the Class B term notes, which could result in reduced or delayed payments on the Class B term notes and on the Class C term notes.	The Class B term notes bear greater risk than the Class A notes because the payment of interest on the Class B term notes is subordinated in priority to the payment of interest due on the Class A notes and the payment of principal of the Class B term notes will not be made until the principal of the Class A notes has been paid or provided for in full. The Class C term notes bear greater risk than the Class A notes and the Class B term notes because the payment of interest on the Class C term notes is subordinated in priority to the payment of interest due on the Class A notes and the Class B term notes, and the payment of principal of the Class C term notes will not be made until the principal of the Class A notes and the Class B term notes has been paid or provided for in full. In addition, the Class B term notes bear the risk of reductions in their principal amount before the Class A notes and the Class C term notes bear the risk of reduction in their principal amount before the Class B term notes, in each case, due to charge-offs or reallocation of principal collections to fund shortfalls in amounts available to pay interest on that class or more senior class of securities. This subordination could result in reduced or delayed payments of principal and interest on the Class B term notes and the Class C term notes.

Failure by the Basis Swap Counterparty to Make Payments to the Trust and the Seniority of Payments Owed to the Basis Swap Counterparty Could Reduce or Delay Payments on the Notes	As described further in the “The Transfer and Servicing Agreements — Basis Swaps” in this prospectus supplement, the trust will enter into a basis rate swap with respect to each class of offered notes and the 2007-RN1 revolving notes because the receivables owned by the trust bear interest at a floating rate based on the prime rate while the notes will bear interest at a floating rate based on One-Month LIBOR plus an applicable spread or another measure.

If the interest rate payable by the basis swap counterparty is substantially greater than the interest rate payable by the trust, the trust will be more dependent on receiving payments from the basis swap counterparty in order to make payments on the notes. In addition, if the basis swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your notes.

If the interest rate payable by the basis swap counterparty is less than the interest rate payable by the trust, the trust will be obligated to make payments to the basis swap counterparty. The basis swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the basis swap counterparty under the related basis swap. Amounts owing to the basis swap counterparty may be senior to payments of interest on your notes. These payments to the basis swap counterparty could cause a shortage of funds available on any distribution date, in which case you may experience delays or reductions in interest and principal payments on your notes.

In addition, if a basis swap terminates as a result of a default by either party to the basis swap, a termination payment may be due to the basis swap counterparty. As further described in “The Transfer and Servicing Agreements — Application of Interest Collections,” the payment to the basis swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes and would be paid from available funds, and termination payments on the basis swap may be senior to payments on your notes. The amount of the termination payment will be based on the market value of the basis swap at the time of termination. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates. In that event, you may experience delays or reductions in interest and principal payments on your notes.

The ratings on the offered notes are not recommendations; they may change or be withdrawn.	The offered notes will be issued only if they receive their respective required ratings. A security rating is not a recommendation to buy, sell or hold the offered notes. Rating agencies may revise the ratings or withdraw them at any time. Ratings on the offered notes do not address the timing of distributions of principal on the offered notes prior to the stated final payment date for the offered notes. A withdrawal or lowering of the rating of the offered notes may impact the value of your term notes and affect their marketability.

You may find a limited market for any resale of the offered notes.	You must rely primarily on payments on the receivables and on the reserve fund as the repayment sources of your offered notes. In addition, you may have to look to the proceeds from the repossession and sale of collateral which secures defaulted receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you may experience reductions or delays in payments on your offered notes. For further detail, please see the section titled “The Transfer and Servicing Agreements—Liquidity and Credit Support” and “Legal Aspects” in the prospectus.

The underwriters may assist you in reselling the offered notes, but they are not required to do so. A secondary market for the offered notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your offered notes.

The trust has limited assets: the receivables and any forms of credit enhancement.	The only significant assets or sources of funds the trust will have will be its receivables, its rights in the reserve funds, or other rights or credit enhancements that this prospectus supplement specifies. The term notes will only represent interests in the trust related to the term notes. Neither GMAC, the depositor, the trustee, any of their affiliates, nor any other person or entity will insure or guarantee the term notes.

A payment period for the revolving notes may occur during the payment period for the term notes.	A payment period for the revolving notes issued by the trust may begin at any time and may occur prior to or while the offered notes are also in a payment period. If this occurs, funds available to be set aside or make principal payments on your offered notes may be reduced. The result may be that you may experience reductions or delays in principal payments on your offered notes.

RECENT DEVELOPMENTS

On April 2, 2006, General Motors and its wholly owned subsidiaries GMAC and GM Finance Co. Holdings Inc. entered into a purchase and sale agreement with FIM Holdings LLC, or “FIM Holdings.” Pursuant to that purchase and sale agreement, on November 30, 2006, General Motors sold to FIM Holdings, common limited liability company interests of GMAC, representing 51% of the common limited liability company interests of GMAC. The remaining common limited liability company interests of GMAC continue to be held by General Motors. We refer to that transaction as the “Acquisition.” FIM Holdings is an investment vehicle formed for the purpose of the Acquisition by Cerberus Capital Management, L.P., Aozora Bank Limited, Citigroup Inc. and The PNC Financial Services Group, Inc. We cannot predict at this time the effects, positive or negative, that the Acquisition may have on GMAC, its relationship with General Motors, the trust or the securities issued by the trust.

On July 20, 2006, GMAC converted to a Delaware limited liability company and changed its name to GMAC LLC.

On October 20, 2006, Wholesale Auto Receivables Corporation converted to a Delaware limited liability company and changed its name to Wholesale Auto Receivables LLC.

THE TRUST

The issuing entity, Superior Wholesale Inventory Financing Trust 2007-AE-1, is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The trust will be established and operated under a trust agreement to be dated on or before the closing date, the date the trust will issue the term notes, which is expected to be February   , 2007.

The activities of the trust will be limited. The trust may only:

•	acquire, hold and manage the receivables and other assets of the trust;

•	issue the securities;

•	make payments on the securities; and

•	take any action necessary to fulfill the role of the trust in connection with the securities issued by the trust.

The trust’s principal offices are in New York, New York, in care of HSBC Bank USA, National Association, as owner trustee, at the address listed under ‘‘— The Owner Trustee” below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the closing date:

Class A Term Notes	$823,600,000
2007-RN1 Revolving Note	$400,000,000
Class B Term Notes	$112,700,000
Class C Term Notes	$48,300,000
Class D Term Notes	$16,100,000
Certificates	$209,300,000
Total	$1,610,000,000

$400,000,000 represents the initial Specified Maximum Revolver Balance for the 2007-RN1 revolving note. As of the closing date, the full Specified Maximum Revolver Balance may not have been drawn. The certificates represent the equity of the trust, will be issued under the trust agreement and initially will be retained by the depositor. The Class D term notes will also be initially retained by the depositor. The depositor will retain the right to sell all or a portion of the certificates or Class D term notes at any time. The certificates, the Class D term notes and the 2007-RN1 revolving note are not being offered by this prospectus supplement or the prospectus.

The Owner Trustee

HSBC Bank USA, National Association is the owner trustee under the trust agreement. Its main office is located at 1105 N. Market Street, Wilmington, Delaware 19801. HSBC Bank USA, National Association is a national banking association. HSBC Bank USA, National Association has acted as trustee in asset backed securities transactions involving numerous types of receivables.

The Trust Property

The trust property will include:

(1) the depositor’s right, title and interest in, to and under:

•	the Eligible Receivables existing in the dealer accounts included in the pool of accounts on January 10, 2007, the initial cut-off date;

•	the Eligible Receivables existing in any additional dealer accounts added to the pool of accounts on the related cut-off date for additional accounts;

•	the Eligible Receivables generated under each of the foregoing dealer accounts from time to time thereafter so long as the dealer account is included in the pool of accounts;

•	principal and interest collections on all of the Eligible Receivables;

•	the related collateral security for the Eligible Receivables;

•	specified rights and remedies of the depositor under the pooling and servicing agreement associated with the receivables transferred to the trust; and

•	the reserve funds and the cash accumulation reserve funds for the notes owned by the depositor and pledged to the indenture trustee, including the Reserve Fund, the Class A Term Note Cash Accumulation Reserve Fund, the Class B Term Note Cash Accumulation Reserve Fund, the Class C Term Note Cash Accumulation Reserve Fund and the Class D Term Note Cash Accumulation Reserve Fund;

(2) the rights of the trust in relation to the following accounts, including the amounts held therein for the benefit of the term notes:

•	the Collection Account, including the Cash Collateral Amount;

•	the cash accumulation accounts for the notes and the certificates; and

•	the distribution accounts for the notes and certificates;

(3) any other assets transferred to the trust after the date of formation of the trust; and

(4) the rights of the trust in relation to each basis swap and account established on or after the date of formation of the trust for the benefit of any other series or class of securities or for the benefit of all other series and classes of securities.

Reinvestment of Trust Principal Collections

Typically, the trust will use all Trust Principal Collections to purchase new receivables or to pay down the balance on any outstanding revolving notes. However, during some periods, including a Payment Period or Cash Accumulation Period for the term notes, the trust will accumulate a portion of Trust Principal Collections and other available amounts and allocate such amounts to securities which are in accumulation or payment periods. Generally, the trust will invest these allocated amounts in Eligible Investments to provide for repayment of principal on those securities, including the term notes, on the Targeted Final Payment Dates for those securities. For a description of the application of principal collections by the trust in each of these periods, see “The Transfer and Servicing Agreements—Application of Principal Collections to the Term Notes” in this prospectus supplement.

THE SPONSOR

GMAC is the sponsor of the transaction set forth in this prospectus supplement and in the accompanying prospectus.

To the date of this prospectus supplement, GMAC has originated 14 dealer floor plan securitizations, of which 13 were sold to the public under registered transactions and 1 was privately placed. Through those securitizations, GMAC has issued securities with an aggregate initial principal balance of approximately $47.9 billion. For further details regarding some of the prior dealer floor plan securitizations of GMAC, see “Static Pool Data” in Appendix A of this prospectus supplement. For lease assets, the number of securitizations is 10; 1 of the lease securitizations was sold to the public and 9 were privately placed; and the aggregate initial principal balance of issued securities is $14.6 billion. For retail installment sale contracts, the number of securitizations is 64; 39 of the retail securitizations were sold to the public and 25 were privately placed; and the aggregate initial principal balance of issued securities is $111.3 billion. To date, none of the prior securitizations organized by GMAC have defaulted or experienced an early amortization trigger event.

THE U.S. PORTFOLIO

General

The following tables set forth information regarding GMAC’s U.S. portfolio of dealer floor plan accounts as of September 30, 2006. “Other Receivables,” as used in the following table, includes receivables for heavy-duty trucks, off-highway vehicles and marine units. “Prime Rate,” with respect to a calculation period, means the interest rate designated by GMAC to dealers as the effective “prime rate” during the Preceding Semi-Monthly Period, which rate is based on the “prime rate” or “corporate base rate” announced by certain financial institutions selected by GMAC immediately prior to such Preceding Semi-Monthly Period. Each of the percentages and averages in the table is computed on the basis of the amount financed of each account as of the initial cutoff date. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the initial cutoff date. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

Composition of the U.S. Portfolio of Accounts; Total
As of September 30, 2006

Number of Accounts	9,492
Aggregate Principal Balance of All Receivables Outstanding	$26,394,541,528
Percent of Receivables Representing New Vehicles	87.34%
Percent of Receivables Representing Used Vehicles	10.85%
Percent of Other Receivables	1.81%
Average Principal Balance of Receivables in Each Account	$2,780,714
Range of Principal Balances of Receivables in Accounts	$0.00—$76,208,115.03
Average Available Credit Line By Number of New Vehicles	182
Average Available Credit Line By Number of Used Vehicles	60
Weighted Average Spread Charged (Under)/Over Prime Rate	(0.20)%

Composition of the U.S. Portfolio of Accounts; New Receivables
As of September 30, 2006

Aggregate Principal Balance of Receivables Outstanding	$23,053,359,642
Average Principal Balance of Receivables in Each Account	$2,835,592

Composition of the U.S. Portfolio of Accounts; Used Receivables
As of September 30, 2006

Aggregate Principal Balance of Receivables Outstanding	$2,863,639,644
Average Principal Balance of Receivables in Each Account	$517,089

For the nine months ended September 30, 2006, GMAC provided financing for approximately 73.8% of new factory sales to General Motors dealers in the United States.

Credit fundamentals in GMAC’s wholesale financing portfolio remain strong. In 2006, GMAC’s wholesale financing continued at historically high levels and remained the primary funding source for General Motors dealer inventories. GMAC’s portfolio of wholesale receivables outstanding decreased slightly despite a higher amount of dealer inventories as compared to December 31, 2005. The decrease is a result of a slight decline in GMAC’s penetration of GM dealer stocks.

Loss Experience

The following table sets forth GMAC’s average principal balance of receivables and loss experience for the entire U.S. portfolio in each of the periods shown. GMAC’s U.S. portfolio includes fleet accounts and other accounts that are not Eligible Accounts as well as dealer accounts that meet the eligibility criteria for inclusion in the trust but were not selected. Thus, the dealer accounts related to the trust represent only a portion of GMAC’s entire U.S. portfolio and, accordingly, actual loss experience with respect to those dealer accounts may be different than that of GMAC’s entire U.S. portfolio. There can be no assurance that the loss experience for receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers, including those described in the prospectus under “The Dealer Floor Plan Financing Business—Relationship of the Dealer Floor Plan Financing Business to General Motors.” If General Motors or GMAC reduced or was unable or elected not to provide assistance or incentives, the loss experience of GMAC’s U.S. portfolio, including the dealer accounts, may be adversely affected.

Loss Experience for the U.S. Portfolio

	Nine Months
	Ended		Year Ended
	September 30,		December 31,
	2006	2005	2005	2004	2003	2002

Average Principal Receivables Balance (millions)	$31,970.0	$33,934.1	$33,273.0	$37,564.5	$33,301.4	$26,730.3
Net Losses (Recoveries) (millions)	$0.69	$0.45	$1.46	$(1.20)	$(0.10)	$(17.40)
Net Losses (Recoveries) as a % of Liquidations	0.0010%	0.0005%	0.0013%	(0.0010)%	(0.0001)%	(0.0152)%
Net Losses (Recoveries) as a % of Average Principal Receivables Balance	0.0029%	0.0018%	0.0044%	(0.0032)%	(0.0003)%	(0.0651%)

In the above table, average principal receivables balance is the average of the month-end principal balances of receivables, excluding any accrued interest, for each of the months during that period. Average principal receivables balances prior to and including the year ended December 31, 2003 have been restated. Revised average principal receivables balances include in-transit inventory and exclude interest receivables, whereas prior balances excluded in-transit inventory and included interest receivables. Balances for net losses (recoveries) prior to and including the year ended December 31, 2003 have been restated. Revised balances for net losses

(recoveries) include amounts charged-off and recovered only, whereas prior balances included amounts charged-off and recovered as well as a provision for changes in reserve balances.

Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions. Net losses (recoveries) as a percentage of average principal receivables balance for the nine months ended September 30, 2006 and 2005 are annualized rates.

Aging Experience

The following table provides the age distribution of the receivables for all dealers in GMAC’s U.S. portfolio as a percentage of total principal balances of receivables outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit. The actual age distribution with respect to the receivables related to the trust may be different because those receivables arise in dealer accounts representing only a portion of GMAC’s entire U.S. portfolio. We cannot assure you that the aging experience for receivables in the future will be similar to the historical experience set forth below.

Age Distribution for the U.S. Portfolio

	As of		As of
	September 30,		December 31,
	2006	2005	2005	2004	2003	2002

Number of Days
1-120	74.1%	80.4%	81.9%	80.3%	82.9%	85.6%
121-180	9.4%	7.0%	10.1%	10.9%	10.4%	9.4%
181-270	8.1%	6.2%	3.7%	5.0%	3.9%	3.0%
Over 270	8.4%	6.4%	4.3%	3.8%	2.8%	2.0%

Monthly Payment Rates

The following table sets forth the highest and lowest monthly payment rates for GMAC’s U.S. portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

Payment Rate % =	(principal collections during the period)

(ending principal balance of receivables for that period)

We cannot assure you that the rate of principal collections for the dealer accounts in the trust in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to those dealer accounts may be different because, among other reasons, those dealer accounts represent only a portion of GMAC’s entire U.S. portfolio.

Monthly Payment Rates for the U.S. Portfolio

	Nine Months
	Ended		Year Ended
	September 30,		December 31,
	2006	2005	2005	2004	2003	2002

Highest Month	47.4%	66.3%	66.3%	42.6%	48.6%	64.1%
Lowest Month	30.3%	28.3%	28.3%	29.3%	29.6%	32.4%
Average for the Months in the Period	37.5%	43.9%	41.1%	35.3%	37.7%	45.8%

Dealer Credit Rating Distribution for the U.S. Portfolio

The following table provides the credit rating distribution for the dealer accounts in the U.S. portfolio in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because an individual dealer may have several accounts.

	As of					As of
	September 30,					December 31,
	2006		2005			2005		2004		2003		2002
Dealer Category	#	$	#		$	#	$	#	$	#	$	#	$
	(Dollars in thousands)					(Dollars in thousands)

S	5,972	$18,319,990	6,834		$16,898,139	6,771	$22,461,485	7,053	$27,766,837	6,081	$27,194,538	5,950	$22,843,674
L	3,246	$7,712,543	3,188		$5,940,898	3,248	$7,681,257	2,917	$7,869,559	2,496	$7,146,757	2,421	$6,097,822
P	263	$358,759	330		$335,795	335	$418,868	335	$415,899	333	$508,886	401	$630,899
N	11	$3,249	22	*	$526	13	$0	20	$0	29	$175	29	$647

Total	9,492	$26,394,542	10,374		$23,175,357	10,367	$30,561,611	10,325	$36,052,295	8,939	$34,850,357	8,801	$29,573,042

*	Includes one account classified as “other” with a balance of $308,940.22.

Geographic Distribution

The following table provides, as of September 30, 2006, the geographic distribution of the dealer accounts in the U.S. portfolio based on the dealer addresses. As of September 30, 2006, no other state accounted for more than 5.0% of the principal balance of receivables outstanding in the dealer accounts.

Geographic Distribution of the U.S. Portfolio

		Percentage of	Number of	Percentage of
	Receivables	Total Receivables	Dealer	Total Number of
State	Outstanding	Outstanding	Accounts	Dealer Accounts
	(Thousands of dollars)

Texas	$2,694,175	10.2%	732	7.7%
California	$2,254,515	8.5%	575	6.1%
Florida	$1,654,742	6.3%	520	5.5%
Michigan	$1,537,450	5.8%	500	5.3%
New York	$1,237,486	4.7%	499	5.3%

THE POOL OF ACCOUNTS

Criteria Applicable to the Selection of Accounts and Receivables

Each account included in the pool, with respect to any determination date, is an Eligible Account. An “Eligible Account” is an account that meets certain specified criteria, including that the account is:

•	in favor of an entity or person that is not faced with voluntary or involuntary liquidation, that is not classified in “programmed” or “no credit” status and in which General Motors or an affiliate does not have a more than 20% equity interest;

•	established by GMAC or General Motors;

•	maintained and serviced by GMAC;

•	not a fleet account or a marine account;

•	not an account which, during the preceding 12 months GMAC has charged-off, without recovery, any amount in excess of $25,000; and

•	not an account on which the obligor has materially breached its obligation to pay for a receivable upon sale of the related vehicle. A material breach, for these purposes, includes, without limitation, any failure to pay such receivable which GMAC knows to be attributable in whole or in part to such obligor’s unwillingness or financial inability to pay.

From the Eligible Accounts, only Eligible Receivables will be transferred to the trust. An “Eligible Receivable,” with respect to any date, is a receivable:

•	which was originated by GMAC in the ordinary course of business;

•	which arose under a dealer account that was an Eligible Account, and not an account that has been selected for removal from the trust, at the time of the transfer of the receivable from GMAC to the depositor;

•	which is payable in United States dollars;

•	to which GMAC had good and marketable title immediately prior to the transfer thereof by GMAC to the depositor and which has been the subject of a valid transfer and assignment from GMAC to the depositor of all of GMAC’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

•	which is advanced against a vehicle;

•	which at the time of the transfer thereof by GMAC to the depositor is secured by a first priority perfected security interest in the vehicle related thereto;

•	with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the depositor and to the trust have been obtained and are in full force and effect;

•	which was created in compliance in all material respects with all requirements of law applicable thereto;

•	as to which, at all times following the transfer of the receivable to the trust, the trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all liens, other than liens permitted pursuant to the related trust sale and servicing agreement;

•	which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

•	which is the legal, valid, binding and assignable payment obligation of the dealer relating thereto, enforceable against the dealer in accordance with its terms, except where enforceability may be limited by the insolvency laws;

•	which, at the time of transfer thereof by GMAC to the depositor, is not faced with any valid right of rescission, setoff or any other defense, including defenses arising out of violations of usury laws, of the related dealer;

•	as to which, at the time of the transfer thereof to the trust, GMAC and the depositor have satisfied in all material respects all their respective obligations with respect to the Receivable required to be satisfied at that time;

•	as to which, at the time of the transfer thereof to the trust, neither GMAC nor the depositor has taken or failed to take any action that would impair the rights of the trust or the securityholders therein;

•	which constitutes “chattel paper,” an “account” or a “payment intangible” as defined in Article 9 of the UCC as in effect in the State of Michigan;

•	with respect to which the related dealer has not postponed principal payment pursuant to DPP, any similar arrangement, or any instalment payment program;

•	which, at the time of the transfer thereof to the trust, does not constitute a Dealer Overconcentration Receivable;

•	which, at the time of the transfer thereof to the trust, does not constitute a Used Vehicle Overconcentration Receivable;

•	which, at the time of the transfer thereof to the trust, does not constitute an Excess Available Receivable; and

•	which, at the time of the transfer thereof to the trust, is not prior to the estimated date of delivery of the related vehicle to the dealer from the manufacturer.

Notwithstanding the foregoing, any other receivable identified by GMAC as an Eligible Receivable will also be deemed an Eligible Receivable unless and until that receivable is thereafter determined not to satisfy the eligibility criteria set forth above. Each such receivable will be reassigned by the trust to GMAC or the depositor pursuant to the related Transfer and Servicing Agreements.

The initial pool of accounts was selected at random from GMAC’s portfolio of accounts that meet the criteria described above and other administrative criteria utilized by GMAC from time to time. We believe that no selection procedures adverse to the noteholders were utilized in selecting the initial pool of accounts.

The Initial Pool of Accounts

The following table describes the initial pool of accounts as of the initial cutoff date. Each of the percentages and averages in the table is computed on the basis of the amount financed of each account as of the initial cutoff date. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the initial cutoff date. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

Composition of the Initial Pool of Accounts; Total
As of the Initial Cutoff Date

Initial Cutoff Date	January 10, 2007
Number of Accounts	418
Aggregate Principal Balance of All Receivables Outstanding	$1,818,256,921
Aggregate Principal Balance of Eligible Receivables Outstanding	$1,559,430,777
Percent of Eligible Receivables Representing New Vehicles	90.89%
Percent of Eligible Receivables Representing Used Vehicles	9.11%
Average Principal Balance of Eligible Receivables in Each Account	$3,730,696
Range of Principal Balances of Receivables in Accounts	$0.00—$33,167,708.93
Average Available Credit Line By Number of New Vehicles	213
Average Available Credit Line By Number of Used Vehicles	60
Weighted Average Spread Charged (Under)/Over Prime Rate	(0.20%)

Composition of Initial Pool of Accounts; New Receivables
As of the Initial Cutoff Date

Aggregate Principal Balance of Receivables Outstanding	$1,636,655,691.14
Average Principal Balance of Receivables in Each Account	$4,061,180

Composition of the Initial Pool of Accounts; Used Receivables
As of the Initial Cutoff Date

Aggregate Principal Balance of Receivables Outstanding	$163,407,342.72
Average Principal Balance of Receivables in Each Account	$452,652

Age Distribution for the Pool of Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

As of
Number of Days	the Initial Cutoff Date

1-120	75.7%
121-180	12.2%
181-270	6.7%
Over 270	5.3%

Dealer Credit Rating Distribution for the Pool of Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, the number of accounts may exceed the number of dealers because an individual dealer may have several accounts.

	As of
	the Initial Cutoff Date
Dealer Category	#	$
		(Dollars in
		thousands)

S	248	$1,260,003
L	170	$558,254
P	0	$0
N	0	$0

Total	418	$1,818,257

Geographic Distribution

The following table provides, as of the initial cutoff date, the geographic distribution of the dealer accounts in the pool of accounts based on the dealer addresses. As of initial cutoff date, no other state accounted for more than 5.0% of the principal balance of receivables outstanding in the dealer accounts.

Geographic Distribution of Pool of Accounts

		Percentage of	Number of	Percentage of
	Receivables	Total Receivables	Dealer	Total Number of
State	Outstanding	Outstanding	Accounts	Dealer Accounts
	(Thousands of dollars)

Texas	$212,923	11.7%	32	7.7%
California	$163,586	9.0%	23	5.5%
Michigan	$129,405	7.1%	16	3.8%
Florida	$113,902	6.3%	17	4.1%
New York	$94,329	5.2%	28	6.7%

Historical Loss Data and Monthly Payment Rates for the Pool of Accounts

No accounts included in the current pool have experienced any losses and none of the receivables in the initial pool of accounts as of the initial cutoff date was more than 30 days past due. Monthly payment rate data for the pool of accounts is unavailable.

STATIC POOL INFORMATION

Historical information regarding the performance of certain previously and currently securitized floor plan financing accounts is included in Appendix A of this prospectus supplement.

THE TERM NOTES

General

The term notes will be issued under an indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the trust and the indenture trustee. A copy of the indenture and the supplement to the indenture under which the term notes will be issued will be filed with the SEC following the issuance of the term notes. You may obtain copies as described in “Where You Can Find More Information” and “Incorporation by Reference” in the prospectus. The following summary, when read in conjunction with the section titled “The Term Notes” in the prospectus, describes the material terms of the term notes and the indenture. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the term notes, the indenture and the prospectus. Where particular provisions or terms used in the indenture are referred to, the actual provisions are incorporated by reference as part of the summary. The trust may not issue additional series of Class A term notes, Class B term notes, Class C term notes or Class D term notes under the indenture after the closing date.

The Bank of New York Trust Company, N.A. will be the indenture trustee under the indenture. The Bank of New York Trust Company, N.A. is a national banking association and it has acted, and is currently acting, as indenture trustee and trustee for a number of securitization transactions and programs involving pools of auto dealer floor plan receivables.

All distributions will be made on each Monthly Distribution Date to the holders of the term notes of record as of the day preceding that Monthly Distribution Date. If definitive term notes are issued, distributions will be made to the holders of the term notes as of the last day of the month preceding that Monthly Distribution Date. The initial Monthly Distribution Date for the term notes will be March 15, 2007. All payments will be made by wire transfer while the term notes are in global form and will be made in accordance with the procedures of DTC, Euroclear and Clearstream. If definitive term notes are issued, these payments will be made by check and will be mailed to the address on the register kept by the indenture trustee unless a holder gives wire transfer instructions before the relevant record date. Final payment of any definitive term note will only be made against presentation and surrender of the definitive term note at the place or places specified in the notice of final payment to the holder thereof.

Payments of Interest

Interest on the outstanding principal balance of the term notes will accrue from and including the closing date, or from and including the most recent Monthly Distribution Date, to but excluding the current Monthly Distribution Date. Interest on the term notes will be calculated based on the actual number of days occurring in the period for which interest is payable and a 360-day year. Each Monthly Distribution Date will be a Payment Date as defined in the prospectus. Interest accrued as of any Monthly Distribution Date, but not paid on that Monthly Distribution Date, will be due on the next Monthly Distribution Date.

The payment of interest on the Class B term notes is subordinated to the payment of interest on the Class A notes, the payment of interest on the Class C term notes is subordinated to the payment of interest on the Class A notes and the Class B term notes, and the payment of interest on the Class D term notes is subordinated to the payment of interest on the Class A notes, the Class B term notes and the Class C term notes, in each case to the extent described in this prospectus supplement and the prospectus. No interest will be paid on the Class B term notes on any Monthly Distribution Date unless all interest due and payable on the Class A notes has been paid, no interest will be paid on the Class C term notes on any Monthly Distribution Date unless all interest due and payable on the Class A notes and the Class B term notes has been paid and no interest will be paid on the Class D term notes on any Monthly Distribution Date unless all interest due and payable on the Class A notes, the Class B term notes and the Class C term notes has been paid. Payments of interest on the Class A notes will generally have equal priority, although the timing of payments may vary.

In certain circumstances, principal collections may be reallocated for interest payments on the notes to the extent described in this prospectus supplement and the accompanying prospectus.

Interest Collections will be applied to make interest payments on the term notes as described under “The Transfer and Servicing Agreements—Application of Interest Collections” in this prospectus supplement.

LIBOR

The interest rates for the term notes and the certificates will be based on One-Month LIBOR plus an applicable spread. “One-Month LIBOR” will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Moneyline Telerate Service Page 3750 as of 11:00 a.m., London time on the day that is two LIBOR Business Days prior to the Monthly Distribution Date immediately preceding such Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, two LIBOR Business Days prior to the closing date for the period from the closing date to but excluding the initial Monthly Distribution Date plus the Interpolated LIBOR Increment).

If the rate does not appear on that page or any other page that may replace page 3750 on the Telerate service, or if the Telerate service is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the depositor. If no other service is available, then the rate will be the One Month Reference Bank Rate.

Payments of Principal

We expect that the trust will pay the entire principal balance of each class of the term notes on the Term Note Targeted Final Payment Date, which is the Monthly Distribution Date in January 2010.

Starting on the June 2009 Determination Date, the servicer will calculate the Required Payment Period Length to determine the date on which the trust will begin to accumulate Principal Collections for the purpose of repaying the principal balance of each class of the term notes on the Term Note Targeted Final Payment Date. Subject to the subordination provisions described below, on the Term Note Targeted Final Payment Date, the trust will pay the amounts accumulated during this period to the holders of the term notes. If insufficient funds are accumulated during this period, then there may not be sufficient funds to repay the principal balance of each class of the term notes in full on the Term Note Targeted Final Payment Date. In that case, subject to the subordination provisions described above, the trust will make payments of principal on the term notes on each Monthly Distribution Date thereafter out of funds allocated for such purpose until the principal on each class of the term notes is paid in full. See “The Transfer and Servicing Agreements—Application of Principal Collections to the Term Notes” in this prospectus supplement.

The payment of principal to the Class B term notes is subordinated to the payment of principal to the Class A notes, the payment of principal to the Class C term notes is subordinated to the payment of principal to the Class A notes and the Class B term notes, the payment of principal to the Class D term notes is subordinated to the payment of principal to the Class A notes, the Class B term notes and the Class C term notes, and the distribution of the certificate balance of the certificates is subordinated to the payment of principal to the Class A notes, the Class B term notes, the Class C term notes and the Class D term notes, in each case, to the extent described in this prospectus supplement and the accompanying prospectus. No principal will be set aside or paid with respect to the Class B term notes until all principal to the Class A notes has been paid or provided for in full, no principal will be set aside or paid with respect to the Class C term notes until all principal to the Class A notes and the Class B term notes has been paid or provided for in full, no principal will be set aside or paid with respect to the Class D term notes until all principal to the Class A notes, the Class B term notes and the Class C term notes has been paid or provided for in full, and no amounts will be set aside or distributed with respect to the certificates until all principal to the notes has been paid or provided for in full. During the Payment Period for the term notes, the trust may also be setting aside or distributing principal collections for the repayment of the revolving notes and the certificates.

If a Cash Accumulation Event for the term notes occurs, subject to the subordination provisions described above, the trust generally will retain the Principal Collections allocable to the term notes and will cease purchasing new receivables with these allocations. The trust will invest the retained Principal Collections in Eligible Investments in cash accumulation accounts dedicated to the term notes. The trust will continue to hold these funds and will not distribute them to the holders of the term notes until the Term Note Targeted Final Payment Date or until the occurrence of a Rapid Amortization Event for the term notes.

If the depositor elects to terminate the automatic extension of the Revolving Period as described in “The Transfer and Servicing Agreements—Application of Principal Collections by the Trust—Revolving Period” in this prospectus supplement, a Wind Down Period will commence, which constitutes a Cash Accumulation Event for the term notes.

It is possible that the trust could make principal payments on the term notes sooner than the Term Note Targeted Final Payment Date, which would happen if a Rapid Amortization Event for the term notes occurs. On each Monthly Distribution Date related to the Rapid Amortization Period for the term notes, subject to the subordination provisions described above, the trust will apply the portion of Available Trust Principal allocated to the term notes and any funds held in the cash accumulation account and Note Distribution Subaccount for that class of term notes to repay principal on that class of term notes.

All unpaid principal of each class of the term notes will be due on the Term Note Stated Final Payment Date, which is the Monthly Distribution Date in January 2012. If the trust fails to pay any class of the term notes in full on the Term Note Stated Final Payment Date, an event of default will occur for that class of term notes and an Early Amortization Event will occur for the trust.

The terms of the term notes do not provide for the servicer to make Servicer Liquidity Advances to cover payments of principal on the term notes.

In certain circumstances, principal collections may be reallocated for interest payments on the notes to the extent described in this prospectus supplement and the accompanying prospectus.

Any notes held by the trust or the depositor, as applicable, may be surrendered to the indenture trustee at any time for cancellation. Upon such surrender and cancellation, the trust or the depositor, as applicable, will not be entitled to receive additional consideration in respect of the cancelled notes.

Delivery of Offered Notes

The offered notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.

THE REVOLVING NOTES

On the closing date, the trust will issue the 2007-RN1 revolving note. The trust may also issue additional series of revolving notes after the closing date. The following summary, when read in conjunction with the section titled “The Revolving Notes” in the prospectus, describes the material terms of the revolving notes and the indenture, as it relates to the revolving notes. The summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the revolving notes, the indenture and the prospectus. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

The “2007-RN1 Payment Period Commencement Date” will initially be     , but may be extended. The 2007-RN1 Payment Period Commencement Date may also occur earlier than its scheduled date if one of the events specified in the purchase agreement pursuant to which the 2007-

RN1 revolving note is sold by the depositor occurs. The “2007-RN1 Stated Final Payment Date” is the Monthly Distribution Date related to the      Collection Period following the 2007-RN1 Payment Period Commencement Date.

References in this document to the revolving notes include all extensions and renewals thereof.

Payments of Interest

The trust will pay interest on the outstanding principal balance of the 2007-RN1 revolving note at a floating rate, which we refer to herein as the applicable “Revolver Interest Rate.” The applicable Revolver Interest Rate for the 2007-RN1 revolving note will be calculated in accordance with the terms of the purchase agreement pursuant to which the 2007-RN1 revolving note is sold by the depositor and may be based on the rate of interest on the commercial paper issued by the holder of the 2007-RN1 revolving note, LIBOR, prime or another measure. Interest on the 2007-RN1 revolving note is payable on each Monthly Distribution Date. Interest will be paid on any other series of revolving notes issued after the closing date in accordance with their terms, which may differ from the terms of the 2007-RN1 revolving note.

On each applicable Monthly Distribution Date, interest will be calculated based on the actual number of days elapsed during the related Collection Period and a 360-day year and the average daily Series Net Revolver Balance during the related Collection Period. Interest on the revolving notes accrued as of any applicable Monthly Distribution Date but not paid on that Monthly Distribution Date will be due on the next Monthly Distribution Date.

Payments of interest on the revolving notes will have equal priority to payments of interest on the Class A term notes, although the timing of interest payments may vary, and will be senior in right of payment to distributions of interest on the Class B term notes, the Class C term notes, the Class D term notes and the certificates.

On the closing date, the trust will enter into a basis swap with respect to the 2007-RN1 revolving notes. Under the basis swap, the basis swap counterparty will pay to the trust on each Monthly Distribution Date interest at a per annum rate based on the 2007-RN1 revolving note Revolver Interest Rate, which may not be one-month LIBOR, and the trust will pay to the basis swap counterparty interest at a per annum rate based on the prime rate on the outstanding balance of the 2007-RN1 revolving note. Only the net amount due by the trust or by the basis swap counterparty, as the case may be, will be remitted.

Payments received by the trust with respect to the basis swap for the 2007-RN1 revolving note will be applied together with its allocation of interest collections to pay interest on the 2007-RN1 revolving notes and payments due under the basis swap for the 2007-RN1 note.

Payments of Principal and Additional Borrowings

The trust may borrow funds under the revolving notes during the Revolving Period up to the Specified Maximum Revolver Balance for the trust. The “Specified Maximum Revolver Balance” for the trust will initially be equal to $400,000,000. The Specified Maximum Revolver Balance may be increased or decreased after the closing date. The aggregate outstanding principal balance of the revolving notes may not exceed the Specified Maximum Revolver Balance. The trust will not borrow additional funds after the 2007-RN1 Payment Period Commencement Date, or under the Wind Down Period or any Early Amortization Period, but may borrow funds during the Payment Period for the term notes.

The trust may pay principal on the revolving notes on a daily basis during the revolving period from funds available for that purpose.

During the Revolving Period, payments of principal on the revolving notes will be required to the extent set forth in the terms of the revolving notes. Any revolving note may be extended or renewed, and its related payment period commencement date adjusted accordingly, in accordance with the terms of the related purchase agreement pursuant to which that revolving note is sold by the depositor. The payment period for the 2007-RN1 revolving note will commence on the 2007-RN1 Payment Period Commencement Date and will last for three months or until the 2007-RN1 revolving note is paid in full, with up to one-third of the outstanding principal component of the 2007-RN1 revolving note being allocated and paid to the 2007-RN1 revolving note on the Monthly Distribution Date related to the Collection Period during which those funds were set aside.

During the Wind Down Period or an Early Amortization Period for the trust, Available Trust Principal for any Collection Period and the related Monthly Distribution Date will be allocated to each series of revolving notes in accordance with their respective Principal Allocation Percentages up to their respective outstanding principal balances, and will be paid on the Monthly Distribution Date related to that Collection Period. An Early Amortization Period for the trust and a Cash Accumulation Period for the term notes will commence if, among other things, any revolving note is not paid in full on its Stated Final Payment Date.

THE CERTIFICATES

General

The trust will issue, and the depositor initially will retain, the certificates with an initial certificate balance of $209,300,000.

The trust will issue the certificates under a trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. A copy of the trust agreement will be filed with the SEC following the closing date. You may obtain copies as described in “Where You Can Find More Information” and “Incorporation by Reference” in the prospectus. The following summary, when read in conjunction with the section titled “The Certificates” in the prospectus, describes the material terms of the certificates and the trust agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the certificates, the trust agreement and the prospectus. Where particular provisions or terms used in the certificates and the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

All payments on the certificates with respect to the certificate balance will be made on the Monthly Distribution Dates referred to above under the “The Term Notes” in this prospectus supplement.

Interest

Interest on the certificate balance will accrue from and including the closing date, or from and including the most recent Monthly Distribution Date on which interest has been paid, to but excluding the current Monthly Distribution Date. The certificates will bear interest on the certificate balance (without reduction for unreimbursed Trust Charge-Offs and Reallocated Principal Amounts), payable on each Monthly Distribution Date, at a rate equal to One-Month LIBOR plus     % per annum. Interest on the certificates will be calculated based on the actual number of days elapsed during the period for which interest is payable and a 360-day year. Interest on the certificates accrued as of any Monthly Distribution Date but not distributed on a Monthly Distribution Date will be due on the next Monthly Distribution Date.

The payment of interest in the certificates is subordinate to the payment of interest on the notes. No interest will be paid on the certificates on any Monthly Distribution Date unless all interest due and payable on the notes has been paid.

Certificate Balance

The certificate balance as of any Monthly Distribution Date with respect to the certificates is (a) $209,300,000 minus (b) all distributions in respect of the certificate balance of the certificates actually made on or prior to that date, minus (c) unreimbursed Trust Charge-Offs and Reallocated Principal Amounts on that Monthly Distribution Date (determined after giving effect to the application of Available Trust Interest and other amounts available to reimburse Trust Charge-Offs and Reallocated Principal Amounts on that date as described below) allocated to the certificates, up to the certificate balance of the certificates on that Monthly Distribution Date calculated without regard to this clause (c).

We expect that the trust will distribute the entire certificate balance of the certificates on the “Certificate Targeted Final Distribution Date,” which is the Monthly Distribution Date in January 2010.  During the Payment Period for the certificates, following the respective Fully Funded Dates for the term notes and the revolving notes, all Available Trust Principal, up to an amount equal to the certificate balance of the certificates, will be set aside by the trust in a Certificate Distribution Account for payment to the holders of the certificates on the Certificate Targeted Final Distribution Date.

The payment of amounts with respect to the certificate balance of the certificates is subordinate to the payment of principal on the notes. No amounts will be paid with respect to the certificate balance of the certificates until all principal due and payable with respect to the notes has been paid or provided for in full.

The “Certificate Stated Final Distribution Date” will be on the Monthly Distribution Date in January 2012. If the certificates have not been paid in full on or prior to that date, an Early Amortization Event will occur for the trust.

The certificates will be subject to cash accumulation if any of the cash accumulation events for the certificates occurs or if the depositor elects to terminate the automatic extension of the Revolving Period. If a cash accumulation event for the certificates occurs, following the Fully Funded Dates for any outstanding notes, the trust will retain the Principal Collections allocable to the certificates and will cease purchasing new receivables. The trust will invest the retained Principal Collections in Eligible Investments in the certificate cash accumulation account. The trust will continue to hold these funds and will not distribute them to the holders of the certificates until all notes have had their Fully Funded Dates and the earliest of (i) the Certificate Targeted Final Distribution Date, (ii) the occurrence of a rapid amortization event and (iii) the date on which the Revolving Period cannot recommence and the rating agency condition has been satisfied.

The certificates may be subject to early repayment if a rapid amortization event for the certificates occurs. If a rapid amortization event for the certificates occurs, following the Fully Funded Dates for all outstanding notes, the trust will retain the Principal Collections allocable to the certificates and will cease purchasing new receivables. On each Monthly Distribution Date related to the rapid amortization period for the certificates, the trust will apply the portion of Available Trust Principal allocated to the certificates and any funds held in the certificate cash accumulation account and the Certificate Distribution Account for the certificates to make distributions on the certificate balance of the certificates.

In addition to interest payments on the certificate balance and repayment of the certificate balance, the certificates are entitled to excess principal collections and other amounts as specified in the Transfer and Servicing Agreements.

THE TRANSFER AND SERVICING AGREEMENTS

The parties will enter into the Transfer and Servicing Agreements as of the closing date. The Transfer and Servicing Agreements will be filed with the SEC following the closing date. You may obtain copies as described in “Where You Can Find More Information” and “Incorporation by Reference” in the prospectus. The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements” in the prospectus, describes the material terms of the Transfer and Servicing Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements and the prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Application of Interest Collections

For each Collection Period, the trust will apply funds to pay interest and other amounts on the related Monthly Distribution Date in the order and in the priority of Clauses (1), (2) and (3) below:

Clause (1) For each Collection Period, the trust will apply Trust Interest Collections together with the other amounts comprising Available Trust Interest for the related Monthly Distribution Date in the following order of priority:

(a) an amount equal to the Monthly Servicing Fee for that Monthly Distribution Date will be paid to the servicer; and

(b) an amount equal to the Trust Interest Allocation for each series of Class A notes, if any, will be made available to that series and applied in Clause (2) below.

Clause (2) On each Monthly Distribution Date, the trust will apply the amounts from Clause (1)(b), together with the funds specified below, to each series of Class A notes as follows:

(a) for the Class A term notes:

(i) the trust will make the following funds available:

(A) the Trust Interest Allocation for the Class A term notes;

(B) the net amount, if any, received by the trust under the Class A term note basis swap;

(C) all net investment earnings on funds deposited in the Note Distribution Subaccount for the Class A term notes;

(D) all Class A Term Note Cash Accumulation Account Earnings; and

(E) if the term notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (A) through (D) are less than the amount required to be paid pursuant to Clause 2(a)(ii) below for that Monthly Distribution Date, then the lesser of:

(x) the amount required to be paid pursuant to Clause 2(a)(ii) below and

(y) the amount of funds on deposit in the Class A Term Note Cash Accumulation Reserve Fund.

(ii) The amounts made available pursuant to the foregoing Clause (2)(a)(i)(A) through (E) will be the “Class A Term Note Monthly Available Amount,” and the trust will aggregate and apply the Class A Term Notes Monthly Available Amount on the Monthly Distribution Date as follows:

(A) first, the lesser of

(x) the Class A Term Notes Monthly Available Amount, and

(y) the net payment (other than termination payments), if any, due from the trust under the Class A term note basis swap,

will be paid in accordance with the terms of the Class A term note basis swap; and

(B) second, the lesser of

(x) the Class A Term Notes Monthly Available Amount remaining after the application in subclause (A), and

(y) an amount equal to the Noteholders’ Interest with respect to the Class A term notes for the related Monthly Distribution Date and any basis swap termination amounts to be paid to the basis swap counterparty on any basis swaps related to the Class A term notes due to a default by the trust, allocated ratably between the interest payable on the Class A term notes and such swap termination amounts in proportion to their respective amounts, will be transferred to the Note Distribution Account for payment of interest on the Class A term notes and any basis swap termination amounts.

Any shortfall of the Class A Term Notes Monthly Available Amount below the amounts described in the foregoing Clause 2(a)(ii)(A) through (B) for the related monthly Distribution Date will be treated as a Series Shortfall for the Class A term notes. Any excess of the Class A Term Notes Monthly Available Amount over that amount will be treated as Remaining Interest Amounts.

(b) for each series of revolving notes, including the 2007-RN1 revolving note:

(i) on each Monthly Distribution Date for a series of revolving notes, the trust will transfer to the Note Distribution Account the lesser of:

(A) the Trust Interest Allocation for that series of revolving notes, plus any net amounts received under any Specified Support Arrangements related to that series of revolving notes for the related Monthly Distribution Date, and

(B) an amount equal to the Noteholders’ Interest, related fees and expenses, and any net amounts payable by the trust under any Specified Support Arrangements related to that series of revolving notes for the related Monthly Distribution Date (other than termination payments due to the basis swap counterparty as a result of a default by the basis swap counterparty).

Any shortfall of the amounts made available in Clause 2(b)(i)(A) above for that series of revolving note below the amounts required to be paid under Clause 2(b)(i)(B) for such series of revolving notes will be treated as a Series Shortfall for such series of revolving notes. Any excess of the amounts made available in Clause 2(b)(i)(A) above for that series of revolving notes over the amounts required to be paid under Clause 2(b)(i)(B) for that series of revolving notes will be treated as Remaining Interest Amounts.

Clause (3) On each Monthly Distribution Date, the trust will aggregate the Remaining Interest Amounts, if any, from all series of Class A notes together with any Trust Interest Collections and Available Trust Interest not allocated pursuant to Clause (1) and apply these funds in the following order of priority:

(a) with respect to any series of Class A notes which has a Series Shortfall, pro rata on the basis of the respective Series Shortfalls, an amount equal to the Series Shortfall for that series of Class A notes for that Monthly Distribution Date, will be transferred to the Note Distribution Account in respect of that series of Class A notes;

(b) for the Class B term notes:

(i) the trust will make the following funds available:

(A) the net amount, if any, received by the trust under the Class B term note basis swap;

(B) all net investment earnings on funds deposited in the Note Distribution Subaccount for the Class B term notes;

(C) all Class B Term Note Cash Accumulation Account Earnings; and

(D) if the term notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (A) through (C) are less than the amount required to be paid pursuant to Clause 3(b)(ii) below for that Monthly Distribution Date, then the lesser of:

(x) the amount required to be paid pursuant to Clause 3(b)(ii) below and

(y) the amount of funds on deposit in the Class B Term Note Cash Accumulation Reserve Fund.

(ii) The amounts made available pursuant to the foregoing Clause (3)(b)(i)(A) through (D) will be the “Class B Term Note Monthly Available Amount,” and the trust will aggregate and apply the Class B Term Note Monthly Available Amount on the Monthly Distribution Date as follows:

(A) first, the lesser of

(x) the Class B Term Note Monthly Available Amount, and

(y) the net payment (other than termination payments), if any, due from the trust under the class B term note basis swap,

will be paid in accordance with the terms of the Class B term note basis swap; and

(B) second, the lesser of

(x) the Class B Term Notes Monthly Available Amount remaining after the application in subclause (A), and

(y) an amount equal to the Noteholders’ Interest with respect to the Class B term notes for the related Monthly Distribution Date and any basis swap termination amounts to be paid to the basis swap counterparty on any basis swaps related to the Class B term notes due to a default by the trust allocated ratably between the interest payable on the Class B term notes and such swap termination amounts in proportion to their respective amounts, will be transferred to the Note Distribution Account for payment of interest on the Class B term notes and any basis swap termination amounts.

(c) for the Class C term notes:

(i) the trust will make the following funds available:

(A) the net amount, if any, received by the trust under the Class C term note basis swap;

(B) all net investment earnings on funds deposited in the Note Distribution Subaccount for the Class C term notes;

(C) all Class C Term Note Cash Accumulation Account Earnings; and

(D) if the term notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (A) through (C) are less than the amount required to be paid pursuant to Clause 3(c)(ii) below for that Monthly Distribution Date, then the lesser of:

(x) the amount required to be paid pursuant to Clause 3(c)(ii) below and

(y) the amount of funds on deposit in the Class C Term Note Cash Accumulation Reserve Fund.

(ii) The amounts made available pursuant to the foregoing Clause (3)(c)(i)(A) through (D) will be the “Class C Term Note Monthly Available Amount,” and the trust will aggregate and apply the Class C Term Note Monthly Available Amount on the Monthly Distribution Date as follows:

(A) first, the lesser of

(x) the Class C Term Note Monthly Available Amount, and

(y) the net payment (other than termination payments), if any, due from the trust under the class C term note basis swap,

will be paid in accordance with the terms of the Class C term note basis swap; and

(B) second, the lesser of

(x) the Class C Term Notes Monthly Available Amount remaining after the application in Subclause (A), and

(y) an amount equal to the Noteholders’ Interest with respect to the Class C term notes for the related Monthly Distribution Date and any basis swap termination amounts to be paid to the basis swap counterparty on any basis swaps related to the Class C term notes due to a default by the trust allocated ratably between the interest payable on the Class C term notes and such swap termination amounts in proportion to their respective amounts, will be transferred to the Note Distribution Account for payment of interest on the Class C term notes and any basis swap termination amounts.

(d) together with (A) all net investment earnings on funds deposited in the Note Distribution Subaccount for the Class D term notes, (B) all Class D Term Note Cash Accumulation Account Earnings, and (C) if the Class D term notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (A) and (B) and the amount of available Remaining Interest Amounts are less than the Noteholders’ Interest with respect to the Class D term notes for that Monthly Distribution Date, then an amount equal to the lesser of (x) the amount of that shortfall and (y) the amount of funds on deposit in the Class D Term Note Cash Accumulation Reserve Fund, an amount equal to the Noteholders’ Interest with respect to the Class D term notes for the related Monthly Distribution Date will be transferred to the Note Distribution Account for payment of interest on the Class D term notes for the related Monthly Distribution Date;

(e) an amount equal to any servicer advances not previously reimbursed will be paid to the servicer, except as otherwise provided in the Transfer and Servicing Agreements;

(f) an amount equal to any Trust Defaulted Amount will be treated as Additional Trust Principal on that Monthly Distribution Date;

(g) an amount equal to the aggregate amount of unreimbursed Trust Charge-Offs will be treated as Additional Trust Principal on that Monthly Distribution Date;

(h) an amount equal to the aggregate amount of unreimbursed Reallocated Principal Amounts first will be redeposited into the Cash Accumulation Accounts from which withdrawals were made to make payments of interest in the reverse order from the order in which they were withdrawn and then will be treated as Additional Trust Principal on that Monthly Distribution Date;

(i) an amount equal to any Reserve Fund Deposit Amount for that Monthly Distribution Date will be deposited into the Reserve Fund;

(j) in the following order of priority, (A) an amount equal to the Class A Term Note Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Class A Term Note Cash Accumulation Reserve Fund, (B) an amount equal to the Class B Term Note Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Class B Term Note Cash Accumulation Reserve Fund, (C) an amount equal to the Class C Term Note Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Class C Term Note Cash Accumulation Reserve Fund, and (D) an amount equal to the Class D Term Note Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Class D Term Note Cash Accumulation Reserve Fund; and

(k) in the following order of priority, (A) an amount equal to any basis swap termination amounts to be paid to the basis swap counterparty on the Class A term note basis swap and, any basis swaps related to any series of revolving notes, if any, due to a default by the basis swap counterparty, allocated ratably between the swap termination amounts in proportion to their respective amounts, (B) an amount equal to any basis swap termination amounts to be paid to the basis swap counterparty on the Class B term note basis swap due to a default by the basis swap counterparty, and (C) an amount equal to any basis swap termination amounts to be paid to the basis swap counterparty on the Class C term note basis swap due to a default by the basis swap counterparty, will be paid to the basis swap counterparty; and

(l) an amount equal to the Certificateholders’ Interest for that Monthly Distribution Date will be transferred to the Certificate Distribution Account.

If Monthly Available Amounts are not sufficient to make all payments required by Clauses (1), (2) and (3), then the funds described below will be applied in the following order:

first, if any amounts specified in Clauses (3)(a), (b), (c) and (d) above remain unpaid, then a “Deficiency Amount” will exist, and the servicer will be obligated to make a servicer advance of this amount to the trust, but only to the extent that the servicer, in its sole discretion, expects to recover the servicer advance from Remaining Interest Amounts applied as described above on subsequent Monthly Distribution Dates and from releases from the cash accumulation reserve funds or from any other Specified Support Arrangements for the applicable series or class, and the servicer advances will be applied to reduce the Deficiency Amount in the order set forth in Clauses (2) and (3);

second, if any Monthly Carrying Costs or Noteholders’ Interest, as the case may be, or any amounts specified in Clauses (1)(a) or (3)(a), (b), (c), (d), (e), (f), (g) and (h) remain unpaid after the application described in the preceding clause first, then an “Unsatisfied Deficiency Amount” will exist, and funds on deposit in the Reserve Fund will be applied to reduce the Unsatisfied Deficiency Amount in the order set forth in Clauses (1), (2) and (3); and

third, if any amounts specified in Clauses (1)(a), (3)(a), (b), (c) and (d) above remain unpaid, Trust Principal Collections (and, if there are insufficient Trust Principal Collections, amounts on deposit in the Cash Accumulation Accounts in reverse order of the seniority of such securities related to such accounts) will be reallocated to cover these shortfalls in that order up to the Monthly Principal Reallocation Amount for that Monthly Distribution Date and will result in a corresponding reduction in the principal amount or certificate balance of the securities as described in “— Defaults, Charge-Offs and Reallocations of Principal Collections” below.

Remaining Interest Amounts for a Monthly Distribution Date not applied as described above will generally be allocated and paid to the depositor as compensation for making the initial deposit and any additional deposits into the Reserve Fund, the cash accumulation reserve funds and any Specified Support Arrangements; provided, however, if on any Monthly Distribution Date the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 25.0% and greater than 20.00% but an increase in the Reserve Fund Required Amount has not yet taken effect, then the Remaining Interest Amounts for that Monthly Distribution Date not applied as described in Clauses (1), (2) and (3) above will not be released to the depositor, but will be deposited and retained in the Collection Account and applied on the following Monthly Distribution Date as Trust Interest Collections.

To the extent that the full amount of the Trust Defaulted Amount has not been treated as Additional Trust Principal pursuant to Clause (3)(f) above, the amount of the deficiency will be added to unreimbursed Trust Charge-Offs and will result in a corresponding reduction in the principal amount or certificate balance of the securities as described in “— Defaults, Charge-Offs and Reallocations of Principal Collections” below.

The following chart summarizes the way in which interest collections are allocated to the term notes.

Application of Interest Collections and Other Amounts(1)

Application of Principal Collections by the Trust

There are three mutually exclusive time periods with respect to the trust. These time periods are the Revolving Period, the Wind Down Period and the Early Amortization Period. The way in which each of these trust level time periods is relevant to and impacts each series or class of securities depends in part upon the specific terms of that series or class. In addition, each series or class of securities may have, by their terms, additional time periods specific to that series or class which occur within or across the time periods applicable to the trust as a whole. See “—Application of Principal Collections to the Term Notes” below for a description of the time periods which specifically apply to the term notes.

Revolving Period

During the Revolving Period, the trust may, on a daily basis, use Trust Principal Collections:

•	to make payments of principal on the revolving notes;

•	to purchase new Eligible Receivables from the depositor;

•	to the extent required to maintain the Daily Trust Balance in an amount equal to the Daily Trust Invested Amount, to add to the Cash Collateral Amount;

•	to make principal payments or to set aside principal for later payment on any series of term notes which then requires Available Trust Principal to be retained or set aside (including reimbursement of Servicer Liquidity Advances, if any, used to make any such payments); and

•	to the extent not used as provided above, distributed to or for any other application permitted by the holders of the certificates.

During the Revolving Period, no distributions of the certificate balance will be made, though the holders of the certificates may receive distributions of principal collections other than with respect to the certificate balance.

During the Revolving Period, the trust may also use the Cash Collateral Amount for the purposes described in the first, second and fourth points above.

During the Revolving Period, the trust may issue from time to time additional series of revolving notes so long as it satisfies the conditions described in the prospectus under “The Transfer and Servicing Agreements—Additional Issuances; Changes in Specified Maximum Revolver Balance.”

The Revolving Period will terminate on the Scheduled Revolving Period Termination Date or the commencement of an Early Amortization Period, whichever is earlier. The “Scheduled Revolving Period Termination Date” will initially be December 31, 2007, and it will automatically be extended to the last day of each succeeding month unless the depositor, prior to the then Scheduled Revolving Period Termination Date, makes a non-extension election, causing the extension not to occur. Unless a non-extension election is made as described below, each extension will become effective as of the Business Day prior to the then Scheduled Revolving Period Termination Date. The depositor cannot extend the Scheduled Revolving Period Termination Date beyond December 31, 2009, which is the “Final Revolving Period Termination Date.”

In addition to a non-extension election, the depositor may, at any time prior to the then Scheduled Revolving Period Termination Date, cause an affirmative extension of the Scheduled Revolving Period Termination Date to the last day of any specified month (but not beyond the

Final Revolving Period Termination Date), subject thereafter to further automatic extensions, non-extension elections and affirmative extensions. Any non-extension election or affirmative extension will be made by providing written notice of the extension to the servicer, the owner trustee (who will be obligated to provide notice to the certificateholders), the indenture trustee (who will be obligated to provide notice to the noteholders) and the rating agencies. Assuming no Early Amortization Event has occurred, the Revolving Period will terminate and the Wind Down Period will commence on the day immediately following a non-extension election.

If the depositor makes a non-extension election, as a result of which the Revolving Period terminates and the Wind Down Period commences prior to the Final Revolving Period Termination Date, the depositor may elect to recommence the Revolving Period on any date prior to the date that is the earlier of (1) the one year anniversary of the termination of the Revolving Period and (2) the Final Revolving Period Termination Date, so long as no Early Amortization Event has occurred and is continuing. If an Early Amortization Event described in subparagraphs (6) or (9) under “—Early Amortization Events” in this prospectus supplement has occurred, the depositor may nonetheless elect to so recommence the Revolving Period if the conditions specified under “— Wind Down Period and Early Amortization Period—Recommencement of Revolving Period” in this prospectus supplement are satisfied.

Wind Down Period and Early Amortization Period

The Revolving Period will be followed by either the Wind Down Period or an Early Amortization Period. These periods commence as follows:

•	The Wind Down Period for the trust will begin on the day following the Scheduled Revolving Period Termination Date and will continue until the earlier of (a) the commencement of an Early Amortization Period, (b) the date on which all outstanding securities are paid in full and (c) under the limited circumstances described above under “The Transfer and Servicing Agreements—Application of Principal Collections by the Trust—Revolving Period,” the recommencement of the Revolving Period.

•	The Early Amortization Period will commence upon the occurrence of an Early Amortization Event, whether it occurs during the Revolving Period or the Wind Down Period. The Early Amortization Events are set out in this prospectus supplement under “—Early Amortization Events.”

During the Wind Down Period and during any Early Amortization Period, the trust will no longer reinvest Trust Principal Collections in new receivables, nor will it make additional borrowings under any revolving notes. Instead, on each Monthly Distribution Date, Trust Principal Collections during the related Collection Period, together with other amounts comprising Available Trust Principal after satisfaction of any requirement for Reallocated Principal Amounts, will be treated as follows:

first, the amounts will be allocated to each series of Class A notes in accordance with the series’ Principal Allocation Percentage, and the Available Trust Principal will be paid or set aside until the Fully Funded Date for that series, and second, following the Fully Funded Date for all series of Class A notes, any remaining Available Trust Principal will be paid or set aside for distribution to the Class B term notes until the Fully Funded Date for the Class B term notes, then to the Class C term notes until the Fully Funded Date for the Class C term notes, then to the Class D term notes until the Fully Funded Date for the Class D term notes, and then for the outstanding certificate balance on the certificates or for any other applications permitted by the holders of the certificates.

Principal payments will be made on the term notes and the revolving notes as described in “The Term Notes—Payments of Principal” and “The Revolving Notes—Payments of Principal and Additional Borrowings” above. For additional information on the application of Available Trust Principal in respect of the term notes, see “The Transfer and Servicing Agreements—Application of Principal Collections to the Term Notes—Cash Accumulation Period” and “—Rapid Amortization Period” below.

Recommencement of Revolving Period.  In limited circumstances the depositor may elect to terminate an Early Amortization Period and recommence the Revolving Period and any Payment Period prior to the Final Revolving Period Termination Date. If an Early Amortization Event described in subparagraphs (6) or (9) under “—Early Amortization Events” in this prospectus supplement—each of which is a Cash Accumulation Event for the term notes—has occurred, the depositor may elect to end the Cash Accumulation Period and Early Amortization Period and recommence the Revolving Period within the one-year anniversary of the commencement of the Early Amortization Period and the Cash Accumulation Period if:

•	none of those Early Amortization Events has existed for three consecutive months, or in the case of an Early Amortization Event described in subparagraph (6) under “—Early Amortization Events‘ in this prospectus supplement, no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred and a notice rescinding and annulling such acceleration of payment on the term notes has been given pursuant to the Indenture;

•	the Final Revolving Period Termination Date has not occurred;

•	the long-term debt obligations of GMAC are rated at least “Baa3” by Moody’s or Moody’s consents to the recommencement of the Revolving Period;

•	the Reserve Fund Funding Condition is satisfied; and

•	the quotient of (A) the certificate balance over (B) the Maximum Pool Balance equals or exceeds the Specified Certificate Percentage, which is 13.00%.

The “Reserve Fund Funding Condition” will be satisfied on the date of recommencement of the Revolving Period only if:

•	the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount as of the date of recommencement;

•	the amount on deposit in the Class A Term Note Cash Accumulation Reserve Fund equals or exceeds the Class A Term Note Cash Accumulation Reserve Fund Required Amount as of the date of recommencement;

•	the amount on deposit in the Class B Term Note Cash Accumulation Reserve Fund equals or exceeds the Class B Term Note Cash Accumulation Reserve Fund Required Amount as of the date of recommencement;

•	the amount on deposit in the Class C Term Note Cash Accumulation Reserve Fund equals or exceeds the Class C Term Note Cash Accumulation Reserve Fund Required Amount as of the date of recommencement; and

•	the amount on deposit in the Class D Term Note Cash Accumulation Reserve Fund equals or exceeds the Class D Term Note Cash Accumulation Reserve Fund Required Amount as of the date of recommencement.

Upon any recommencement, funds in the cash accumulation accounts may be used to purchase new receivables, so long as the Daily Trust Balance is not less than the Daily Trust Invested Amount.

Application of Principal Collections to the Term Notes

Time Periods

There are three basic and mutually exclusive time periods with respect to the term notes which determine how Trust Principal Collections and principal payments on the term notes are handled by the trust. These periods are the Payment Period, the Cash Accumulation Period and the Rapid Amortization Period. The Payment Period will begin one to five months prior to the Term Note Targeted Final Payment Date. The Cash Accumulation Period for the term notes will begin upon the occurrence of a Cash Accumulation Event for the term notes. The Rapid Amortization Period for the term notes will begin upon the occurrence of a Rapid Amortization Event for the term notes.

The time periods with respect to the term notes co-exist with the trust time periods described above in “—Application of Principal Collections by the Trust.” If an Early Amortization Period occurs for the trust, then it will give rise to either a Cash Accumulation Period or Rapid Amortization Period for the term notes. If the Wind Down Period commences for the trust prior to the Payment Period for the term notes, a Cash Accumulation Period for the term notes will commence. If the trust remains in its Revolving Period, then the term notes will not have any separate time period until the commencement of their Payment Period. However, if a Rapid Amortization Event for the term notes which is not an Early Amortization Event occurs, the term notes will be in a Rapid Amortization Period at the same time that the trust is in the Revolving Period.

During the Payment Period and the Cash Accumulation Period, Principal Collections on the receivables allocated to the term notes are set aside in accounts to repay principal on the term notes on the Term Note Targeted Final Payment Date. In contrast, during a Rapid Amortization Period, the trust will pay out Principal Collections allocated to the term notes on each Monthly Distribution Date related to the Rapid Amortization Period for the term notes instead of retaining these collections for distribution on the Term Note Targeted Final Payment Date. However, no principal collections will be retained for the Class B term notes until the Class A notes have been paid or provided for in full, no principal collections will be retained for the Class C term notes until the Class A notes and the Class B term notes have been paid or provided for in full, no principal collections will be retained for the Class D term notes until the Class A notes, the Class B term notes and the Class C term notes have been paid or provided for in full, and no amounts will be retained for the certificate balance of the certificates until the notes have been paid or provided for in full.

Application of Principal Collections to Term Notes(1)

Payment Period

A Payment Period for a series of notes, if one occurs, will occur during the Revolving Period for the trust. If so specified with respect to a series of notes, Available Trust Principal will be used or set aside during the Payment Period for the purpose of repaying the outstanding principal balance of those notes. If the series of notes is subject to a currency swap, interest rate swap or another type of swap or derivative instrument in respect of principal, then principal will be set aside for the purpose of making payments under the swap or instrument. Each series of Class A notes which is in a Payment Period will be allocated Available Trust Principal equal to its Principal Allocation Percentage thereof. Available Trust Principal which is not applied for this purpose or set aside for repayment of the Class B term notes, the Class C term notes, the Class D term notes or the certificate balance will be used for the other purposes specified above under ‘‘—Application of Principal Collections By the Trust—Revolving Period.” Upon the commencement of a Payment Period for term notes, the servicer will establish a Note Distribution Subaccount for each class of the term notes. Any Investment Proceeds or earnings in respect of funds in the Note Distribution Subaccount, will be applied as provided in Clause (2) or (3), as applicable, under “—Application of Interest Collections” above.

The Payment Period for the term notes will commence no earlier than July 1, 2009, and no later than December 1, 2009. On the Determination Date in June 2009 and on each Determination Date thereafter before the commencement of the Payment Period, the servicer will determine the appropriate date for commencement of the Payment Period for the term notes by calculating the Required Payment Period Length, which is an estimation of the number of Collection Periods needed to set aside funds for the repayment of the term notes on the Term Note Targeted Final Payment Date. The Payment Period for the term notes will commence with the first day of the Collection Period which follows the first Determination Date on which the Required Payment Period Length is equal to or greater than the number of full Collection Periods remaining between that Determination Date and the Term Note Targeted Final Payment Date.

On each day during the Payment Period for the term notes, the Class A term notes will be allocated their Principal Allocation Percentage of Available Trust Principal. These amounts will be deposited in the Note Distribution Subaccount for the Class A term notes until the Fully Funded Date for the Class A term notes has occurred and will be invested in Eligible Investments. The trust will use amounts in the Class A term notes’ Note Distribution Subaccount, other than Investment Proceeds thereon, only to make principal payments on the Class A term notes. During a Payment Period for the term notes, unless the revolving notes are then in a Payment Period, the trust will not repay principal under the revolving notes until the Fully Funded Date has occurred for the term notes, but the trust may purchase new receivables by borrowing under the revolving notes. After the Fully Funded Date for the Class A notes, remaining Available Trust Principal will be deposited in the Note Distribution Subaccount for the Class B term notes until the Fully Funded Date for the Class B term notes, then for the Class C term notes until the Fully Funded Date for the Class C term notes, and then for the Class D term notes until the Fully Funded Date for the Class D term notes. No principal collections will be retained for the Class B term notes until the Class A notes have been paid or provided for in full, no principal collections will be retained for the Class C term notes until the Class A notes and the Class B term notes have been paid or provided for in full, and no principal collections will be retained for the Class D term notes until the Class A notes, the Class B term notes and the Class C term notes have been paid or provided for in full. The trust will pay the outstanding principal balance of each class of the term notes, or any lesser amount that has been set aside for that purpose, on the Term Note Targeted Final Payment Date. If the term notes are not paid in full on that date, then the Payment Period for the term notes will continue and the trust will pay to the term notes as described above on each Monthly Distribution Date until paid in full.

The terms of any series of Revolving Notes may provide that a Payment Period for the series of Revolving Notes may begin at any time and may begin prior to or during the Payment Period for the term notes.

As described under “The Transfer and Servicing Agreements—Collections” in the prospectus, in some circumstances the servicer is permitted to make deposits of Principal Collections and Interest Collections into the Collection Account on each Monthly Distribution Date rather than on a daily basis. However, during a Payment Period, Cash Accumulation Period or Rapid Amortization Period for the term notes, the servicer will be required to deposit Collections into the Collection Account on a daily basis until the Fully Funded Date has occurred with respect to the term notes.

Cash Accumulation Period

On each day during a Cash Accumulation Period for the term notes, the Class A term notes will be allocated their Principal Allocation Percentage of Available Trust Principal and that amount will be deposited in the Class A Term Note Cash Accumulation Account until the amount on deposit therein equals the outstanding principal balance of the Class A term notes. The trust will use amounts in the Class A Term Note Cash Accumulation Account only to make principal payments on the Class A term notes or as described under “—Application of Principal Collections by the Trust—Wind Down Period and Early Amortization Period—Recommencement of Revolving Period” in this prospectus supplement. During a Cash Accumulation Period, the trust will not borrow additional funds under the revolving notes, nor will the trust purchase new receivables. After the Fully Funded Date for the Class A notes, remaining Available Trust Principal will be deposited in the Class B Term Note Cash Accumulation Account until the Fully Funded Date for the Class B term notes, then in the Class C Term Note Cash Accumulation Account until the Fully Funded Date for the Class C term notes, and then in the Class D Term Note Cash Accumulation Account until the Fully Funded Date for the Class D term notes. No principal collections will be retained for the Class B term notes until the Class A notes have been paid or provided for in full, no principal collections will be retained for the Class C term notes until the Class A notes and the Class B term notes have been paid or provided for in full, and no principal collections will be retained for the Class D term notes until the Class A notes, the Class B term notes and the Class C term notes have been paid or provided for in full. The trust will pay the outstanding principal balance of each class of the term notes, or any lesser amount as has been set aside for this purpose on the Term Note Targeted Final Payment Date, and, to the extent not paid in full on the Term Note Targeted Final Payment Date, as described above on each Monthly Distribution Date thereafter until so paid in full.

If any series of notes is not paid in full on or prior to the Stated Final Payment Date for that series, then an Early Amortization Period for the trust will commence and, if the term notes are then outstanding and if the Term Note Targeted Final Payment Date has not occurred, a Cash Accumulation Period for the term notes will commence. If, instead, the term notes are outstanding but the Term Note Targeted Final Payment Date has previously occurred, then the trust will continue to pay allocable funds to the term notes as described above on each Monthly Distribution Date until the term notes are paid in full.

Rapid Amortization Period

On each day during a Rapid Amortization Period for the term notes, the Class A term notes will be allocated their Principal Allocation Percentage of Available Trust Principal and that amount will be deposited in the Note Distribution Account for the Class A term notes. All amounts so allocated during a Rapid Amortization Period for the Class A term notes will be paid to the holders of the Class A term notes on the related Monthly Distribution Date. After the Fully Funded Date for the Class A notes, remaining Available Trust Principal will be deposited in the Note Distribution Account until the Fully Funded Date for the Class B term notes, then for the Class C term notes and then for the Class D term notes, and will be paid to the holders of those notes on the related Monthly Distribution Date. No principal collections will be retained for the Class B term notes until the Class A notes have been paid or provided for in full, no principal collections will be retained for the Class C term notes until the Class A notes and the Class B term notes have been paid or provided for in full, no principal collections will be retained for the Class D term notes until the Class A notes, the Class B term notes and the Class C term notes have been paid or provided for in full. In addition, on the first Monthly Distribution Date related to the Rapid Amortization Period, any amounts in respect of principal held in the cash accumulation account or the Note Distribution Account for a class of the term notes will be paid to the holders of that class of term notes.

Reserve Fund

The Reserve Fund will be an Eligible Deposit Account established and maintained in the name of the indenture trustee for the benefit of the holders of notes. On the closing date, the Reserve Fund will be funded with the Reserve Fund Initial Deposit from the depositor in an amount equal to $24,150,000. The Reserve Fund is of the type contemplated by the prospectus. See “The Transfer and Servicing Agreements—Liquidity and Credit Support—Reserve Fund” in the prospectus.

Additional amounts may be deposited in the Reserve Fund, and the formula for the Reserve Fund Required Amount adjusted, in connection with the issuance of additional series of revolving notes or changes in the trust’s Specified Maximum Revolver Balance. In addition, the depositor, in its sole discretion, may at any time make additional deposits into the Reserve Fund as described in the prospectus under “The Transfer and Servicing Agreements—Liquidity and Credit Support—Reserve Fund.” The depositor is not obligated to make any additional deposits into the Reserve Fund, and we cannot assure you that any additional deposits will be made.

If the amount in the Reserve Fund is less than the Reserve Fund Required Amount for any Monthly Distribution Date, the amount of the deficiency, to the extent funds are available as described above under “—Application of Interest Collections,” will be deposited into the Reserve Fund.

Amounts on deposit in the Reserve Fund will be available to cover the Unsatisfied Deficiency Amount on each Monthly Distribution Date as described above under “—Application of Interest Collections.” Amounts on deposit in the Reserve Fund will be included in Available Trust Principal and applied to make the final principal payments on the notes during the Wind Down Period and any Early Amortization Period if and to the extent that the application of the amount on deposit in the Reserve Fund as Available Trust Principal will reduce the outstanding principal balance on all notes to zero. This application will occur after giving effect to all other required applications of the Reserve Fund on that Monthly Distribution Date and all other amounts to be applied as Available Trust Principal on that Monthly Distribution Date and after giving effect to the payment and distribution of all amounts otherwise on deposit, or to be deposited, in the Distribution Accounts on that Monthly Distribution Date.

On the Term Note Stated Final Payment Date, amounts on deposit in the Reserve Fund will be included in Additional Trust Principal.

If the amount in the Reserve Fund is more than the Reserve Fund Required Amount for any Monthly Distribution Date, the amount of the excess, unless otherwise agreed by the depositor,

will be paid to the depositor as compensation for making the initial deposit and other deposits, if any, into the Reserve Fund. On the Trust Termination Date, any funds remaining on deposit in the Reserve Fund will be distributed to the depositor.

Any investment earnings, net of losses and investment expenses, with respect to the Reserve Fund for a Collection Period will be included as Investment Proceeds and will be included in Available Trust Interest.

Class A Term Note Cash Accumulation Reserve Fund

The Class A Term Note Cash Accumulation Reserve Fund will be fully funded in the amount of $           on the closing date. The holders of the Class A term notes will not have any rights to amounts on deposit in the Class A Term Note Cash Accumulation Reserve Fund or interest income thereon, except as described in this prospectus supplement.

The depositor, in its sole discretion, may at any time make additional deposits into the Class A Term Note Cash Accumulation Reserve Fund. The depositor is not obligated to make any additional deposits into the Class A Term Note Cash Accumulation Reserve Fund and there can be no assurance that any additional deposits will be made.

If the amount in the Class A Term Note Cash Accumulation Reserve Fund on any Monthly Distribution Date is less than the Class A Term Note Cash Accumulation Reserve Fund Required Amount for that Monthly Distribution Date, the amount of the deficiency, to the extent available as described above under “—Application of Interest Collections,” will be deposited into the Class A Term Note Cash Accumulation Reserve Fund.

Upon the occurrence of a Rapid Amortization Event or the Term Note Targeted Final Payment Date, amounts remaining in the Class A Term Note Cash Accumulation Reserve Fund shall be transferred to the Reserve Fund.

On each Monthly Distribution Date, if the funds in the Class A Term Note Cash Accumulation Reserve Fund after giving effect to all other distributions or allocations on that Monthly Distribution Date exceed the Class A Term Note Cash Accumulation Reserve Fund Required Amount, that excess will be distributed first to reimburse servicer advances and second to the depositor. The Class A Term Note Cash Accumulation Reserve Fund Required Amount will decline on each Monthly Distribution Date as the Class A term notes approach the Term Note Targeted Final Payment Date.

Class B Term Note Cash Accumulation Reserve Fund

The Class B Term Note Cash Accumulation Reserve Fund will be fully funded in the amount of $           on the closing date. The holders of the Class B term notes will not have any rights to amounts on deposit in the Class B Term Note Cash Accumulation Reserve Fund or interest income thereon, except as described in this prospectus supplement.

The depositor, in its sole discretion, may at any time make additional deposits into the Class B Term Note Cash Accumulation Reserve Fund. The depositor is not obligated to make any additional deposits into the Class B Term Note Cash Accumulation Reserve Fund and there can be no assurance that any additional deposits will be made.

If the amount in the Class B Term Note Cash Accumulation Reserve Fund on any Monthly Distribution Date is less than the Class B Term Note Cash Accumulation Reserve Fund Required Amount for that Monthly Distribution Date, the amount of the deficiency, to the extent available as described above under “—Application of Interest Collections,” will be deposited into the Class B Term Note Cash Accumulation Reserve Fund.

Upon the occurrence of a Rapid Amortization Event or the Term Note Targeted Final Payment Date, amounts remaining in the Class B Term Note Cash Accumulation Reserve Fund will be transferred to the Reserve Fund.

On each Monthly Distribution Date, if the funds in the Class B Term Note Cash Accumulation Reserve Fund after giving effect to all other distributions or allocations on that Monthly Distribution Date exceed the Class B Term Note Cash Accumulation Reserve Fund Required Amount, that excess will be distributed first to reimburse servicer advances and second to the depositor. The Class B Term Note Cash Accumulation Reserve Fund Required Amount will decline on each Monthly Distribution Date as the Class B term notes approach the Term Note Targeted Final Payment Date.

Class C Term Note Cash Accumulation Reserve Fund

The Class C Term Note Cash Accumulation Reserve Fund will be fully funded in the amount of $      on the closing date. The holders of the Class C term notes will not have any rights to amounts on deposit in the Class C Term Note Cash Accumulation Reserve Fund or interest income thereon, except as described in this prospectus supplement.

The depositor, in its sole discretion, may at any time make additional deposits into the Class C Term Note Cash Accumulation Reserve Fund. The depositor is not obligated to make any additional deposits into the Class C Term Note Cash Accumulation Reserve Fund and there can be no assurance that any additional deposits will be made.

If the amount in the Class C Term Note Cash Accumulation Reserve Fund on any Monthly Distribution Date is less than the Class C Term Note Cash Accumulation Reserve Fund Required Amount for that Monthly Distribution Date, the amount of the deficiency, to the extent available as described above under “—Application of Interest Collections,” will be deposited into the Class C Term Note Cash Accumulation Reserve Fund.

Upon the occurrence of a Rapid Amortization Event or the Term Note Targeted Final Payment Date, amounts remaining in the Class C Term Note Cash Accumulation Reserve Fund shall be transferred to the Reserve Fund.

On each Monthly Distribution Date, if the funds in the Class C Term Note Cash Accumulation Reserve Fund after giving effect to all other distributions or allocations on that Monthly Distribution Date exceed the Class C Term Note Cash Accumulation Reserve Fund Required Amount, that excess will be distributed first to reimburse servicer advances and second to the depositor. The Class C Term Note Cash Accumulation Reserve Fund Required Amount will decline on each Monthly Distribution Date as the Class C term notes approach the Term Note Targeted Final Payment Date.

Class D Term Note Cash Accumulation Reserve Fund

The Class D Term Note Cash Accumulation Reserve Fund will be fully funded in the amount of $      on the closing date. The holders of the Class D term notes will not have any rights to amounts on deposit in the Class D Term Note Cash Accumulation Reserve Fund or interest income thereon, except as described in this prospectus supplement.

The depositor, in its sole discretion, may at any time make additional deposits into the Class D Term Note Cash Accumulation Reserve Fund. The depositor is not obligated to make any additional deposits into the Class D Term Note Cash Accumulation Reserve Fund and there can be no assurance that any additional deposits will be made.

If the amount in the Class D Term Note Cash Accumulation Reserve Fund on any Monthly Distribution Date is less than the Class D Term Note Cash Accumulation Reserve Fund Required Amount for that Monthly Distribution Date, the amount of the deficiency, to the extent available as described above under “—Application of Interest Collections,” will be deposited into the Class D Term Note Cash Accumulation Reserve Fund.

Upon the occurrence of a Rapid Amortization Event or the Term Note Targeted Final Payment Date, amounts remaining in the Class D Term Note Cash Accumulation Reserve Fund shall be transferred to the Reserve Fund.

On each Monthly Distribution Date, if the funds in the Class D Term Note Cash Accumulation Reserve Fund after giving effect to all other distributions or allocations on that Monthly Distribution Date exceed the Class D Term Note Cash Accumulation Reserve Fund Required Amount, that excess will be distributed first to reimburse servicer advances and second to the depositor. The Class D Term Note Cash Accumulation Reserve Fund Required Amount will decline on each Monthly Distribution Date as the Class D term notes approach the Term Note Targeted Final Payment Date.

Basis Swaps

General.  On the closing date, the trust will enter into a basis swap with the basis swap counterparty, with respect to each of the following:

•	the Class A term notes, and we refer to this basis swap as the “Class A term note basis swap”;

•	the 2007-RN1 revolving note;

•	the Class B term notes, and we refer to this basis swap as the “Class B term note basis swap”; and

•	the Class C term notes, and we refer to this basis swap as the “Class C term note basis swap.”

We refer to each of these basis swaps as a “primary swap.” The primary swaps are designed to provide the trust protection against adverse movements in interest rates associated with interest paid on the notes.

Primary Swaps.  Under each primary swap, on the business day prior to the monthly distribution date, the trust will be obligated to pay the basis swap counterparty a floating interest rate equal to the prime rate and the basis swap counterparty will be obligated to pay the trust a floating interest rate of One-Month LIBOR or another measure plus an applicable spread, in each case based upon a notional amount equal to the outstanding principal balance of the related notes. The amount the trust is obligated to pay will be netted against the amount the basis swap counterparty is obligated to pay under each primary swap. Only the net amount will be due from the trust or the basis swap counterparty, as applicable. No property has been pledged to secure the obligations of the basis swap counterparty under the primary swaps.

Events of Default/Termination Events.  Each primary swap will provide for specified events of default and termination events. Events of default applicable to the trust include:

•	the trust’s failure to make payments due under the applicable primary swap,

•	the occurrence of a bankruptcy related Event of Default by the trust under the indenture or the occurrence of a non-bankruptcy related Event of Default by the trust under the indenture after which the notes are declared due and payable and the indenture trustee sells the assets of the trust, as described in the prospectus under “The Notes—The Indenture—Events of Default—Rights Upon Events of Default,” and

•	an amendment to the transaction documents that is adverse to the basis swap counterparty is made without the approval of the basis swap counterparty where such approval is required.

Events of default applicable to the basis swap counterparty include:

•	the failure by the basis swap counterparty to make payments due under the applicable primary swap,

•	the breach by the basis swap counterparty of the agreement evidencing the applicable primary swap,

•	the existence of a misrepresentation by the basis swap counterparty in the agreement evidencing the applicable primary swap, and

•	the occurrence of bankruptcy and insolvency events with respect to the basis swap counterparty.

In addition, termination events, including illegality and specified tax events, will apply to both the trust and the basis swap counterparty.

In the event of the termination of a primary swap, a termination amount may be due, either to the basis swap counterparty by the trust out of funds that would otherwise be available to make payments on the notes or to the trust by the basis swap counterparty. The termination amount will be based on market quotations of the cost of entering into a swap transaction on substantially the same terms as the primary swap, in accordance with the procedures set forth in the applicable primary swap. The termination amount could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates.

The termination of any basis swap will be an Early Amortization Event for the trust and either a Cash Accumulation Event or, in the case of an insolvency event related to the basis swap counterparty, a Rapid Amortization Event for the term notes.

In some limited situations, the trust may, without causing an Early Amortization Event, terminate, amend or modify the terms of any basis swap or enter into other Specified Support Arrangements without the consent of holders of the outstanding notes or certificates. These limited situations include:

(1) in connection with the issuance of additional revolving notes;

(2) a change in the trust’s specified Maximum Revolver Balance or the specified Maximum Revolver Balance for any series of revolving notes;

(3) the payment in full of any series of term notes; and

(4) a basis swap is terminated due to the failure of the basis swap counterparty to satisfy the eligibility requirements to act as basis swap counterparty and the failure is not waived by the holders of not less than a majority of the outstanding amount of the notes, but the basis swap counterparty is properly replaced as described under “ — Replacement of the Basis Swap Counterparty.”

Replacement of the Basis Swap Counterparty.

If an event of default occurs under a primary swap, the non-defaulting party may elect to terminate that primary swap. If a termination event occurs under a primary swap as to which the basis swap counterparty is the affected party, that primary swap will terminate unless the basis swap counterparty is able to arrange the substitution of another basis swap counterparty that is satisfactory to the trust within 20 days following the occurrence of the event. The basis swap counterparty must use its best efforts, not involving any material expenditure, to make the substitution.

Also, if a designated event described below occurs, the basis swap counterparty will, under certain circumstances, automatically be replaced by GMAC under a contingent assignment agreement entered into by the trust, GMAC and the basis swap counterparty. We refer to GMAC in this capacity as the “contingent swap counterparty.” In such circumstances, the contingent swap counterparty will accede to the rights and obligations of the basis swap counterparty, the designated event will be deemed not to exist and, upon satisfying any delinquent payments due to the trust under each primary swap and making the assignment payment required under the contingent assignment agreement, the original basis swap counterparty will have no further liabilities, obligations or duties under the applicable primary swap.

Each of the following occurrences is a “designated event”:

•	an event of default under the primary swap has occurred, the basis swap counterparty is the defaulting party and the trust has elected to declare a designated event,

•	a termination event has occurred where the basis swap counterparty is the affected party and no transfer of the swap counterparty’s responsibilities, as described above, is effected, and

•	a credit downgrade, as described below, has occurred and no appropriate arrangements, as described below, are made.

Joint Probability and Credit Downgrade.

Generally, Standard & Poor’s and Moody’s believe that the probability of a default under a primary swap by both the basis swap counterparty and the contingent swap counterparty is less than the probability of a default under a primary swap by the basis swap counterparty alone. On the basis of this belief, Standard & Poor’s and Moody’s assign a “joint probability rating,” which is designed to reflect the probability of a default under a primary swap by both the basis swap counterparty and the contingent swap counterparty. As of the date of this prospectus supplement, the long-term debt obligations of the contingent swap counterparty are rated “BB+” by Standard & Poor’s and “Ba1” by Moody’s. If the trust enters into one or more basis swaps, it will do so with a basis swap counterparty with (or whose guarantor has) a long-term senior, unsecured debt rating by Standard & Poor’s and Moody’s sufficient to result in a joint probability rating of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s.

If the joint probability rating is reduced below “AA-” by Standard & Poor’s or “Aa3” by Moody’s, the basis swap counterparty under a primary swap will be obligated to take one of the following actions, and receive written confirmation from the applicable rating agency that such action will not result in a downgrade of any of the notes or certificates, within 30 calendar days of the date on which the joint probability rating has been reduced below that threshold:

•	post collateral or make other appropriate credit support arrangements, or

•	obtain a substitute basis swap counterparty to assume the rights and obligations of the basis swap counterparty under the primary swap or of the contingent swap counterparty under the contingent assignment agreement or obtain an intermediary between the basis swap counterparty and the contingent swap counterparty, in each case so that the substitution or intermediation would be acceptable to the trust, such acceptability not to be unreasonably withheld, and would result in a joint probability rating of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s.

If the joint probability rating is reduced below “A-” by Standard & Poor’s or “A3” by Moody’s, the basis swap counterparty will be obligated to undertake the actions described in the second bullet above and may not cure the effect of such reduction by undertaking those actions described in the first bullet. If the basis swap counterparty fails to take either of those actions, a termination event will occur under the primary swap and the basis swap counterparty will be replaced.

Likewise, the contingent swap counterparty will not be eligible to accede to the rights and obligations of the basis swap counterparty following a designated event triggered by a credit downgrade of the basis swap counterparty at any time when the contingent swap counterparty is not itself rated at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s or, with the posting of collateral or provision of other appropriate credit support, at least “A” by Standard & Poor’s and “A3” by Moody’s. Following the occurrence of any other designated event with respect to the basis swap counterparty, the contingent swap counterparty shall accede to the rights and obligations of the basis swap counterparty irrespective of its then current ratings; provided, however, that immediately upon such accession the contingent swap counterparty shall be subject to the same credit downgrade provisions as are stated above to apply to the joint probability rating.

Amendments to Transaction Documents.  The basis swap counterparty will have the right to consent to amendments under the indenture and the Transfer and Servicing Agreements that would materially and adversely affect the interests of the basis swap counterparty.

Back-to-Back Swaps.  On the closing date, GMAC will enter into a basis swap with the basis swap counterparty with respect to each primary swap. We refer to each of these basis swaps as a “back-to-back swap.”

The back-to-back swaps entered into by GMAC will be separate and independent from the primary swaps. Accordingly, an event of default or termination event under a back-to-back swap resulting in early termination of such back-to-back swap will not cause an early termination of the related primary swap.

The information in the following seven paragraphs has been provided by the basis swap counterparty for use in this prospectus supplement. Except for those seven paragraphs, the basis swap counterparty and its affiliates have not prepared and do not accept responsibility for this prospectus supplement. The information contained in the following seven paragraphs is furnished solely to provide limited introductory information and does not purport to be comprehensive. The information in the following seven paragraphs is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced herein.

Basis Swap Counterparty.

Bank of America, N.A. is the basis swap counterparty. Bank of America, N.A. is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. Bank of America, N.A. is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of September 30, 2006, Bank of America, N.A. had consolidated assets of $1,186 billion, consolidated deposits of $721 billion and stockholder’s equity of $110 billion based on regulatory accounting principles.

Bank of America Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, together with any subsequent documents it filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Recent Developments: On January 1, 2006, Bank of America Corporation completed its merger with MBNA Corporation.

Additional information regarding the foregoing is available from the filings made by Bank of America Corporation with the SEC, which filings can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates. In addition, the SEC maintains a website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file such information electronically with the SEC.

Moody’s currently rates Bank of America, N.A.’s long-term debt as “Aa1” and short-term debt as “P-1.” The outlook is Stable. Standard & Poor’s rates Bank of America, N.A.’s long-term debt as “AA” and its short-term debt as “A-1+.” Ratings are on CreditWatch Positive. Fitch Ratings, Inc., or “Fitch” rates long-term debt of Bank of America, N.A. as “AA-” and short-term debt as “F1+.” The outlook is Positive. Further information with respect to such ratings may be obtained from Moody’s, Standard & Poor’s and Fitch, respectively. No assurances can be given that the current ratings of Bank of America, N.A.’s instruments will be maintained.

Bank of America, N.A. will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended), and the publicly available portions of the most recent quarterly Call Report of Bank of America, N.A. delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:Bank of America Corporate Communications, 100 North Tryon Street, 18th Floor, Charlotte, North Carolina 28255, Attention: Corporate Communications

The statements herein shall not create any implication that there has been no change in the affairs of Bank of America Corporation or Bank of America, N.A. since the date hereof, or that the information contained or referred to in this section is correct as of any time subsequent to its date.

Swap Agreement Significance Percentage.

Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with GMAC’s general risk management procedures, the significance percentage of the interest rate swap agreement is less than 10%.

Other Liquidity and Credit Support

Distributions on Class B term notes, the Class C term notes, the Class D term notes and the certificates will be subordinated to payments on the Class A notes to the extent described herein. The property pledged to the indenture trustee will include the funds on deposit in the Reserve Fund, the Class A Term Note Cash Accumulation Reserve Fund, the Class B Term Note Cash Accumulation Reserve Fund, the Class C Term Note Cash Accumulation Reserve Fund and the Class D Term Note Cash Accumulation Reserve Fund. However, the holders of a class of term notes will receive no benefit from the cash accumulation reserve funds from other classes of notes. The servicer will not make Servicer Liquidity Advances for the term notes. The servicer, in its sole discretion, may make servicer advances as described above. Other credit, liquidity and other enhancement arrangements may be established in connection with the issuance of additional revolving notes or increases in the trust’s Specified Maximum Revolver Balance. There can be no assurance that any of these arrangements will be for the benefit of the holders of the term notes.

Defaults, Charge-Offs and Reallocations of Principal Collections

For any Monthly Distribution Date, Available Trust Interest and other available amounts will be available to cover the Trust Defaulted Amount as described in Clause (3) under “—Application of Interest Collections” above. To the extent that, for any Monthly Distribution Date, the allocated Available Trust Interest and withdrawals from the Reserve Fund do not cover the full amount of the Trust Defaulted Amount through treatment of those amounts as Additional Trust Principal, that deficiency will constitute a Trust Charge-Off. In addition, Trust Principal Collections and amounts retained in the Cash Accumulation Accounts that may otherwise be available to pay the outstanding principal balance of the securities may be reallocated to pay interest on the notes and servicing fees if there are insufficient available funds from other sources to make those payments, as described in Clause (3) under “—Application of Interest Collections” above. The aggregate unreimbursed amount of these reallocations are referred to as Reallocated Principal Amounts.

The effective outstanding principal balance of the securities and, thus, the Daily Trust Invested Amount is reduced by the unreimbursed Trust Charge-Offs and Reallocated Principal Amounts. On any Monthly Distribution Date, the unreimbursed Trust Charge-Offs and Reallocated Principal Amounts will be applied, first, to reduce the certificate balance of the certificates, but not below zero, then to reduce the effective outstanding balance of the Class D term notes, but not below zero, then to reduce the effective outstanding balance of the Class C term notes, but not below zero, then to reduce the effective outstanding balance of the Class B term notes, but not below zero, and then to reduce the effective outstanding balance of the Class A notes, on the basis of the Trust Interest Allocation Percentage of the Class A notes then outstanding, but in each case not below zero. For purposes of this application, the certificate balance and Trust Interest Allocation Percentage will be calculated without reduction for Trust Charge-Offs and Reallocated Principal Amounts.

Trust Charge-Offs and Reallocated Principal Amounts will be reimbursed and the effective outstanding principal balance of the securities will be reinstated for any Monthly Distribution Date, out of Available Trust Interest as described in Clause (3) under “—Application of Interest Collections” above. These reinstatements will be made, first, to reinstate the effective outstanding principal balance of the Class A Notes, on the basis of the Trust Interest Allocation Percentage of the Class A notes then outstanding, until all reductions have been reinstated, then to the Class B term notes until all reductions have been reinstated, then to the Class C term notes until all reductions have been reinstated, then to the Class D term notes until all reductions have been reinstated and then to the certificates until all reductions have been reinstated. If the effective outstanding balance of a class of securities remains reduced on the Stated Final Payment Date for a class of securities, the trust will not owe the holders of that class of securities the portion of the actual outstanding balance that has been reduced. Interest payments on securities will not be reduced to the extent unreimbursed Trust Charge-Offs or Reallocated Principal Amounts are applied against these securities as of any Monthly Distribution Date.

Investment of Funds

Collections on the accounts and any money in the transaction accounts are held in accounts with eligible depositary institutions, which accounts are subject to the security interest of the Indenture Trustee for the benefit of the noteholders. Such accounts will be established with the Indenture Trustee. All amounts held in the transaction accounts will be invested at the written direction of the Servicer.

The Servicer will invest and reinvest collections in Eligible Investments. Eligible Investments generally include obligations of the United States of America, certain demand deposits, time deposits or certificates of deposit of (subject to certain eligibility requirements) any depository institution or trust company organized under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s, Moody’s and each of the other rating agencies rating the notes then rating such commercial paper in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; investments in money market or common trust funds having a rating from Standard & Poor’s, Moody’s and each of the other rating agencies rating the notes then rating those funds in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; certain bankers’ acceptances issued by any depository institution or trust company and repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America; commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations; and in any other investment permitted by each of the rating agencies rating the notes.

Unless otherwise permitted by the rating agencies rating the notes, any such eligible investments must mature (A) not later than the Business Day immediately preceding the next distribution date, or (B) on such next distribution date if either (x) such investment is issued by the institution with which the note distribution account is then maintained or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are rated at least P-1 by Moody’s Investors Service, Inc. and A-1+ by Standard & Poor’s Ratings Services on the date such investment is made) shall advance funds on such distribution date to the note distribution account in the amount payable on such investment on such distribution date pending receipt thereof to the extent necessary to make distributions on the notes on such distribution date. Unless the Indenture Trustee objects prior to the time an investment is made, the Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.

The Servicer is entitled to receive all investment earnings (net of losses and investment expenses), except for investment earnings on funds in the accumulation account.

The activity in the transaction accounts will be verified by the Servicer and the Indenture Trustee.

Optional Purchase by the Servicer

Notwithstanding anything in the prospectus to the contrary, at any time from and after the time that:

•	the Daily Trust Balance is equal to or less than 10% of the highest sum, at any time since the closing date, of the Daily Trust Balance plus the Cash Collateral Amount plus amounts on deposit in the cash accumulation accounts and the distribution accounts; and

•	either no term notes are outstanding or the Wind Down Period is in effect,

the servicer may, at its option, purchase from the trust, as of the last day of any Collection Period, all remaining receivables and other assets then held by the trust, at a price equal to the aggregate Administrative Purchase Payments for those receivables plus the appraised value of the other assets which price will not be less than the outstanding principal balance and unpaid interest on all securities. That amount will be treated as Trust Principal Collections received during that Collection Period to the extent of the principal portion of the aggregate Administrative Purchase Payments so paid, with the remainder being Trust Interest Collections.

Early Amortization Events

An “Early Amortization Event” with respect to the trust and the securities refers to any of the following events:

(1) failure on the part of the depositor, GMAC or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the pooling and servicing agreement or the trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the receivables affected by that failure are repurchased by the depositor, GMAC or the servicer, as applicable, in accordance with the Transfer and Servicing Agreements;

(2) any representation or warranty made by GMAC in the pooling and servicing agreement or by the depositor in the trust sale and servicing agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Securityholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the receivables relating to the representation or warranty are repurchased by GMAC or the depositor, as applicable, in accordance with the Transfer and Servicing Agreements;

(3) failure to pay or set aside for payment all amounts required to be paid as principal on the notes or distributed with respect to the certificate balance on the applicable Stated Final Payment Date;

(4) on any Monthly Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20.0%;

(5) the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Monthly Distribution Dates;

(6) a notice setting forth one or more Events of Default under the indenture and declaring the unpaid principal balance of any notes immediately due and payable has been given pursuant to the indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination

Date has not occurred, if the depositor so elects, the Early Amortization Period resulting from that occurrence will terminate and the Revolving Period will recommence if a notice rescinding the declaration is given pursuant to the indenture;

(7) the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of (a) the servicer, (b) GMAC, if it is not the servicer, or (c) the depositor;

(8) on any Monthly Distribution Date, the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount as specified in this prospectus supplement;

(9) on any Monthly Distribution Date, the average Daily Trust Balance is less than 75% of the sum of the average outstanding principal balance of the term notes and the average certificate balance (in each case, the average being determined over the six Collection Periods immediately preceding the Monthly Distribution Date, or, if shorter, the period from the initial issuance date through and including the last day of the immediately preceding Collection Period);

(10) on any Monthly Distribution Date, as of the last day of each of the two immediately preceding Collection Periods, the aggregate principal balance of all Available Receivables is less than 70% of the aggregate principal balance of all receivables—including receivables owned by GMAC—in the dealer accounts in the pool of accounts;

(11) on any Monthly Distribution Date the amount of funds drawn from the Reserve Fund to pay interest on the notes on the preceding Monthly Distribution Date is not replaced on or prior to such Monthly Distribution Date, and on such Monthly Distribution Date and on each of the business days since the Monthly Distribution Date preceding such Monthly Distribution Date the prime rate used with respect to calculating the interest rate on the receivables for the period beginning on each such date is less than LIBOR as of such date;

(12) the trust or the depositor is required to register under the Investment Company Act of 1940;

(13)(a)(i) the filing of a petition by General Motors, or (ii) the filing of a petition by a person other than General Motors that remains undismissed after 90 days, or (iii) the entry of an order for relief against General Motors, in each case under Chapter 7 of the U.S. Bankruptcy Code or a similar provision of state or federal law that would result in the liquidation of General Motors; or (b) General Motors ceases to operate as an automobile manufacturer or undertakes to sell or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), in either case after a petition has been filed under Chapter 11 of the U.S. Bankruptcy Code or a similar provision of state or federal law;

(14) any of the basis swaps terminate, except if the termination is for the limited reasons set forth in “ —Basis Swaps;” and

(15) any other event defined as an Early Amortization Event in any other series of notes issued by this trust other than those identified as Rapid Amortization Events for the term notes.

Upon the occurrence of any event described above, an Early Amortization Event with respect to the trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for the trust,

Trust Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the notes and distributions of the certificate balance on the certificates and will be paid as set forth in this prospectus supplement.

Cash Accumulation Events

A “Cash Accumulation Event” with respect to the trust and the securities refers to any of the following events:

(1) failure on the part of the depositor, GMAC or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the pooling and servicing agreement or the trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the receivables affected by that failure are repurchased by the depositor, GMAC or the servicer, as applicable, in accordance with the Transfer and Servicing Agreements;

(2) any representation or warranty made by GMAC in the pooling and servicing agreement or by the depositor in the trust sale and servicing agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Securityholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the receivables relating to the representation or warranty are repurchased by GMAC or the depositor, as applicable, in accordance with the Transfer and Servicing Agreements;

(3) failure to pay or set aside for payment all amounts required to be paid as principal on the notes or distributed with respect to the certificate balance on the applicable Stated Final Payment Date;

(4) on any Monthly Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20.0%;

(5) the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Monthly Distribution Dates;

(6) a notice setting forth one or more Events of Default under the indenture and declaring the unpaid principal balance of any notes immediately due and payable has been given pursuant to the indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred, if the depositor so elects, the Early Amortization Period resulting from that occurrence will terminate and the Revolving Period will recommence if a notice rescinding the declaration is given pursuant to the indenture;

(7) on any Monthly Distribution Date, the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount as specified in this prospectus supplement;

(8) on any Monthly Distribution Date, the average Daily Trust Balance is less than 75% of the sum of the average outstanding principal balance of the term notes and the average certificate balance (in each case, the average being determined over the six Collection Periods immediately preceding the Monthly Distribution Date, or, if shorter, the period from the initial issuance date through and including the last day of the immediately preceding Collection Period);

(9) on any Monthly Distribution Date, as of the last day of each of the two immediately preceding Collection Periods, the aggregate principal balance of all Available Receivables is less than 70% of the aggregate principal balance of all receivables—including receivables owned by GMAC—in the dealer accounts in the pool of accounts;

(10) on any Monthly Distribution Date the amount of funds drawn from the Reserve Fund to pay interest on the notes on the preceding Monthly Distribution Date is not replaced on or prior to such Monthly Distribution Date, and on such Monthly Distribution Date and on each of the business days since the Monthly Distribution Date preceding such Monthly Distribution Date the prime rate used with respect to calculating the interest rate on the receivables for the period beginning on each such date is less than LIBOR as of such date;

(11) any other event defined as an Early Amortization Event in any other series of notes issued by this trust other than those identified as Rapid Amortization Events for the term notes; and

(12) any of the basis swaps terminate, except, (i) if the termination is for the limited reasons set forth in “ —Basis Swaps,” or, (ii) if the termination is due to the insolvency of the basis swap counterparty; and

(13) the commencement of a Wind Down Period.

Upon the occurrence of any event described above, a Cash Accumulation Event with respect to the trust will be deemed to have occurred without any notice or other action on the part of any other party. The Cash Accumulation Period will commence as of the day on which the Cash Accumulation Event is deemed to occur. During a Cash Accumulation Period for the trust, Trust Principal Collections and other amounts constituting Available Trust Principal will be allocated as set forth in this prospectus supplement.

Reports to Term Noteholders

With respect to the trust and the securities, on or prior to each Monthly Distribution Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the holders of the term notes on the Monthly Distribution Date. Each statement will include the following information as to the term notes with respect to the Monthly Distribution Date or the period since the previous Monthly Distribution Date, as applicable:

(1) the amount, if any, of the distribution allocable to principal on each series of notes and the certificates;

(2) the amount, if any, of the distribution allocable to interest on each series of notes and the certificates;

(3) the aggregate outstanding principal or certificate balance for each series of notes and the certificates, after giving effect to all payments reported under (1) above;

(4) if applicable, the amount of outstanding servicer advances;

(5) the amount of the Monthly Servicing Fee paid to the servicer with respect to the related Collection Period or Periods, as the case may be;

(6) the amount, if any, reinvested in additional receivables;

(7) the amount, if any, and purpose of any other fees or expenses accrued or paid;

(8) whether the revolving period has terminated early

(9) the Interest Rate applicable for the next Payment Date for any series of term notes with variable or adjustable rates;

(10) the amount, if any, withdrawn from or credited to the Reserve Fund;

(11) the accumulated interest shortfalls, if any, on each series or class of securities and the change in that amounts from the preceding Payment Date;

(12) the Trust Charge-Offs and Reallocated Principal Amounts allocated to each series or class of securities and the change in those amounts from the preceding Monthly Distribution Date;

(13) the balance of the Reserve Fund, if any, on the relevant date, after giving effect to changes therein on that date;

(14) the amount, if any, of excess cash distributed from the Reserve Fund to the depositor;

(15) the balance in the cash accumulation accounts and cash accumulation reserve funds;

(16) the number and dollar amount of receivables at the beginning and end of the applicable collection period, and updated pool composition information as of the end of the collection period;

(17) the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred; and

(18) any material modifications, extensions, or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time.

Information regarding any additional securities issued by the trust will be included in the Form 10-D filed with respect to the calendar month in which the additional securities are issued. In addition, during the Revolving Period, information regarding the purchase of additional receivables by the trust will be included in the Form 10-D filed with respect to the applicable calendar month.

In addition, each year, the indenture trustee will mail a brief report, as described in “The Indenture Trustee” in the prospectus, to all noteholders of the trust.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any term notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of an offered note—initially Cede & Co., as the nominee of DTC—and received any payment thereon from the trust, a statement containing information for the purpose of assisting that Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the offered notes is Cede & Co., as nominee of DTC, beneficial owners of the offered notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See “Federal Income Tax Consequences” in the accompanying prospectus.

CERTAIN FEES AND EXPENSES

The following table indicates all fees and expenses to be paid out of collections on the pool of accounts:

Monthly Servicing Fee	1.00% per annum

The Monthly Servicing Fee is equal to one-twelfth of 1% of the average daily balance of the Daily Trust Invested Amount for the Collection Period. Only the Monthly Servicing Fee will be paid out of collections on the accounts. The servicer also will be entitled to an additional servicing fee, which will not be paid out of collections, and will include late fees and other administrative fees and expenses collected during the month and investment earnings on the trust accounts.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.

Each of the owner trustee and the indenture trustee has represented to the issuing entity that it is not a party to any current legal proceedings, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to be material to investors.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of the dealer floor plan accounts.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of dealer floor plan accounts.

Banc of America Securities LLC, an underwriter for the offered notes, and Bank of America, N.A., the basis swap counterparty, are affiliates and engage in transactions with each other involving securitizations.

The sponsor, the depositor and the servicer are affiliates and engage in transactions with each other involving the securitization of dealer floor plan accounts, including those described in this prospectus and others. Additionally, Wholesale Auto Receivables LLC and GMAC have entered into an Intercompany Advance Agreement, through which Wholesale Auto Receivables LLC may borrow funds from GMAC. Advances under the Intercompany Advance Agreement are used by Wholesale Auto Receivables LLC to pay for a portion of the receivables in some securitizations in which Wholesale Auto Receivables LLC acts as the depositor. Under the Intercompany Advance Agreement, the loans bear a market rate of interest and have documented repayment terms.

On the closing date, the issuing entity is issuing certificates not offered hereby. The depositor will retain the certificates, which represent the principal equity in the issuing entity. Therefore, the issuing entity is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor and will be included in the consolidated financial statements of the sponsor. The depositor retains the right to sell all or a portion of the certificates at any time. Following any such sale to an unaffiliated third party, the issuing entity may cease to be an affiliate of either the sponsor or the depositor. The trust has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s length.

ERISA CONSIDERATIONS

Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes would be treated as indebtedness without substantial equity features for purposes of the plan assets regulation, as defined in the prospectus. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes could change, subsequent to their issuance, if the trust incurred losses. This risk of recharacterization is enhanced for the Class B term notes and the Class C term notes because they are subordinated to the Class A term notes. However, without regard to whether offered notes are treated as an equity interest for purposes of the plan asset regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the depositor, the servicer, the trust, the owner trustee, the indenture trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

For additional information regarding treatment of the offered notes under ERISA, see “ERISA Considerations” in the prospectus.

By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (a) it is not acquiring the offered note with the plan assets of a benefit plan, as defined in the prospectus, or other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code; or (b) the acquisition, disposition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA, Section 4975 of the Code or any substantially similar applicable law.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, for U.S. federal income tax purposes, the offered notes will be characterized as indebtedness for federal income tax purposes, and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. Each offered noteholder, by the acceptance of a offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes. Kirkland & Ellis LLP expresses no opinion on the characterization of the Class D term notes and the revolving notes.

The certificates initially will be held by the depositor. Accordingly, so long as the depositor is the only beneficial owner of the trust, the trust will be classified as a division of the depositor and a disregarded entity for federal income tax purposes. See “Federal Income Tax Consequences—Tax Characterization of the Trust” in the prospectus.

Prospective investors should note that legislation and Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such legislation and Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

The legislation imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

See “Federal Income Tax Consequences” and “State, Local and Foreign Tax Consequences” in the prospectus.

UNDERWRITING

Based on the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the depositor, the principal amount of Class A term notes, Class B term notes and Class C term notes set forth opposite its name below:

Aggregate Principal Amount to be Purchased

	Class A	Class B	Class C
Underwriter	Term Notes	Term Notes	Term Notes

Banc of America Securities LLC
Morgan Stanley & Co. Incorporated

Total

Banc of America Securities LLC and Morgan Stanley & Co. Incorporated are responsible for jointly leading and managing the offering of the offered notes.

The depositor has been advised by the underwriters that the several underwriters propose initially to offer the offered notes to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for the offered notes. The underwriters may allow, and the dealers may re-allow to other dealers, a subsequent concession not in excess of the percentage set forth below for the offered notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession	Reallowance

Class A term notes
Class B term notes
Class C term notes

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934.

Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing offered notes in the open market. In determining the source of offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase offered notes through the over-allotment option.

Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Stabilizing transactions permit the underwriters to make bids on or purchase the offered notes so long as the stabilizing bids or purchase prices do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

The underwriters may act through one or more of their affiliates when selling securities outside the United States.

In the ordinary course of its business, one or more of the underwriters and their affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the trust and their affiliates.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

As a Percentage of Initial
Principal Balance of the
	Amount in Dollars	Offered Notes

Sale of the offered notes proceeds
Underwriting discount on the offered notes
Additional offering expenses

Net proceeds to the depositor

LEGAL OPINIONS

Specified matters relating to the offered notes and certain federal income tax matters will be passed upon for the trust, the depositor and GMAC by Kirkland & Ellis LLP. In addition, some of the legal matters relating to the offered notes will be passed upon for the trust, the depositor and GMAC by Richard V. Kent, Esq., General Counsel of the depositor. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Specified matters relating to the offered notes will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP, which has from time to time represented, and is currently representing, General Motors Corporation, GMAC and their affiliates.

REPORTS AND ADDITIONAL INFORMATION

For a summary of reports to be provided to noteholders, see “Reports to Term Noteholders” in this prospectus supplement.

The servicer will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports about the trust under Superior Wholesale Inventory Financing Trust 2007-AE-1, Commission file number 333-131524-1. These reports will be made available on the world wide web at http://www.gmacfs.com/us/en/business/investing/securitization/sectoc.htm. For further information on how to obtain these reports, see “Where You Can Find More Information” in the prospectus.

GLOSSARY OF PRINCIPAL TERMS

The following are given the meanings shown below to help describe the payments and cash flows on the notes and the certificates.

“2007-RN1 Payment Period Commencement Date” has the meaning set forth on page S-27.

“2007-RN1 Stated Final Payment Date” has the meaning set forth on page S-27.

“Additional Trust Principal” means, for any Monthly Distribution Date, the amount, if any, of Available Trust Interest and funds in the Reserve Fund applied to cover the Trust Defaulted Amount, unreimbursed Trust Charge-Offs or Reallocated Principal Amounts on that Monthly Distribution Date and on the Term Note Stated Final Payment Date all funds remaining on deposit in the Reserve Fund.

“Aggregate Certificateholders’ Interest” means, for any Monthly Distribution Date, an amount equal to the sum of (a) the Certificateholders’ Interest for all classes of certificates for that Monthly Distribution Date and (b) the Certificateholders’ Interest Carryover Shortfall for the preceding Monthly Distribution Date.

“Aggregate Revolver Interest” means, for any Monthly Distribution Date, the sum of (a) the Revolver Interest for all series of revolving notes for that Monthly Distribution Date and (b) the Revolver Interest Carryover Shortfall for the preceding Monthly Distribution Date.

“Available Trust Interest” means, for any Monthly Distribution Date, the sum of

(1) Trust Interest Collections;

(2) Shared Investment Proceeds; and

(3) the portion of the purchase price to be included in Available Trust Interest if the servicer exercises its option to purchase the assets of the trust as described under “The Transfer and Servicing Agreements—Optional Purchase by the Servicer” in this prospectus supplement.

“Available Trust Principal” means

(a) for any day during a Collection Period, Trust Principal Collections for that day minus any amounts paid on that day to the servicer as reimbursement for outstanding Servicer Liquidity Advances, if any, and

(b) on the Monthly Distribution Date related to that Collection Period, the sum of

(1) Additional Trust Principal, if any, for that Monthly Distribution Date,

(2) the Cash Collateral Amount on that Monthly Distribution Date and

(3) if that Monthly Distribution Date is related to the Wind Down Period or an Early Amortization Period for the trust or to the Payment Period for a series of term notes, and if the amount on deposit in the Reserve Fund on that Monthly Distribution Date exceeds zero, the Supplemental Principal Allocation for that current Monthly Distribution Date.

“back-to-back swap” has the meaning set forth on page S-51.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, be closed.

“Cash Accumulation Accounts” means the cash accumulation accounts for the term notes and the certificates.

“Cash Accumulation Event” has the meaning set for on page S-57.

“Cash Accumulation Period” means, for the term notes, a period beginning on the occurrence of a Cash Accumulation Event for the term notes and ending on the earliest of:

(a) the date on which the term notes are paid in full,

(b) the occurrence of a Rapid Amortization Event for the term notes,

(c) the Trust Termination Date, and

(d) under the limited circumstances described under “The Transfer and Servicing Agreements—Application of Principal Collections by the Trust—Revolving Period” in this prospectus supplement, the recommencement of the Revolving Period for the trust.

“Cash Collateral Amount” means the amount of funds actually on deposit in the Collection Account on such date which have been set aside in order to maintain Trust Equilibrium.

“Certificate Rate” means for any class of certificates, the interest rate specified for such class.

“Certificate Stated Final Distribution Date” has the meaning specified on page S-30.

“Certificate Targeted Final Distribution Date” has the meaning specified on page S-30.

“Certificateholders’ Interest” means, for any Monthly Distribution Date, the product of (a) the certificate balance (without reduction for unreimbursed Trust Charge-Offs or Reallocated Principal Amounts) on the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, the closing date), (b) the Certificate Rate for that Monthly Distribution Date and (c) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or if there is no prior Monthly Distribution Date, from and including the closing date), to but excluding that Monthly Distribution Date and the denominator of which is 360; provided, however, Certificateholders’ Interest for the first Monthly Distribution Date following the closing date will be the sum of the products as calculated above for (i) the period from and including the closing date to but excluding March 15, 2007 (which date will be a Monthly Distribution Date for the purposes of making the calculations in clauses (b) and (c) in this definition), and (ii) the period from and including March 15, 2007 to but excluding that first Monthly Distribution Date.

“Certificateholders’ Interest Carryover Shortfall” means, for any Monthly Distribution Date, the excess of (a) the Aggregate Certificateholders’ Interest for that Monthly Distribution Date over (b) the amount that was actually deposited in the Certificate Distribution Account on that Monthly Distribution Date in respect of Aggregate Certificateholders’ Interest.

“Class A term note basis swap” has the meaning specified on page S-48.

“Class A Term Note Cash Accumulation Account” means an Eligible Deposit Account established and maintained by the servicer with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the Class A term notes. Funds on deposit in the Class A Term Note Cash Accumulation Account will be invested in Eligible Investments. The Class A Term

Note Cash Accumulation Account will constitute a Designated Account, but the Class A Term Note Cash Accumulation Account Earnings for a Monthly Distribution Date will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. Class A Term Note Cash Accumulation Account Earnings will be maintained in the Class A Term Note Cash Accumulation Account.

“Class A Term Note Cash Accumulation Account Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Class A Term Note Cash Accumulation Account, net of losses and investment expenses with respect to these funds.

“Class A Term Note Cash Accumulation Reserve Fund” means an Eligible Deposit Account established and maintained by the trust in the name of the indenture trustee for the benefit of the holders of the Class A term notes. The Class A Term Note Cash Accumulation Reserve Fund is available for the payment of interest on the Class A term notes to the extent described under “The Transfer and Servicing Agreements—Application of Interest Collections” in this prospectus supplement. The Class A Term Note Cash Accumulation Reserve Fund will constitute a Designated Account, but the Class A Term Note Cash Accumulation Reserve Fund Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. The Class A Term Note Cash Accumulation Reserve Fund Earnings will be maintained in the Class A Term Note Cash Accumulation Reserve Fund.

“Class A Term Note Cash Accumulation Reserve Fund Deposit Amount” means, for any Monthly Distribution Date, the excess, if any, of the Class A Term Note Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Class A Term Note Cash Accumulation Reserve Fund.

“Class A Term Note Cash Accumulation Reserve Fund Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Class A term note Cash Accumulation Reserved Fund, net of losses and investment expenses with respect to these funds.

Interest Earned is the sum of the Class A Term Note Cash Accumulation Account Earnings and the Class A share of Term Note Distribution Subaccount Earnings during the related Collection Period.

“Class A Term Note Cash Accumulation Reserve Fund Required Amount” means, with respect to any Determination Date, (a) the sum of (1) the present value, discounted at       % per annum, of the Class A Term Note Monthly Note Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the Term Note Targeted Final Payment Date and (2) $       , or (b) after the funds in that account have been transferred to the Reserve Fund, $0.

“Class A Term Note Interest Rate” means, for any Monthly Distribution Date, an interest rate equal to One-Month LIBOR plus     % per annum.

“Class A Term Note Monthly Available Amount” has the meaning set forth on page S-31.

“Class A Term Note Monthly Note Mismatch Amount” for a Monthly Distribution Date is calculated as follows:

Monthly Note Mismatch Amount = (Term Note Balance) × (Note Mismatch Rate) / 12

where:

Term Note Balance is the outstanding principal balance on the Class A term notes on the Monthly Distribution Date on which the Class A Term Note Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and

Note Mismatch Rate is       %

“Class B term note basis swap” has the meaning specified on page S-48.

“Class B Term Note Cash Accumulation Account” means an Eligible Deposit Account established and maintained by the servicer with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the Class B term notes. Funds on deposit in the Class B Term Note Cash Accumulation Account will be invested in Eligible Investments. The Class B Term Note Cash Accumulation Account will constitute a Designated Account, but the Class B Term Note Cash Accumulation Account Earnings for a Monthly Distribution Date will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. Class B Term Note Cash Accumulation Account Earnings will be maintained in the Class B Term Note Cash Accumulation Account.

“Class B Term Note Cash Accumulation Account Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Class B Term Note Cash Accumulation Account, net of losses and investment expenses with respect to these funds.

“Class B Term Note Cash Accumulation Reserve Fund” means an Eligible Deposit Account established and maintained by the trust in the name of the indenture trustee for the benefit of the holders of the Class B term notes. The Class B Term Note Cash Accumulation Reserve Fund is available for the payment of interest on the Class B term notes to the extent described under “The Transfer and Servicing Agreements—Application of Interest Collections” in this prospectus supplement. The Class B Term Note Cash Accumulation Reserve Fund will constitute a Designated Account, but the Class B Term Note Cash Accumulation Reserve Fund Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. The Class B Term Note Cash Accumulation Reserved Fund Earnings will be maintained in the Class B Term Note Cash Accumulation Reserve Fund.

“Class B Term Note Cash Accumulation Reserve Fund Deposit Amount” means, for any Monthly Distribution Date, the excess, if any, of the Class B Term Note Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Class B Term Note Cash Accumulation Reserve Fund.

“Class B Term Note Cash Accumulation Reserve Fund Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Class B Term Note Cash Accumulation Reserved Fund, net of losses and investment expenses with respect to these funds.

“Class B Term Note Cash Accumulation Reserve Fund Required Amount” means, with respect to any Determination Date, the sum of (1) the present value, discounted at       % per annum, of the Class B Term Note Monthly Note Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the Term Note Targeted Final Payment Date and (2) $       , or after the funds in that account have been transferred to the Reserve Fund, $0.

“Class B Term Note Interest Rate” means, for any Monthly Distribution Date, an interest rate equal to One-Month LIBOR plus     % per annum.

“Class B Term Note Monthly Available Amount” has the meaning specified on page S-33.

“Class B Term Note Monthly Note Mismatch Amount” for a Monthly Distribution Date is calculated as follows:

Monthly Note Mismatch Amount = (Term Note Balance) × (Note Mismatch Rate) / 12

where:

Term Note Balance is the outstanding principal balance on the Class B term notes on the Monthly Distribution Date on which the Class B Term Note Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and

Note Mismatch Rate is       %

“Class C term note basis swap” has the meaning specified on page S-48.

“Class C Term Note Cash Accumulation Account” means an Eligible Deposit Account established and maintained by the servicer with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the Class C term notes. Funds on deposit in the Class C Term Note Cash Accumulation Account will be invested in Eligible Investments. The Class C Term Note Cash Accumulation Account will constitute a Designated Account, but the Class C Term Note Cash Accumulation Account Earnings for a Monthly Distribution Date will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. Class C Term Note Cash Accumulation Account Earnings will be maintained in the Class C Term Note Cash Accumulation Account.

“Class C Term Note Cash Accumulation Account Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Class C Term Note Cash Accumulation Account, net of losses and investment expenses with respect to these funds.

“Class C Term Note Cash Accumulation Reserve Fund” means an Eligible Deposit Account established and maintained by the trust in the name of the indenture trustee for the benefit of the holders of the Class C term notes. The Class C Term Note Cash Accumulation Reserve Fund is available for the payment of interest on the Class C term notes to the extent described under “The Transfer and Servicing Agreements—Application of Interest Collections” in this prospectus supplement. The Class C Term Note Cash Accumulation Reserve Fund will constitute a Designated Account, but the Class C Term Note Cash Accumulation Reserve Fund Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. The Class C Term Note Cash Accumulation Reserved Fund Earnings will be maintained in the Class C Term Note Cash Accumulation Reserve Fund.

“Class C Term Note Cash Accumulation Reserve Fund Deposit Amount” means, for any Monthly Distribution Date, the excess, if any, of the Class C Term Note Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Class C Term Note Cash Accumulation Reserve Fund.

“Class C Term Note Cash Accumulation Reserve Fund Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Class C Term Note Cash Accumulation Reserved Fund, net of losses and investment expenses with respect to these funds.

“Class C Term Note Cash Accumulation Reserve Fund Required Amount” means, with respect to any Determination Date, the sum of (1) the present value, discounted at       % per annum, of the Class C Term Note Monthly Note Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the Term Note Targeted Final Payment Date and (2) $       , or after the funds in that account have been transferred to the Reserve Fund, $0.

“Class C Term Note Interest Rate” means, for any Monthly Distribution Date, an interest rate equal to One-Month LIBOR plus     % per annum.

“Class C Term Note Monthly Available Amount” has the meaning specified on page S-34.

“Class C Term Note Monthly Note Mismatch Amount” for a Monthly Distribution Date is calculated as follows:

Monthly Note Mismatch Amount = (Term Note Balance) × (Note Mismatch Rate) / 12

where:

Term Note Balance is the outstanding principal balance on the Class C term notes on the Monthly Distribution Date on which the Class C Term Note Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and

Note Mismatch Rate is       %.

“Class D Term Note Cash Accumulation Account” means an Eligible Deposit Account established and maintained by the servicer with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the Class D term notes. Funds on deposit in the Class D Term Note Cash Accumulation Account will be invested in Eligible Investments. The Class D Term Note Cash Accumulation Account will constitute a Designated Account, but the Class D Term Note Cash Accumulation Account Earnings for a Monthly Distribution Date will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. Class D Term Note Cash Accumulation Account Earnings will be maintained in the Class D Term Note Cash Accumulation Account.

“Class D Term Note Cash Accumulation Account Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Class D Term Note Cash Accumulation Account, net of losses and investment expenses with respect to these funds.

“Class D Term Note Cash Accumulation Reserve Fund” means an Eligible Deposit Account established and maintained by the trust in the name of the indenture trustee for the benefit of the holders of the Class D term notes. The Class D Term Note Cash Accumulation Reserve Fund is available for the payment of interest on the Class D term notes to the extent described under “The Transfer and Servicing Agreements—Application of Interest Collections” in this prospectus supplement. The Class D Term Note Cash Accumulation Reserve Fund will constitute a Designated Account, but the Class D Term Note Cash Accumulation Reserve Fund Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. The Class D Term Note Cash Accumulation Reserve Fund Earnings will be maintained in the Class D Term Note Cash Accumulation Reserve Fund.

“Class D Term Note Cash Accumulation Reserve Fund Deposit Amount” means, for any Monthly Distribution Date, the excess, if any, of the Class D Term Note Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Class D Term Note Cash Accumulation Reserve Fund.

“Class D Term Note Cash Accumulation Reserve Fund Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Class D Term Note Cash Accumulation Reserved Fund, net of losses and investment expenses with respect to these funds.

“Class D Term Note Cash Accumulation Reserve Fund Required Amount” means, with respect to any Determination Date, the sum of (1) the present value, discounted at       % per annum, of the Monthly Note Mismatch Amounts for each Monthly Distribution Date following the Class D Term Note Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the Term Note Targeted Final Payment Date and (2) $       , or after the funds in that account have been transferred to the Reserve Fund, $0.

“Class D Term Note Interest Rate” means that interest rate for the Class D term notes specified in the applicable officer’s issuance certificate.

“Collection Period” means, with respect to any Monthly Distribution Date, the preceding calendar month (or, in the case of the initial Monthly Distribution Date, the period from the initial cutoff date through the last day of the preceding calendar month).

“Contingent swap counterparty” has the meaning set forth on page S-50.

“Daily Trust Invested Amount” means, for any date during the Collection Period, an amount equal to (1) the outstanding aggregate principal balance of the term notes on that date (less Trust Charge-Offs and Reallocated Principal Amounts that are allocable to those notes), plus (2) the outstanding certificate balance of the certificates, plus (3) the Series Net Revolver Balances for the revolving notes for that date (less Trust Charge-Offs and Reallocated Principal Amounts that are allocable to those revolving notes), minus (4) the amount in the cash collateral account for that date, minus (5) any amount held on that date in the Distribution Accounts, cash accumulation accounts or other accounts for the payment of principal on the notes or the certificate balance of the certificates.

“Dealer Overconcentration Receivables” means, for any date, with respect to any dealer or group of affiliated dealers, the outstanding Available Receivables with respect to that dealer or group of affiliated dealers to the extent, if any, of the excess of:

(1) the aggregate principal balance of all those Available Receivables on that date over

(2) the Dealer Overconcentration Percentage of the sum of (a) the Specified Maximum Revolver Balance, (b) the aggregate principal balance of all outstanding term notes as of that date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period and (c) the certificate balance of all outstanding certificates.

“Deficiency Amount” has the meaning specified on page S-35.

“designated event” has the meaning set forth on page S-50.

“Determination Date” means the tenth day of each calendar month, or if the tenth day is not a Business Day, the next succeeding Business Day.

“Early Amortization Event” has the meaning specified on page S-55.

“Eligible Account” has the meaning specified on page S-20.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which, at the time made, evidence:

(a) direct obligations of and which are fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any U.S. branch of a foreign bank; the depository institution or trust company shall be supervised and examined by federal or state banking or depository institution authorities; provided, however, that at any time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than those obligations the rating of which is based on the credit of a person or entity other than that depository institution or trust company, thereof shall have a credit rating from Standard & Poor’s, Moody’s and each of the other rating agencies rating the notes then rating such obligations in the highest investment category granted thereby;

(c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s, Moody’s and each of the other rating agencies rating the notes then rating that commercial paper in the highest investment category granted thereby;

(d) investments in money market or common trust funds having a rating from Standard & Poor’s, Moody’s and each of the other rating agencies rating the notes then rating those funds in the highest investment category granted thereby for money market funds, including funds for which the indenture trustee or the owner trustee or any of their respective affiliates is an investment manager or advisor, so long as those fund shall have that rating, provided, however, that no funds in the cash accumulation accounts or the Note Distribution Subaccounts for the term notes shall be invested in Eligible Investments described in this clause (d);

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a person or entity with the required deposit rating or otherwise approved by the rating agencies; and

(g) any other investment permitted by each of the rating agencies, in each case, other than as permitted by the rating agencies, maturing not later than the Business Day immediately preceding the next Monthly Distribution Date.

As used in this definition, a rating is in the “highest investment category” of a rating category which has relative gradations within that category only if it has the highest rating within that category (so that, for example, commercial paper with a rating of “A-1” is not considered to be in the “highest investment category,” but a rating of “A-1+” is within the “highest investment category”).

“Eligible Receivable” has the meaning specified on page S-20.

“Final Revolving Period Termination Date” has the meaning set forth on page S-38.

“Fully Funded Date” means, with respect to a series of notes, the day on which:

(a) for the Class A term notes,

(1) the sum of the amounts on deposit in the Class A Term Note Cash Accumulation Account plus the amount on deposit in the Note Distribution Subaccount for the Class A term notes for the payment of principal equals the outstanding principal balance of the Class A term notes or

(2) the Class A term notes have been paid in full;

(b) for the Class B term notes,

(1) the sum of the amounts on deposit in the Class B Term Note Cash Accumulation Account plus the amount on deposit in the Note Distribution Subaccount for the Class B term notes for the payment of principal equals the outstanding principal balance of the Class B term notes or

(2) the Class B term notes have been paid in full;

(c) for the Class C term notes,

(1) the sum of the amounts on deposit in the Class C Term Note Cash Accumulation Account plus the amount on deposit in the Note Distribution Subaccount for the Class C term notes for the payment of principal equals the outstanding principal balance of the Class C term notes or

(2) the Class C term notes have been paid in full;

(d) for the Class D term notes,

(1) the sum of the amounts on deposit in the Class D Term Note Cash Accumulation Account plus the amount on deposit in the Note Distribution Subaccount for the Class D term notes for the payment of principal equals the outstanding principal balance of the Class D term notes or

(2) the Class D term notes have been paid in full; and

(e) for the revolving notes, the principal balance has been reduced to zero and the revolving notes have been cancelled.

“Interpolated LIBOR Increment” means:

(1)   ; multiplied by

(2) the excess, if any, of

(a) the rate for deposits in U.S. dollars for a period of two months commencing on the closing date that appears on Telerate Page 3750 as of 11:00 a.m., London time, two LIBOR Business Days prior to the closing date; minus

(b) One-Month LIBOR as of two LIBOR Business Days prior to the closing date.

“Investment Proceeds” means with respect to any Monthly Distribution Date, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account net of losses and investment expenses during the related Collection Period.

“LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

“Maximum Pool Balance” means the sum of

(1) the Maximum Revolver Balance,

(2) the aggregate outstanding principal balance of all term notes less any amounts on deposit in the Note Distribution Account and any cash accumulation account for payments of principal of the term notes, and

(3) the aggregate outstanding certificate balance of all certificates less any amounts on deposit in the Certificate Distribution Account and any cash accumulation account for distributions with respect to the certificate balance.

“Monthly Available Amount” means, for any Monthly Distribution Date, the aggregate of the Class A term notes Monthly Available Amount, the total Trust Interest Allocation for 2007-RN1 revolving note and the comparable monthly available amounts for each other series of Class A term notes and revolving note issued by the trust, if any.

“Monthly Carrying Costs” means, for any Monthly Distribution Date, the aggregate of the Noteholders’ Interest with respect to the Class A term notes, the Noteholders’ Interest with respect to the 2007-RN1 revolving note and the comparable monthly carrying costs for each other series of Class A term notes and revolving notes issued by the trust, if any.

“Monthly Distribution Date” means the 15th day of each calendar month, or if such day is not a Business Day, then the next succeeding Business Day.

“Monthly Payment Rate” means for any Collection Period the percentage obtained by dividing Principal Collections for such Collection Period by the average daily aggregate principal balance of all receivables (including receivables included in the Retained Property) included in the accounts in the pool of accounts during such Collection Period.

“Monthly Principal Reallocation Amount” means, for any Monthly Distribution Date, an amount equal to the sum of the amounts described in the following clauses (1) through (4):

(1) the lesser of:

•	the amount needed to make the payments described in Clause 1(a) or 3(a) under “The Transfer and Servicing Agreements—Application of Interest Collections” after application of servicer advances and amounts withdrawn from the Reserve Fund; and

•	the excess, if any of (a) $1,210,000,000 plus the Series Net Revolver Balances for the revolving notes not taking into account Trust Charge-Offs and Reallocated Principal Amounts over (b) the sum of (i) the amount of unreimbursed Trust Charge-Offs after giving effect to Trust Charge-Offs for the related Monthly Distribution Date, (ii) the amount of unreimbursed Reallocated Principal Amounts as of the prior Monthly Distribution Date, and (iii) the aggregate amount of principal and certificate balance payments made to the Securities;

(2) the lesser of:

•	the amount needed to make the payments described in Clause (3)(b) under “The Transfer and Servicing Agreements—Application of Interest Collections” after application of servicer advances and amounts withdrawn from the Reserve Fund; and

•	the excess, if any of (a) $386,400,000 over (b) the sum of (i) the amount of unreimbursed Trust Charge-Offs after giving effect to Trust Charge-Offs for the related Monthly Distribution Date, (ii) the amount of unreimbursed Reallocated Principal Amounts as of the prior Monthly Distribution Date and after giving effect to the reallocation of principal to make the payments described in Clause (3)(a) under “The Transfer and Servicing Agreements—Application of Interest Collections” on that Monthly Distribution Date and (iii) the aggregate amount of principal and certificate balance payments made to the Class B term notes, Class C term notes, Class D term notes and the certificates;

(3) the lesser of:

•	the amount needed to make the payments described in Clause (3)(c) under “The Transfer and Servicing Agreements—Application of Interest Collections” after application of servicer advances and amounts withdrawn from the Reserve Fund; and

•	the excess, if any of (a) $273,700,000 over (b) the sum of (i) the amount of unreimbursed Trust Charge-Offs after giving effect to Trust Charge-Offs for the related Monthly Distribution Date, (ii) the amount of unreimbursed Reallocated Principal Amounts as of the prior Monthly Distribution Date and after giving effect to the reallocation of principal to make the payments described in Clauses (3)(a) and (b) under “The Transfer and Servicing Agreements—Application of Interest Collections” on that Monthly Distribution Date and (iii) the aggregate amount of principal and certificate balance payments made to the Class C term notes, Class D term notes and the certificates; and

(4) the lesser of:

•	the amount needed to make the payments described in Clause (3)(d) under “The Transfer and Servicing Agreements—Application of Interest Collections” after application of servicer advances and amounts withdrawn from the Reserve Fund; and

•	the excess, if any of (a) $225,400,000 over (b) the sum of (i) the amount of unreimbursed Trust Charge-Offs after giving effect to Trust Charge-Offs for the related Monthly Distribution Date, (ii) the amount of unreimbursed Reallocated Principal Amounts as of the prior Monthly Distribution Date and after giving effect to the reallocation of principal to make the payments described in Clauses (3)(a), (b) and (c) under “The Transfer and Servicing Agreements—Application of Interest Collections” on that Monthly Distribution Date and (iii) the aggregate amount of principal payments made to the Class D term notes and certificate balance payments made to the certificates.

“Moody’s” means Moody’s Investors Service, Inc.

“Note Distribution Subaccount” means an account in which the servicer will maintain all the funds deposited in the Note Distribution Account in respect of principal for a series of term notes beginning its Payment Period. This account may only be kept on the trust’s books.

“Note Distribution Subaccount Earnings” for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Note Distribution Subaccount, net of losses and investment expenses with respect to these funds.

“Noteholders’ Interest” means, for any Monthly Distribution Date,

(a) with respect to the Class A term notes, the sum of

(1) the product of

(A) the outstanding principal balance (without reduction for unreimbursed Trust Charge-Offs and Reallocated Principal Amounts) of the Class A term notes on the last day of the related Collection Period (or, if there is no prior Monthly Distribution Date, the outstanding principal balance on the closing date), and

(B) the Class A Term Note Interest Rate for the related Monthly Distribution Date, and

(C) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

(2) the excess of the Noteholders’ Interest with respect to the Class A term notes for the prior Monthly Distribution Date over the amount of funds that were deposited in the Note Distribution Account with respect to interest on the Class A term notes on the preceding Monthly Distribution Date;

(b) with respect to the Class B term notes, the sum of

(1) the product of

(A) the outstanding principal balance (without reduction for unreimbursed Trust Charge-Offs and Reallocated Principal Amounts) of the Class B term notes on the last day of the related Collection Period (or, if there is no prior Monthly Distribution Date, the outstanding principal balance on the closing date), and

(B) the Class B Term Note Interest Rate for the related Monthly Distribution Date, and

(C) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

(2) the excess of the Noteholders’ Interest with respect to the Class B term notes for the prior Monthly Distribution Date over the amount of funds that were deposited in the Note Distribution Account with respect to interest on the Class B term notes on the preceding Monthly Distribution Date;

(c) with respect to the Class C term notes, the sum of

(1) the product of

(A) the outstanding principal balance (without reduction for unreimbursed Trust Charge-Offs and Reallocated Principal Amounts) of the Class C term notes on the last day of the related Collection Period (or, if there is no prior Monthly Distribution Date, the outstanding principal balance on the closing date), and

(B) the Class C Term Note Interest Rate for the related Monthly Distribution Date, and

(C) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly

Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

(2) the excess of the Noteholders’ Interest with respect to the Class C term notes for the prior Monthly Distribution Date over the amount of funds that were deposited in the Note Distribution Account with respect to interest on the Class C term notes on the preceding Monthly Distribution Date;

(d) with respect to the Class D term notes, the sum of

(1) the product of

(A) the outstanding principal balance (without reduction for unreimbursed Trust Charge-Offs and Reallocated Principal Amounts) of the Class D term notes on the last day of the related Collection Period (or, if there is no prior Monthly Distribution Date, the outstanding principal balance on the closing date), and

(B) the Class D Term Note Interest Rate for the related Monthly Distribution Date, and

(C) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, from and including the closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

(2) the excess of the Noteholders’ Interest with respect to the Class D term notes for the prior Monthly Distribution Date over the amount of funds that were deposited in the Note Distribution Account with respect to interest on the Class D term notes on the preceding Monthly Distribution Date; and

(e) with respect to any series of revolving notes, the sum of

(1) the Revolver Interest for that series and

(2) the share of the Revolver Interest Carryover Shortfall, if any, in each case, for that series of revolving notes for that Monthly Distribution Date.

“Officer’s Issuance Certificate” means an Officer’s Certificate establishing the terms of any series of notes pursuant to the Indenture.

“One-Month LIBOR” has the meaning specified on page S-25.

“One Month Reference Bank Rate” means, for a Monthly Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the depositor) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Monthly Distribution Date to prime banks in the London interbank market for a period of one month commencing on such preceding Monthly Distribution Date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes or class of certificates issued by the trust for which such One Month Reference Bank Rate is being determined. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the depositor, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes or class of certificates. If no such quotation can be obtained, the rate will be One-Month LIBOR for the prior Monthly Distribution Date.

“Preceding Semi-Monthly Period,” with respect to a calculation period, means the semi-monthly period in the preceding calendar month corresponding to the semi-monthly period in which such calculation period occurs (so that, e.g., the Preceding Semi-Monthly Period for the May 31 calculation period is the semi-monthly period from April 16 through April 30).

“primary swap” has the meaning set forth on page S-48.

“Prime Rate,” with respect to a calculation period, means the interest rate designated by GMAC to dealers as the effective “prime rate” during the Preceding Semi-Monthly Period, which rate is based on the “prime rate” or “corporate base rate” announced by certain financial institutions selected by GMAC immediately prior to such Preceding Semi-Monthly Period.

“Principal Allocation Percentage” for a referent series of the Class A notes, which requires Available Trust Principal to be retained or set aside during any period to fund principal payments with respect to the referent series on any date, is calculated as follows:

(1) if that date does not relate to a Wind Down Period or an Early Amortization Period for the trust:

Principal Allocation Percentage		(Aggregate Principal Balance of Referent Series)
for a Referent Series	=
(Sum of Aggregate Principal Balance for all Referent Series)

where:

Aggregate Principal Balance of Referent Series is:

(A) with respect to any referent series of Class A term notes the aggregate initial principal balance with respect to that referent series; or

(B) with respect to any referent series of revolving notes, the outstanding principal balance of that referent series as of the close of business on the day preceding the first day of the Payment Period with respect to that series.

Sum of Aggregate Principal Balance for all Referent Series is the sum of the Aggregate Principal Balance of Referent Series for each series of Class A notes which is on that date a referent series.

(2) if that date relates to a Wind Down Period or an Early Amortization Period for the trust:

Principal Allocation Percentage		(Aggregate Principal Balance of Referent Series)
for a Referent Series	=
(Sum of Aggregate Principal Balance for all Referent Series)

where:

Aggregate Principal Balance of Referent Series is the aggregate outstanding principal balance of the referent series then outstanding on the last day of the Revolving Period.

Sum of Aggregate Principal Balance for all Referent Series is the sum of the Aggregate Principal Balance of Referent Series for all series then outstanding on the last day of the Revolving

Period, except for any series the principal balance of which has been fully paid or provided for, calculated for this purpose as though each outstanding series is a Referent Series on that date.

“Rapid Amortization Event” means, for the term notes:

(a) the occurrence of certain events of bankruptcy, insolvency or receivership relating to GMAC, the servicer, if not GMAC, or the depositor,

(b)(i)(1) the filing of a petition by General Motors, or (2) the filing of a petition by a person other than General Motors that remains undismissed after 90 days, or (3) the entry of an order for relief against General Motors, in each case under Chapter 7 of the U.S. Bankruptcy Code or a similar provision of state or federal law that would result in the liquidation of General Motors; or (ii) General Motors ceases to operate as an automobile manufacturer or undertakes to sell or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), in either case after a petition has been filed under Chapter 11 of the U.S. Bankruptcy Code or a similar provision of state or federal law; and

(c) either the trust or the depositor becomes required to register as an “investment company” within the meaning of the Investment Company Act of 1940,

(d) on any Monthly Distribution Date, the balance in the Class A Note Cash Accumulation Reserve Fund would be less than $      after giving effect to all withdrawals and additions on that Monthly Distribution Date,

(e) on any Monthly Distribution Date, the balance in the Class B Note Cash Accumulation Reserve Fund would be less than $      after giving effect to all withdrawals and additions on that Monthly Distribution Date,

(f) on any Monthly Distribution Date, the balance in the Class C Note Cash Accumulation Reserve Fund would be less than $      after giving effect to all withdrawals and additions on that Monthly Distribution Date

(g) on any Monthly Distribution Date, the balance in the Class D Note Cash Accumulation Reserve Fund would be less than $      after giving effect to all withdrawals and additions on that Monthly Distribution Date, or

(h) a basis swap is terminated due to the insolvency of the swap counterparty.

Items (d) through (g) above are not Early Amortization Events for the trust.

“Rapid Amortization Period” means, for the term notes, a period commencing upon the occurrence of a Rapid Amortization Event and ending on the earliest of (a) the date on which the term notes are paid in full and (b) the Trust Termination Date.

“Reallocated Principal Amounts” means, as of any date, the aggregate of Monthly Principal Reallocation Amounts for all prior Monthly Distribution Dates unless and to the extent such amounts are treated as Additional Trust Principal pursuant to “The Transfer and Servicing Agreements—Application of Interest Collections” in this prospectus supplement; provided, however, that any Reallocated Principal Amounts allocated to any notes as described in “The Transfer and Servicing Agreements—Application of Principal Collections by the Trusts” in this prospectus supplement at the time of the final principal payment on such notes will reduce Reallocated Principal Amounts.

“Remaining Interest Amounts” means each of the amounts designated as Remaining Interest Amounts under clause (2) of “The Transfer and Servicing Agreements—Application of Interest Collections.”

The “Required Payment Period Length” with respect to the term notes, as of a Determination Date, is calculated as follows, with figures rounded up to the nearest whole integer:

Required Payment Period		(Outstanding Principal Balance)
Length	=
(Recent Minimum Daily Trust Balance) × (Minimum Monthly Payment Rate)

where:

Outstanding Principal Balance is the outstanding principal balance or certificate balance of all term notes and all other notes or certificates with scheduled Payment Periods during the Payment Period for the term notes;

Recent Minimum Daily Trust Balance is the minimum expected Daily Trust Balance during the period between that Determination Date and December 31, 2009, as determined by the servicer; and

Minimum Monthly Payment Rate is the minimum Monthly Payment Rate during the twelve Collection Periods preceding that Determination Date.

“Reserve Fund Deposit Amount” means, for any Monthly Distribution Date, the excess, if any, of the Reserve Fund Required Amount over the amount on deposit in the Reserve Fund after taking into account any withdrawals from the Reserve Fund on that Monthly Distribution Date.

“Reserve Fund Funding Condition” has the meaning set forth on page S-40.

“Reserve Fund Initial Deposit” means $24,150,000.

“Reserve Fund Required Amount” means the sum of:

(a) (1) for any Monthly Distribution Date during the Revolving Period or Wind Down Period, the Reserve Fund Required Percentage of the Maximum Pool Balance as of that Monthly Distribution Date; or

(2) for any Monthly Distribution Date during any Early Amortization Period occurring prior to the Fully Funded Date for all series of notes, the Reserve Fund Required Percentage of the Maximum Pool Balance as of the last day of the Revolving Period; and

(b) in the event that any funds have been transferred to the Reserve Fund from the Class A Term Note Cash Accumulation Reserve Fund, the Class B Term Note Cash Accumulation Reserve Fund, the Class C Term Note Cash Accumulation Reserve Fund or the Class D Term Note Cash Accumulation Reserve Fund.

Notwithstanding the foregoing, for any Monthly Distribution Date falling on or after the Fully Funded Date for all securities, the Reserve Fund Required Amount will be zero.

“Reserve Fund Required Percentage” means 1.50%; provided, however, that if on any Monthly Distribution Date the average of the Monthly Payment Rates for the three preceding Collection Periods is below 25.00% and greater than or equal to 22.50%, then on the next Monthly Distribution Date the Reserve Fund Required Percentage will be 2.25%; provided, further, that if on any Monthly Distribution Date the average of the Monthly Payment Rates for the three preceding Collection Periods is below 22.50%, then on the next Monthly Distribution Date the Reserve Fund Required Percentage will be 3.50%.

The Reserve Fund Required Percentage shall be reduced to either 1.50% or 2.25%, as the case may be, if on any Monthly Distribution Date the average of the Monthly Payment Rates for the three Collection Periods preceding that Monthly Distribution Date and the average of the Monthly Payment Rates for the three Collection Periods preceding each of the two prior Monthly Distribution Dates was greater than or equal to 25.00% or 22.50%, respectively.

“Reserve Fund Trigger Amount” means $24,150,000; provided, however, if the Reserve Fund Required Amount has been increased solely as a result of the decrease in the average Monthly Payment Rate, then with respect to that Monthly Distribution Date and each Monthly Distribution Date thereafter until the amount in the Reserve Fund equals the Reserve Fund Required Amount or the Reserve Fund Required Amount increases as a result of a decrease in the rating of GMAC, the Reserve Fund Trigger Amount will be $0.

“Revolver Interest” means, for any Monthly Distribution Date, for any series of revolving notes, the product of (a) the average daily Series Net Revolver Balance for that series during the related Collection Period and (b) the Revolver Interest Rate for that series for the Monthly Distribution Date.

“Revolver Interest Carryover Shortfall” means, for any Monthly Distribution Date, the excess of (a) the Aggregate Revolver Interest for the Monthly Distribution Date over (b) the amount that was actually deposited in the Revolver Distribution Account on the Monthly Distribution Date in respect of Aggregate Revolver Interest.

“Revolver Interest Rate” for the 2007-RN1 revolving note has the meaning set forth on page S-28.

“Scheduled Revolving Period Termination Date” has the meaning set forth on page S-38.

“Series Net Revolver Balance” means, with respect to any series of revolving notes, for any date, the aggregate outstanding principal balance for that series minus any amounts on deposit in the Revolver Distribution Account on that date for the payment of principal on that series.

“Series Shortfall” means, for a series of notes, each of the amounts designated as a Series Shortfall in clause (2) under “The Transfer and Servicing Agreements—Application of Interest Collections.”

“Servicer Liquidity Advance” means, for any series of term notes the terms of which provide for a Servicer Liquidity Advance, an advance by the servicer to the trust made to the extent a required principal payment for any series of notes for any Monthly Distribution Date cannot otherwise be made, after giving effect to all issuances of securities and additional borrowings under the revolving notes on that Monthly Distribution Date, as they are available. However, the servicer can only make Servicer Liquidity Advances to the extent that the servicer, in its sole discretion, expects to recover those advances from subsequent Trust Principal Collections. Servicer Liquidity Advances with respect to a series of term notes will be reimbursed (a) if Available Trust Principal is being set aside for that series of term notes, out of that series’ share of Available Trust Principal and (b) if Available Trust Principal is not being set aside for term notes, out of a portion of Trust Principal Collections not to exceed a fraction, the numerator of which is the outstanding principal balance of that series of term notes and the denominator of which is the outstanding balance of all series of notes as of that date.

“Shared Investment Proceeds” means all Investment Proceeds other than (A) Class A Term Note Cash Accumulation Account Earnings, (B) Class B Term Note Cash Accumulation Account Earnings, (C) Class C Term Note Cash Accumulation Account Earnings, (D) Class D Term Note Cash Accumulation Account Earnings, (E) Note Distribution Subaccount Earnings for the term notes, (F) Class A Term Note Cash Accumulation Reserve Fund Earnings, (G) Class B Term Note Cash Accumulation Reserve Fund Earnings, and (H) Class C Term Note Cash Accumulation Reserve Fund Earnings, (I) Class D Term Note Cash Accumulation Reserve Fund Earnings.

“Specified Certificate Percentage” means 13.00%.

“Specified Maximum Revolver Balance” has the meaning set forth on page S-28.

“Specified Support Arrangement” means any letter of credit, security bond, cash collateral account, spread account, guaranteed rate agreement, maturity or liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, basis rate swap agreement, other derivative product or other arrangement to provide liquidity or credit support for the benefit of holders of one or more series or classes of securities, other than the Reserve Fund, whether or not that arrangement is an asset of the trust and is so designated. As of the closing date, the Specified Support Arrangements will consist of the Class A Term Note Cash Accumulation Reserve Fund, the Class B Term Note Cash Accumulation Reserve Fund, the Class C Term Note Cash Accumulation Reserve Fund, and the Class D Term Note Cash Accumulation Reserve Fund, the Class A term note basis swap, the Class B term note basis swap, the Class C term note basis swap and the basis swap related to the 2007-RN1 revolving note. Specified Support Arrangements for the benefit of any series or classes of securities, including those established in connection with the issuance of any securities after the closing date, may not inure to the benefit of other securities, including the term notes, issued by the trust.

“Standard & Poor’s” means Standard & Poor’s Ratings Services.

“Supplemental Principal Allocation” means, for any Monthly Distribution Date related to the Wind Down Period or an Early Amortization Period for the trust or related to the Payment Period for any class or series of term notes or certificates, an amount not less than zero and equal to the lesser of:

(a) the excess, if any, of

(1) the product of

(A) the percentage equivalent of a fraction which will never exceed 100%, the numerator of which is the Daily Trust Balance and the denominator of which is the principal balance of all receivables, including receivables owned by GMAC, in the dealer accounts included in the pool of accounts, in each case, as of the termination of the Ordinary Revolving Period, and

(B) the aggregate amount of Principal Collections on all receivables, including receivables held by GMAC, in the dealer accounts in the pool of accounts for each day during the related Collection Period over

(2) the aggregate amount of Trust Principal Collections for each day during the related Collection Period provided that no amount will be included pursuant to clause (1)(B) or (2) for any day in that Collection Period that occurred during the Ordinary Revolving Period and

(b) an amount equal to

(1) the Daily Trust Balance as of the termination of the Ordinary Revolving Period plus

(2) the Cash Collateral Amount on the last day of the Ordinary Revolving Period minus

(3) the Available Trust Principal for each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through but excluding that current Monthly Distribution Date minus

(4) the amount added to unreimbursed Trust Charge-Offs and Reallocated Principal Amounts on each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through and including that current Monthly Distribution Date minus

(5) Available Trust Principal for that current Monthly Distribution Date, assuming the Supplemental Principal Allocation for that Monthly Distribution Date was zero.

For purposes of this definition, Ordinary Revolving Period means the period ending on the business day preceding the commencement of the Wind Down Period or the Early Amortization Period for the trust or the Payment Period for any series of the term notes.

“Term Note Distribution Subaccount” means with respect to any series of term notes, a subaccount of the Term Note Distribution Account which is used as specified in the Officer’s Issuance Certificate for such series of term notes.

“Term Note Distribution Subaccount Earnings” means with respect to any series of term notes, any Investment Proceeds in respect of funds in the Term Note Distribution Subaccount for such series.

“Term Note Stated Final Payment Date” means the distribution date in January 2012.

“Term Note Targeted Final Payment Date” means the distribution date in January 2010.

“Trust Equilibrium” is achieved when the Daily Trust Balance equals the Daily Trust Invested Amount.

“Trust Interest Allocation” means, for any series of Class A notes, for any Monthly Distribution Date, an amount equal to the product of (1) Available Trust Interest less the amounts paid to the servicer under clause 1(a) under the “The Transfer and Servicing Agreements—Application of Interest Collections” and (2) the Trust Interest Allocation Percentage for that series.

“Trust Interest Allocation Percentage” means, for any series of Class A notes, for any Monthly Distribution Date, a fraction calculated as set forth in the following equation:

Trust Interest		(UPB of Note Series)
Allocation Percentage	=
(UPB of all Term Notes) + (UPB of all Revolving Notes)

where:

UPB of Note Series is:

(1) for a series of Class A term notes, the Unaccumulated Principal Balance for such series; and

(2) for each series of revolving notes, the daily average outstanding principal balance for that series of revolving notes during the related Collection Period;

UPB of all Term Notes is the Unaccumulated Principal Balances of the Class A term notes then outstanding; and

UPB of all Revolving Notes is the daily average of the outstanding principal balance of the revolving notes during the related Collection Period.

“Trust Interest Collections” means, for any Monthly Distribution Date, an amount equal to the sum of (1) the product of (a) the Trust Percentage and (b) Interest Collections for the related Collection Period and (2) recoveries during the related Collection Period on Eligible Receivables that have previously become defaulted receivables. If, on any Monthly Distribution Date, the servicer does not make a servicer advance in the amount of the full Deficiency Amount, Trust Interest Collections for the Monthly Distribution Date will be adjusted to give effect to the actual percentage of Eligible Receivables in those dealer accounts in the pool of accounts in which the full amount of interest due for the related Collection Period was not collected. The adjustment will not affect the amount of interest allocated to the trust with respect to the other dealer accounts in the pool of accounts.

“Trust Percentage” means, for any Monthly Distribution Date, the percentage equivalent of a fraction never to exceed 100%, the numerator of which is the average Daily Trust Balance during the related Collection Period and the denominator of which is the average daily aggregate principal balance of all receivables, including receivables owned by GMAC, in the dealer accounts included in the pool of accounts during the related Collection Period.

“Trust Principal Collections” means, for any date, the sum of (a) the amount of Principal Collections on receivables held by the trust and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on that date.

“Unaccumulated Principal Balance” means, with respect to any series of Class A term notes, as of a Monthly Distribution Date,

(1) the daily average of the outstanding principal balance of the Class A notes during the related Collection Period minus

(2) with respect to the Class A term notes, the daily average during the related Collection Period of the sum of

(i) the amount of funds on deposit in the Class A Term Note Cash Accumulation Account and

(ii) the amount of funds on deposit in the Note Distribution Account in respect of the outstanding principal balance of the Class A term notes or, with respect to other series of Class A term notes, the daily average of the amount of funds on deposit in any account during the related Collection Period for which funds are accumulated to pay principal on that series as specified under the terms of that series of Class A term notes.

“Used Vehicle Overconcentration Receivables” means, for any date, with respect to any receivables owned by the trust which were advanced against used vehicles, the outstanding Available Receivables with respect to those receivables to the extent, if any, of the excess of:

(1) the aggregate principal balance of all those Available Receivables on that date over

(2) the Used Vehicle Overconcentration Percentage of the sum of (a) the Specified Maximum Revolver Balance, (b) the aggregate principal balance of all outstanding term notes as of that date and (c) the certificate balance of all outstanding certificates as of that date. If, on any date, there exist Used Vehicle Overconcentration Receivables, those receivables constituting Used Vehicle Overconcentration Receivables will be identified pursuant to the procedures set forth in the related trust sale and servicing agreement. Used Vehicle Overconcentration Receivables are determined in accordance with the servicer’s standard procedures for identifying and tracking accounts of affiliated dealers.

“Unsatisfied Deficiency Amount” has the meaning specified on page S-36.

APPENDIX A: STATIC POOL DATA

The following information represents data from the prior five years of each dealer floor plan securitized pool originated by the Sponsor. The following information is not deemed to be part of the prospectus or the registration statement. In the following tables, “N/A” means that information is either nonexistent or unavailable without unreasonable effort or expense.

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST V*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	March 31,	December 31,
Composition of Securitized Accounts	2004	2003	2002

Number of Accounts	819	833	871
Aggregate Principal Balance of All Receivables Outstanding	$3,855,283,125	$3,866,536,205	$3,442,247,813
Aggregate Principal Balance of Eligible Receivables Outstanding	$3,016,223,932	$3,118,793,327	$2,749,935,948
Percent of Receivables Representing New Vehicles	89.55%	88.45%	85.81%
Percent of Receivables Representing Used Vehicles	6.90%	7.55%	8.75%
Percent of Other Receivables	3.56%	4.00%	5.44%
Average Principal Balance of Receivables in Each Account	$4,707,305	$4,641,700	$3,952,064
Range of Principal Balances of Receivables in Accounts	N/A	N/A	N/A
Average Available Credit Line by Number of Vehicles	N/A	N/A	N/A
Weighted Average Spread Charged (Under)/Over Prime Rate	N/A	N/A	N/A

*	The closing date for Superior Wholesale Inventory Financing Trust V was May 18, 1999. Superior Wholesale Inventory Financing Trust V was terminated in May 2004.

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

	Three Months Ended	Year Ended
	March 31,	December 31,
	2004	2003	2002**

Highest Month	32.9%	45.6%	44.1%
Lowest Month	25.1%	26.5%	29.7%
Average for the Months in the Period	28.9%	34.2%	37.8%

**	The monthly payment rate statistics for the year ended December 31, 2002 reflect monthly payment rate data only for the months of March 2002, June 2002 and September through December 2002. Monthly payment rate data for the remaining months of 2002 is unavailable.

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	March 31,	December 31,
	2004	2003	2002

Number of Days
1-120	68.1%	81.3%	84.4%
121-180	16.8%	11.1%	9.6%
181-270	11.8%	4.2%	3.3%
Over 270	3.3%	3.4%	2.6%

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of		As of
	March 31,		December 31,
	2004		2003		2002
Dealer Category	#	$	#	$	#	$

S	583	$3,019,139,111.50	591	$3,064,303,389.53	623	$2,767,183,009.53
L	209	$792,875,176.01	214	$758,506,916.67	216	$625,459,381.23
P	26	$43,268,837.93	27	$43,725,898.46	30	$49,356,448.00
N	1	$0.00	1	$0.00	2	$248,973.89

Total	819	$3,855,283,125.44	833	$3,866,536,204.66	871	$3,442,247,812.65

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST VI*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	March 31,	December 31,
Composition of Securitized Accounts	2005	2004	2003	2002

Number of Accounts	1,034	1,048	1,377	1,436
Aggregate Principal Balance of All Receivables Outstanding	$4,563,356,148	$4,735,259,568	$6,017,162,262	$5,428,430,164
Aggregate Principal Balance of Eligible Receivables Outstanding	$3,825,925,736	$4,007,793,730	$5,117,955,855	$4,486,236,036
Percent of Receivables Representing New Vehicles	88.69%	89.25%	88.83%	86.40%
Percent of Receivables Representing Used Vehicles	6.55%	6.68%	6.72%	7.57%
Percent of Other Receivables	4.77%	4.07%	4.45%	6.03%
Average Principal Balance of Receivables in Each Account	$4,413,304	$4,518,377	$4,369,762	$3,780,244
Range of Principal Balances of Receivables in Accounts	N/A	N/A	N/A	N/A
Average Available Credit Line by Number of Vehicles	N/A	N/A	N/A	N/A
Weighted Average Spread Charged (Under)/Over Prime Rate	N/A	N/A	N/A	N/A

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

	Three Months Ended	Year Ended
	March 31,	December 31,
	2005	2004	2003	2002**

Highest Month	34.1%	40.4%	47.6%	46.0%
Lowest Month	24.5%	26.3%	28.8%	31.1%
Average for the Months in the Period	29.0%	32.7%	36.3%	39.7%

*	The closing date for Superior Wholesale Inventory Financing Trust VI was June 29, 2000. Superior Wholesale Inventory Financing Trust VI was terminated in April 2005.

**	The monthly payment rate statistics for the year ended December 31, 2002 reflect monthly payment rate data only for the months of March 2002, June 2002 and September through December 2002. Monthly payment rate data for the remaining months of 2002 is unavailable.

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	March 31,	December 31,
Number of Days	2005	2004	2003	2002

1-120	69.1%	79.9%	82.3%	85.5%
121-180	16.3%	11.2%	10.8%	9.5%
181-270	11.1%	5.1%	4.0%	2.9%
Over 270	3.5%	3.9%	2.9%	2.0%

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of		As of
	March 31,		December 31,
	2005		2004		2003		2002
Dealer Category	#	$	#	$	#	$	#	$

S	707	$3,637,261,335.70	723	$3,792,861,301.67	959	$4,847,843,736.28	1001	$4,353,498,679.24
L	299	$864,711,794.32	295	$872,560,305.44	381	$1,094,968,984.88	385	$969,522,539.21
P	28	$61,383,018.24	30	$69,837,960.65	37	$74,349,541.09	50	$105,408,945.21
N	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total	1,034	$4,563,356,148.26	1,048	$4,735,259,567.76	1,377	$6,017,162,262.25	1,436	$5,428,430,163.66

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST VII*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	March 31,	December 31,
Composition of Securitized Accounts	2004	2003	2002

Number of Accounts	1,907	1,937	2,478
Aggregate Principal Balance of All Receivables Outstanding	$9,278,222,613	$9,184,627,217	$10,471,904,200
Aggregate Principal Balance of Eligible Receivables Outstanding	$7,379,758,914	$7,420,240,320	$8,276,239,572
Percent of Receivables Representing New Vehicles	90.21%	89.70%	87.23%
Percent of Receivables Representing Used Vehicles	5.72%	6.31%	6.96%
Percent of Other Receivables	4.07%	3.99%	5.81%
Average Principal Balance of Receivables in Each Account	$4,865,350	$4,741,676	$4,225,950
Range of Principal Balances of Receivables in Accounts	N/A	N/A	N/A
Average Available Credit Line by Number of Vehicles	N/A	N/A	N/A
Weighted Average Spread Charged (Under)/Over Prime Rate	N/A	N/A	N/A

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

	Three Months Ended	Year Ended
	March 31,	December 31,
	2004	2003	2002**

Highest Month	34.7%	46.8%	44.1%
Lowest Month	25.9%	27.6%	30.8%
Average for the Months in the Period	30.5%	35.6%	38.8%

*	The closing date for Superior Wholesale Inventory Financing Trust VII was March 15, 2001. Superior Wholesale Inventory Financing Trust VII was terminated in June 2004.

**	The monthly payment rate statistics for the year ended December 31, 2002 reflect monthly payment rate data only for the months of March 2002, June 2002 and September through December 2002. Monthly payment rate data for the remaining months of 2002 is unavailable.

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	March 31,	December 31,
Number of Days	2004	2003	2002

1-120	69.6%	82.1%	85.1%
121-180	16.4%	10.8%	9.9%
181-270	11.2%	4.2%	3.0%
Over 270	2.8%	3.0%	1.9%

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of		As of
	March 31,		December 31,
	2004		2003		2002
Dealer Category	#	$	#	$	#	$

S	1,302	$7,341,916,330.00	1,322	$7,263,164,953.07	1,682	$8,047,917,553.92
L	555	$1,835,519,556.63	567	$1,808,575,199.72	752	$2,349,736,305.67
P	46	$100,786,726.41	42	$112,887,064.56	40	$74,250,340.48
N	4	$0.00	5	$0.00	4	$0.00

Total	1,907	$9,278,222,613.04	1,936	$9,184,627,217.35	2,478	$10,471,904,200.07

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST VIII*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	September 30,	December 31,
Composition of Securitized Accounts	2006	2005	2004	2003

Number of Accounts	1,135	1,253	1,341	1,166
Aggregate Principal Balance of All Receivables Outstanding	$3,986,313,291	$4,857,049,657	$5,978,769,149	$5,250,966,454
Aggregate Principal Balance of Eligible Receivables Outstanding	$3,536,659,049	$4,390,648,125	$5,256,705,331	$4,618,524,831
Percent of Receivables Representing New Vehicles	87.15%	89.57%	88.46%	88.90%
Percent of Receivables Representing Used Vehicles	11.50%	9.42%	7.02%	6.74%
Percent of Other Receivables	1.35%	1.01%	4.52%	4.36%
Average Principal Balance of Receivables in Each Account	$3,512,170	$3,876,337	$4,458,441	$4,503,402
Range of Principal Balances of Receivables in Accounts	N/A	N/A	N/A	N/A
Average Available Credit Line by Number of Vehicles	N/A	N/A	N/A	N/A
Weighted Average Spread Charged (Under)/Over Prime Rate	N/A	N/A	N/A	N/A

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown (except the first period begins on the closing date for the trust). The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005	2004	2003

Highest Month	46.5%	63.5%	40.8%	35.7%
Lowest Month	28.9%	25.6%	26.5%	28.5%
Average for the Months in the Period	35.9%	38.4%	33.2%	31.2%

*	The closing date for Superior Wholesale Inventory Financing Trust VIII was October 7, 2003.

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	September 30,	December 31,
Number of Days	2006	2005	2004	2003

1-120	74.1%	81.2%	79.7%	82.2%
121-180	9.2%	10.6%	11.1%	11.1%
181-270	8.0%	3.9%	5.2%	4.1%
Over 270	8.7%	4.3%	4.0%	2.6%

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of		As of
	September 30,		December 31,
	2006		2005		2004		2003
Dealer Category	#	$	#	$	#	$	#	$

S	682	$2,681,754,362.28	770	$3,439,668,228.76	863	$4,476,496,356.78	756	$3,818,445,255.73
L	418	$1,238,989,466.72	459	$1,365,334,083.81	471	$1,488,617,219.64	410	$1,432,521,198.15
P	35	$65,569,462.07	24	$52,047,344.91	7	$13,655,572.57	0	$0.00
N	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total	1,135	$3,986,313,291.07	1,253	$4,857,049,657.48	1,341	$5,978,769,148.99	1,166	$5,250,966,453.88

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST IX*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	September 30,	December 31,
Composition of Securitized Accounts	2006	2005	2004

Number of Accounts	830	894	933
Aggregate Principal Balance of All Receivables Outstanding	$3,326,009,565	$3,876,727,157	$4,851,742,579
Aggregate Principal Balance of Eligible Receivables Outstanding	$2,932,211,953	$3,458,932,288	$4,174,750,522
Percent of Receivables Representing New Vehicles	87.48%	89.87%	89.45%
Percent of Receivables Representing Used Vehicles	11.22%	9.13%	6.68%
Percent of Other Receivables	1.30%	1.00%	3.87%
Average Principal Balance of Receivables in Each Account	$4,007,240	$4,336,384	$5,200,153
Range of Principal Balances of Receivables in Accounts	N/A	N/A	N/A
Average Available Credit Line by Number of Vehicles	N/A	N/A	N/A
Weighted Average Spread Charged (Under)/Over Prime Rate	N/A	N/A	N/A

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in he periods shown and the average of the monthly payment rates for all months during the periods shown (except the first period begins on the closing date for the trust). The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005	2004

Highest Month	45.7%	63.7%	39.5%
Lowest Month	28.8%	24.6%	27.3%
Average for the Months in the Period	34.8%	37.1%	33.2%

*	The closing date for Superior Wholesale Inventory Financing Trust IX was May 19, 2004.

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	September 30,	December 31,
Number of Days	2006	2005	2004

1-120	73.6%	81.0%	79.9%
121-180	9.5%	10.9%	11.0%
181-270	8.3%	3.8%	5.4%
Over 270	8.5%	4.3%	3.7%

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of		As of
	September 30,		December 31,
	2006		2005		2004
Dealer Category	#	$	#	$	#	$

S	504	$2,253,371,673.90	576	$2,850,456,217.80	650	$3,808,318,768.65
L	310	$1,029,160,505.81	301	$986,010,161.84	275	$1,011,535,593.56
P	15	$42,680,991.77	16	$40,260,777.55	8	$31,888,217.01
N	1	$796,393.92	1	$0.00	0	$0.00

Total	830	$3,326,009,565.40	894	$3,876,727,157.19	933	$4,851,742,579.22

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST X*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	September 30,	December 31,
Composition of Securitized Accounts	2006	2005	2004

Number of Accounts	1,050	1,125	1,182
Aggregate Principal Balance of All Receivables Outstanding	$4,066,458,555	$4,909,939,949	$5,998,098,334
Aggregate Principal Balance of Eligible Receivables Outstanding	$3,556,022,011	$4,368,055,525	$5,136,373,836
Percent of Receivables Representing New Vehicles	87.01%	89.77%	88.22%
Percent of Receivables Representing Used Vehicles	11.08%	9.02%	6.89%
Percent of Other Receivables	1.91%	1.21%	4.88%
Average Principal Balance of Receivables in Each Account	$3,872,818	$4,364,391	$5,074,533
Range of Principal Balances of Receivables in Accounts	N/A	N/A	N/A
Average Available Credit Line by Number of Vehicles	N/A	N/A	N/A
Weighted Average Spread Charged (Under)/Over Prime Rate	N/A	N/A	N/A

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown (except the first period begins on the closing date for the trust). The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005	2004

Highest Month	45.7%	63.5%	39.0%
Lowest Month	28.2%	24.4%	27.9%
Average for the Months in the Period	34.3%	36.9%	32.0%

*	The closing date for Superior Wholesale Inventory Financing Trust X was September 16, 2004.

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	September 30,	December 31,
Number of Days	2006	2005	2004

1-120	72.5%	80.6%	79.1%
121-180	9.7%	10.6%	11.5%
181-270	8.6%	4.0%	5.5%
Over 270	9.2%	4.8%	3.9%

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of		As of
	September 30,		December 31,
Dealer	2006		2005		2004
Category	#	$	#	$	#	$

S	658	$2,920,362,354.60	734	$3,702,541,558.99	810	$4,642,895,550.83
L	371	$1,082,413,478.21	376	$1,147,778,190.92	367	$1,342,815,502.99
P	20	$62,797,961.87	15	$59,620,199.09	5	$12,387,279.98
N	1	$884,760.47	0	$0.00	0	$0.00

Total	1,050	$4,066,458,555.15	1,125	$4,909,939,949.00	1,182	$5,998,098,333.80

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST XI*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	September 30,	December 31,
Composition of Securitized Accounts	2006	2005

Number of Accounts	974	1,060
Aggregate Principal Balance of All Receivables Outstanding	$3,568,645,335	$4,281,389,802
Aggregate Principal Balance of Eligible Receivables Outstanding	$3,196,786,316	$3,900,988,382
Percent of Receivables Representing New Vehicles	86.07%	89.28%
Percent of Receivables Representing Used Vehicles	12.34%	9.70%
Percent of Other Receivables	1.59%	1.03%
Average Principal Balance of Receivables in Each Account	$3,663,907	$4,039,047
Range of Principal Balances of Receivables in Accounts	N/A	N/A
Average Available Credit Line by Number of Vehicles	N/A	N/A
Weighted Average Spread Charged (Under)/Over Prime Rate	N/A	N/A

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown (except the first period begins on the closing date for the trust). The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

Highest Month	43.3%	61.7%
Lowest Month	27.4%	24.1%
Average for the Months in the Period	33.3%	37.3%

*	The closing date for Superior Wholesale Inventory Financing Trust XI was February 24, 2005.

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	September 30,	December 31,
Number of Days	2006	2005

1-120	71.8%	81.7%
121-180	9.9%	10.0%
181-270	9.1%	3.7%
Over 270	9.3%	4.6%

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of		As of
	September 30		December 31,
	2006		2005
Dealer Category	#	$	#	$

S	587	$2,441,074,648.91	681	$3,116,751,009.56
L	369	$1,102,830,800.23	363	$1,122,895,055.92
P	17	$23,172,001.45	16	$41,743,736.70
N	1	$1,567,884.31	0	$0.00

Total	974	$3,568,645,334.90	1,060	$4,281,389,802.18

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST XII*

Each of the percentages and averages in the tables is computed on the basis of the amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on weighting the spread charges related to each account by amount financed as of the last day of the applicable period. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust.

	As of	As of
	September 30,	December 31,
Composition of Securitized Accounts	2006	2005

Number of Accounts	1,089	1,153
Aggregate Principal Balance of All Receivables Outstanding	$3,709,932,390	$4,427,783,991
Aggregate Principal Balance of Eligible Receivables Outstanding	$3,320,654,454	$4,029,179,343
Percent of Receivables Representing New Vehicles	86.75%	89.62%
Percent of Receivables Representing Used Vehicles	11.87%	9.65%
Percent of Other Receivables	1.38%	0.73%
Average Principal Balance of Receivables in Each Account	$3,406,733	$3,840,229
Range of Principal Balances of Receivables in Accounts	N/A	N/A
Average Available Credit Line by Number of Vehicles	N/A	N/A
Weighted Average Spread Charged (Under)/Over Prime Rate	N/A	N/A

Monthly Payment Rates on the Securitized Accounts

The following table sets forth the highest and lowest monthly payment rates for the securitized accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown (except the first period begins on the closing date for the trust). The payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =
(ending principal balance of receivables for that period)

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

Highest Month	47.6%	65.4%
Lowest Month	29.2%	28.4%
Average for the Months in the Period	35.5%	44.2%

*	The closing date for Superior Wholesale Inventory Financing Trust XII was June 23, 2005.

Age Distribution of the Securitized Accounts

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of receivables in the pool outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit.

	As of	As of
	September 30,	December 31,
Number of Days	2006	2005

1-120	73.9%	81.5%
121-180	9.5%	10.4%
181-270	7.9%	3.9%
Over 270	8.7%	4.2%

Dealer Credit Rating Distribution for the Securitized Accounts

The following table provides the dealer credit score distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through GMAC’s proprietary dealer credit evaluation system, as described in the prospectus under “The Dealer Floor Plan Financing Business—Dealer Status; Realization on Collateral Security.” In the following table, as of any date, the number of accounts may exceed the number of dealers because certain dealers have more than one account included in the pool.

	As of		As of
	September 30		December 31,
	2006		2005
Dealer Category	#	$	#	$

S	684	$2,535,112,581.66	771	$3,229,949,157.98
L	397	$1,150,645,041.73	377	$1,172,787,918.64
P	8	$24,174,766.60	5	$25,046,914.12
N	0	$0.00	0	$0.00

Total	1,089	$3,709,932,389.99	1,153	$4,427,783,990.74

Prospectus

Superior Wholesale Inventory Financing Trusts
Issuing Entities of the Asset Backed Term Notes

Wholesale Auto Receivables LLC
Depositor

GMAC LLC
Sponsor and Servicer

You should consider carefully the risk factors beginning on page 4 in this prospectus.

The notes issued by any issuing entity do not represent obligations of or interests in, and are not guaranteed by Wholesale Auto Receivables LLC, GMAC LLC or any of their affiliates.

This prospectus may be used to offer and sell term notes only if accompanied by a prospectus supplement.

Each trust—

•	will issue one or more series of term notes, which will be described in a prospectus supplement;

•	will own a revolving pool of wholesale automotive receivables generated under a portfolio of dealer floor plan financing agreements; and

•	may also issue one or more series of revolving notes and one or more classes of certificates, but these revolving notes and certificates will not be sold under this prospectus.

The term notes—

•	will represent indebtedness of the related trust;

•	will be paid only from the assets of the trust and amounts on deposit in the related reserve funds;

•	will represent the right to payments in the amounts and at the times described in the related prospectus supplement; and

•	will benefit from one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these term notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2007

SUMMARY OF TERMS

This Summary of Terms highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the term notes, read this entire document and the accompanying prospectus supplement carefully.

THE PARTIES

Sponsor

GMAC LLC, or “GMAC,” will be the sponsor of the trust.

Issuing Entity

Each Superior Wholesale Inventory Financing Trust will be a Delaware statutory trust or a common law trust formed by the depositor and the owner trustee. Each trust will issue term notes. Each trust will operate under a trust sale and servicing agreement.

Depositor

Wholesale Auto Receivables LLC, a wholly-owned subsidiary of GMAC, will be the depositor for the trust.

Servicer

GMAC will be the servicer for the trust.

Indenture Trustee

The prospectus supplement will specify the indenture trustee.

Owner Trustee

The prospectus supplement will specify the owner trustee.

SECURITIES ISSUED BY A TRUST

Term Notes

Each trust will issue one or more series of asset backed term notes. If specified in the accompanying prospectus supplement, a trust may issue additional term notes from time to time after the initial offering of term notes by that trust. Each series of term notes will have a stated principal balance and will pay interest at a specified rate or rates. Each series of term notes will have its own interest rate, which may be fixed, variable, contingent or adjustable or any combination of these characteristics. The prospectus supplement will specify the interest rate or the method for determining the interest rate.

Other Securities

Each trust may also issue revolving notes and certificates, but this prospectus will not offer or sell those securities. We use the word notes to mean the term notes and the revolving notes issued by a trust. We use the term securities to mean the notes and the certificates issued by a trust.

Subordination

The certificates will be subordinated to the term notes and the revolving notes. Term notes may be either senior or equal in priority to revolving notes.

Each trust may also issue subordinated term notes, which would be subordinated to all other classes of term notes and revolving notes. The prospectus supplement will describe the relative priority of the term notes, the revolving notes and certificates.

PAYMENTS ON THE SECURITIES

Interest

Each trust will pay interest on the term notes monthly, or with any other frequency as is specified in the prospectus supplement. The sources of funds which the trust will use to pay interest will be specified in the prospectus supplement. Typically, these sources will include:

•	interest collections on the receivables

•	swap payments that the trust receives, if any

•	servicer advances

•	available credit enhancement

Principal

Ordinarily, principal payments on term notes will occur on one or more planned dates specified in the prospectus supplement. The prospectus supplement will specify the sources of funds which the trust will use to pay principal. Typically, these sources will include:

•	all or a portion of the principal collections on the receivables

•	servicer advances

•	interest collections remaining after interest payments

•	available credit enhancement

The prospectus supplement will also specify the manner in which the trust will apply available funds toward principal payments on the term notes. Among the possible ways are the following:

•	a single targeted final payment date, on which the trust repays all principal at once

•	a controlled amortization period, in which the trust repays a predetermined amount of principal on each planned payment date until all principal has been repaid

•	an index amortization period, in which the trust and investor will refer to an index to determine the amount of principal that the trust will repay

However, it is possible that principal payments will begin earlier than the planned date or dates specified in the prospectus supplement. If an early amortization event occurs, the trust will apply all available funds to the repayment of the outstanding principal and interest on the term notes and the other securities issued by the trust. This type of event will likely result in repayment of principal on the term notes earlier than the planned date or dates. You should be aware, however, that the prospectus supplement may provide that these funds will be set aside or accumulated for the benefit of the term notes but not paid until a later date.

ASSETS OF THE TRUST

The primary asset of each trust will be a revolving pool of wholesale receivables. These pools will arise under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors and other manufacturers’ franchisees, provided the dealer also has a General Motors franchise. These agreements pertain to lines of credit which dealers use to purchase their inventory of new and used motor vehicles manufactured by General Motors and others. We refer to the dealers’ obligations under these agreements as receivables.

GMAC will sell the receivables in each trust to the depositor, and the depositor will then sell them to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders. The trust property may also include:

•	Security interests in the collateral securing the dealers’ obligation to pay the receivables, which will include vehicles and may include parts inventory, equipment, fixtures, service accounts and real estate, and guarantees;

•	A currency swap or swaps, interest rate swap or swaps, or any other swap, interest rate caps or other derivative products specified in the prospectus supplement;

•	Amounts held on deposit in any reserve fund established for the trust or in other trust accounts maintained for the trust;

•	Any recourse GMAC has against the dealers under the floor plan financing agreements;

•	Some of the rights of the depositor under its purchase agreement with GMAC; and

•	Any additional property, or exclusions of the foregoing types of property, described in the prospectus supplement.

As new receivables arise, the depositor will ordinarily transfer them to the trust on a daily basis. At the same time, prior to the planned date on which funds will first be set aside for principal payments on term notes, the trust will ordinarily pay principal collections on receivables back to the depositor to purchase new receivables. The trust could also apply the principal collections to pay down the principal balance on the revolving notes. The trust could also retain principal collections and invest them in eligible investments, if sufficient new receivables are not available.

However, if an event occurs with respect to a series of term notes that the prospectus supplement specifies is a cash accumulation event, the trust will retain all or a substantial portion of principal collections, even though new receivables are available to the trust. Rather than pay these principal collections to the depositor to purchase new receivables or use them to repay the revolving notes or other series of term notes, the trust will instead invest them in eligible investments in a note cash accumulation account dedicated to the term noteholders of that series. The trust will continue to invest these funds in eligible investments until the planned date or dates for repayment of the term notes of that series, or until any sooner repayment following the occurrence of a rapid amortization event that requires repayment of the term notes of that series.

SERVICING FEE

For each series of notes, the trust will pay the servicer a set monthly fee as compensation for servicing the receivables.

TAX STATUS

In the opinion of Kirkland & Ellis LLP, special tax counsel, the term notes will be characterized as indebtedness for federal income tax purposes.

Each term noteholder, by the acceptance of a term note, will agree to treat the term notes as indebtedness for federal, state and local income and franchise tax purposes.

See “Federal Income Tax Consequences” and “State, Local and Foreign Tax Consequences” in this prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations discussed under “ERISA Considerations” and unless the accompanying prospectus supplement states otherwise an employee benefit plan regulated by ERISA or plan described under Section 4975 of the Internal Revenue Code may purchase the term notes and any subordinated term notes that a trust may issue. An employee benefit plan and any other retirement plan or arrangement should consult with its counsel before purchasing the term notes.

RATINGS

At least one nationally recognized rating agency will rate all term notes as investment grade securities.

The prospectus supplement will describe any further required ratings for the term notes.

We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement.

A note rating is not a recommendation to buy the term notes. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal. The rating does not consider either the term notes’ price, their suitability to a particular investor, or the timing of principal payments.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the securities.

Some receivables may become uncollectible if other parties establish liens on receivables that are superior to the trust’s, which could delay payment on your term notes.	GMAC and the depositor will file financing statements, where appropriate under applicable law, with respect to each pool of receivables sold to each trust. These financing statements perfect the security interests that the depositor and the trust have in the pool of receivables. GMAC will take the necessary legal steps to perfect the security interests where filing financing statements is not the appropriate legal method to perfect its security interest. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables from other GMAC receivables to indicate that they have been sold to the trust. Instead the receivables will be held as discussed in the section in this prospectus titled “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security.”

It is possible that another party could acquire an interest in the receivables superior to the trust’s interest. This would happen if the other party purchases or takes a security interest in the receivables:

• for value

• in the ordinary course of business and

• without actual knowledge of the depositor’s or the trust’s interest.

Some receivables may become uncollectible if dealers make sales out of trust, which could delay payment on your term notes.	A dealer who purchases financed vehicles gives GMAC a security interest in those vehicles. When a financed vehicle is sold or leased in the ordinary course of business, GMAC’s security interest in the vehicle will generally terminate regardless of whether the dealer pays GMAC for the vehicle. A sale out of trust occurs when a dealer sells or leases a vehicle but fails to pay GMAC the amount owed on the receivable for that vehicle. If this happens, GMAC will no longer be able to look to that vehicle as security for the receivable. This may impair GMAC’s ability to collect the receivable, in which case you might experience reductions or delays in payments on your term notes.

If GMAC files for bankruptcy you could experience reductions and delays in payments on your term notes.	If GMAC becomes subject to a bankruptcy case under the federal bankruptcy code or any state insolvency laws, a court may:

• consolidate the assets and liabilities of GMAC with those of the depositor

• decide that the sale of the receivables to the depositor was not a “true sale”

• disallow a transfer of receivables prior to the bankruptcy.

The result of this court ruling could be that the receivables become part of GMAC’s bankruptcy estate. However, in the opinion of Kirkland & Ellis LLP, our special counsel, in a correctly decided case, a court will not take these actions. Nonetheless, if that were to happen, you might experience reductions or delays in payments on your term notes. In addition, tax or other liens might have priority over the trust’s interest. For a more detailed discussion of this risk, see “Bankruptcy Aspects of the Accounts—Payments on the Notes and Certificates” in this prospectus.

In addition, if GMAC files for bankruptcy under the federal bankruptcy code or any state insolvency laws, the General Motors-franchised dealers who are obligated to make payments on the receivables might respond by delaying or withholding payments on the receivables. They might do this even though they have no legal or contractual justification to stop payments. The result might be that you experience reductions or delays in payments on your term notes.

The trust is dependent on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the term notes.	GMAC extends credit to General Motors-franchised dealers to finance their wholesale automobile purchases, and these credit extensions generate receivables. General Motors has in the past provided financial assistance to dealers, including capital contributions in the form of minority equity investments. GMAC must be able to generate new receivables in order to meet the trust’s obligations to pay interest and principal on the securities. GMAC does not guarantee that it will continue to generate receivables at historical levels. The following events could negatively impact GMAC’s ability to generate new receivables:

• A change in the terms offered by GMAC to dealers

• Defaults on dealer accounts

• Termination of dealer franchises

• A decline in the manufacture and sale of General Motors automobiles and light trucks due to an economic downturn, a labor disruption, competitive pressure, or any other factors

• A General Motors bankruptcy

• A change in General Motors’s vehicle distribution practices

• A change in dealer inventory management practices

• A change in the amounts of the credit lines offered by GMAC to dealers

• A change in the interest rates charged by GMAC to dealers

• Dealers filing for bankruptcy

• A change in other financial support offered by GMAC to dealers

• Seasonal fluctuations in the sale and leasing of vehicles

• Competition from banks or other financing sources available to dealers

• A change in General Motors’ vehicle marketing or purchase incentive programs

If GMAC generates new receivables at lower levels than it has done in the past, you might experience reductions or delays in payments on your term notes. The payment reductions or delays may reflect the decrease in receivables.

If General Motors files for bankruptcy you could experience reductions and delays in payments on your term notes; a reorganization of General Motors under Chapter 11 of the federal bankruptcy code will not cause a rapid amortization event or an early amortization event for the trust.	If General Motors becomes subject to a bankruptcy case under the federal bankruptcy code or any state insolvency laws, General Motors’ ability to manufacture new vehicles and, consequently, GMAC’s ability to generate new receivables may be impaired. The result might be that you experience reductions or delays in payments on your term notes.

If General Motors becomes subject to a bankruptcy case under the federal bankruptcy code or any state insolvency laws, the General Motors-franchised dealers who are obligated to make payments on the receivables might respond by delaying or withholding payments on the receivables. They might do this even though they have no legal or contractual justification to stop payments. The result might be that you experience reductions or delays in payments on your term notes.

The only bankruptcy events relating to General Motors that will cause a rapid amortization event and an early amortization event for the trust will be (a) the filing of a petition by General Motors (or by another person that is undismissed after 90 days), or the entry of an order, under Chapter 7 of the federal bankruptcy code, or (b) General Motors ceasing to operate as an automobile manufacture or undertaking to sell or liquidate all or substantially all of its automobile manufacturing assets or business after a Chapter 11 petition has been filed. A Chapter 11 reorganization bankruptcy filing by General Motors or another person will not trigger a rapid amortization event or an early amortization event. As a result, the trust will continue in its revolving period even though it may be more difficult for General Motors to manufacture and sell new vehicles and may impair GMAC’s ability to generate new receivables. See “The trust is dependent on GMAC to generate new receivables; without new receivables, the trust may be unable to make payments on the term notes” in this prospectus. In addition, in a Chapter 11 reorganization bankruptcy, General Motors may change or reduce its vehicle marketing and purchase incentive programs with dealers or may determine not to exercise its option to repurchase vehicles from dealers. See “If General Motors does not exercise its option to repurchase vehicles from dealers, you could experience reduction and delays in payments on your term notes” in this prospectus.

If General Motors does not exercise its option to repurchase vehicles from dealers, you could experience reduction and delays in payments on your term notes.	If General Motors terminates a dealer franchise, in most cases, General Motors is not obligated to repurchase new vehicles from that dealer. If GMAC or another creditor forecloses on a dealer’s property, General Motors has the option, but not the obligation, to repurchase the dealer’s new, current model, undamaged vehicles at invoice price. If General Motors exercises this option, then the proceeds of the purchase will generally be available to pay on the receivables. However, if General Motors chooses not to exercise this option you may experience reductions or delays in payments on your term notes.

You may receive an early return of your investment or incur a shortfall in the return of your investment following an event of default under the indenture.	If an event of default occurs under the indenture, the holders of a majority of the aggregate principal balance of the notes given such authority pursuant to the applicable indenture may declare the accrued interest and outstanding principal immediately due and payable. In that event, the indenture trustee may sell the receivables and other assets of the trust and apply the proceeds to prepay the notes. The liquidation and distribution of trust assets will result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or a maturity date that is as favorable as those on your notes. Also, the proceeds from sale of the trust assets may not be sufficient to fully pay amounts owed on the notes. Those circumstances may result in losses to noteholders. In addition, under a particular series of notes, as specified in the applicable prospectus supplement, notes of the various classes paid sequentially prior to an acceleration of the notes, those notes may pay proportionately in equal priority following an event of default that results in an acceleration of the notes under the indenture. That change in priority of distributions may result in greater losses to noteholders of more senior classes than would have occurred in the case of sequential payment.

Collections from dealers is generally the trust’s only source of funds to make payments on the term notes.	The trust’s ability to make payments on the term notes generally depends on collections from dealers on the receivables. The prospectus supplement will provide historical dealer payment data on similar receivables. However, we do not guarantee that dealers will pay on the receivables at the same rate they have in the past or in any other pattern.

We cannot be certain of when dealers will sell and lease vehicles. The timing of sales depends on many economic, marketplace, financial and social factors that are beyond the control of GMAC, the depositor and the trust. Sales incentive programs and financing incentive programs of General Motors and other vehicle manufacturers also affect the sale and lease of vehicles.

If the dealers’ ability to pay on the receivables declines for whatever reason, you might experience reductions or delays in payments on your term notes.

The servicer has discretion over the servicing of the receivables and the manner in which the servicer applies that discretion may impact on the amount and timing of funds available to pay principal and interest on the notes.	The servicer has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. The manner in which the servicer exercises that discretion will have an impact on the amount and timing of receipts by the trust from the receivables. If the servicing techniques of the servicer do not maximize the receipts from the receivables, the resulting shortfalls may result in losses or delay in payment on the notes.

Temporary commingling of funds by the servicer prior to their deposit into the collection account may result in losses or delays in payment on the notes.	The servicer receives collections on the receivables into an account of the servicer that contains other funds of the servicer and amounts collected by the servicer in respect of receivables relating to various note offerings and generally is not required to transfer those funds to the collection account until two business days following receipt or, if specified conditions are met, the day prior to a required payment on the notes. This temporary commingling of funds prior to the deposit of collections on the receivables into the collection account may result in a delay or reduction in the amounts available to make payments on the notes if, in the event of a bankruptcy of the servicer if there is a resulting delay or absence of ability of the servicer or the bankruptcy trustee to specifically identify those funds and there are competing claims on those funds by other creditors of the servicer.

Replacing the servicer may reduce or delay payments on the notes.	If GMAC were to cease acting as servicer, collection practices of a successor servicer, which under certain circumstances, may be the indenture trustee, may vary from those of GMAC. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While GMAC is not permitted to resign or be terminated as servicer until a replacement servicer is installed, if GMAC were to become incapable of acting as servicer, a successor servicer had not yet accepted appointment and the indenture trustee failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the receivables.

GMAC and the depositor do not guarantee payments on the receivables or the term notes, but in limited circumstances GMAC may be required to repurchase receivables	GMAC, the depositor and their respective affiliates are not obligated to make any term note payments to you, and they do not guarantee payments on the receivables or your term notes. However, GMAC will make representations and warranties about the characteristics of the receivables to the depositor, and the depositor will then assign those representations and warranties to the trust. If GMAC breaches the representations and warranties regarding specific receivables, the trust will require GMAC to repurchase the applicable receivables from the trust.

If GMAC fails to repurchase those receivables, you might experience reductions or delays in payments on your term notes.

THE SPONSOR

GMAC is the sponsor of the transactions set forth in this prospectus and in the applicable prospectus supplement.

GMAC was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished that status and became a Delaware corporation on January 1, 1998. GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000. It provides services from hundreds of locations around the world.

On July 20, 2006, GMAC converted to a Delaware limited liability company and changed its name to GMAC LLC. On November 30, 2006, General Motors sold 51% of the common limited liability company interests of GMAC to FIM Holdings LLC. We refer to that transaction as the “Acquisition.” FIM Holdings LLC is an investment vehicle formed for the purpose of the Acquisition by Cerberus FIM Investors, LLC and wholly owned subsidiaries of Aozora Bank Limited, Citigroup Inc. and The PNC Financial Services Group, Inc. The remaining common limited liability company interests of GMAC continue to be held by General Motors.

GMAC operates directly and through subsidiaries and associated companies in which it has equity investments. It provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world and to other dealerships in which franchised General Motors dealers have an interest and to the customers of those dealerships. In that line of business, GMAC and its subsidiaries principally finance the acquisition and resale by franchised General Motors dealers of various new and used automotive and non-automotive products manufactured by General Motors or its subsidiaries and associates, and acquires from those dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new and used General Motors products as well as those of other manufacturers. GMAC and its subsidiaries also provide asset-based lending, equipment finance, structured finance and invoice discounting services, commercial and residential mortgage financing, global relocation services, insurance services, investment services and other wholesale and retail financial services.

GMAC’s financing operations are organized into two reporting segments—North American Automotive Finance Operations and International Automotive Finance Operations and one operating segment—Commercial Finance Group. The products and services offered by GMAC’s financing operations include the funding of retail instalment sale contracts and leases, extension of term loans, dealer floor plan financing and other lines of credit, fleet leasing, and factoring of receivables.

In the wholesale market, GMAC and its subsidiaries also finance the acquisition and resale by franchised General Motors Corporation dealers of various new automotive and nonautomotive products manufactured by General Motors Corporation or its subsidiaries and associates

In the retail market, GMAC provides vehicle financing to consumers through automotive dealerships, primarily those franchised by General Motors, around the world under the GMAC, GMAC Bank GmbH, Holden Financial Services, Banco General Motors, Saab Financial Services, Online Finance and Nuvell Credit brand names. In most cases, GMAC purchases retail instalment sale contracts and lease contracts for new and used vehicles from franchised General Motors affiliated dealers. In some markets outside the United States, GMAC is a direct lender to the consumer. GMAC also finances products of other manufacturers, new and used, and provides leases for capital equipment.

GMAC has been securitizing assets actively since 1990 and uses the securitization of receivables arising from loans to dealers for the financing of dealer inventory originated by it as one means of funding its ongoing operations. In addition to receivables arising from dealer floor plan accounts, GMAC also securitizes the receivables generated from retail vehicle instalment sale contracts and leases originated by it.

When the sponsor securitizes automotive retail instalment sale contracts, wholesale finance receivables, mortgage loans, and mortgage-backed securities, it generally retains an interest in the sold assets. These interests may take the form of asset-and mortgage-backed securities (including senior and subordinated interests in the form of interest-only, principal-only, investment grade, non-investment grade, or unrated securities).

GMAC will select the receivables from its U.S. portfolio active, wholesale, dealer credit lines. See “The Pool of Accounts,” in the accompanying prospectus supplement.

GMAC will also service the receivables. As part of its securitization program, GMAC agrees to service the transferred assets for a fee and may earn other related ongoing income, such as supplemental and late fees, from the receivables. See “The Servicer”.

Neither GMAC nor any of its affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

THE DEPOSITOR

Wholesale Auto Receivables LLC, the depositor, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 24, 1992. The depositor is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (Tel. No. 302-658-7581). On October 20, 2006, Wholesale Auto Receivables LLC converted into a Delaware limited liability company and changed its name from Wholesale Auto Receivables Corporation to Wholesale Auto Receivables LLC.

The Limited Liability Company Agreement of Wholesale Auto Receivables LLC, as amended, provides that Wholesale Auto Receivables LLC will indemnify and advance expenses to every officer and director and, in some cases, to members to the fullest extent permitted by applicable law, against all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by any of them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was an officer, director or member, as applicable, of Wholesale Auto Receivables LLC. Further, the Limited Liability Company Agreement of Wholesale Auto Receivables LLC provides that Wholesale Auto Receivables LLC may purchase and maintain insurance on behalf of its officers and directors against liabilities asserted against them in their capacities as officers and directors, respectively. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to standard restrictions, if any, as are set forth in its limited liability company agreement.

The depositor and the securitization transactions are structured in a manner intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the depositor’s assets and liabilities with GMAC’s. These steps include creating the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. Under some circumstances, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an independent director. In addition, under each trust agreement, the trust, the owner trustee on the trust’s behalf and the related certificateholders and certificate owners, by accepting the certificates or an interest in the certificates, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the depositor any bankruptcy, reorganization or other proceeding under any insolvency law.

If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the depositor should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing was made under the United States Bankruptcy Code or similar applicable state laws by or against the depositor, or an attempt was made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Bankruptcy Aspects of the Accounts—Payments on the Notes and Certificates” in this prospectus.

Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus and by the accompanying prospectus supplement. The depositor may also retain all or a portion of the certificates or of one or more classes of notes issued by each trust as described in the accompanying prospectus supplement. In addition, the depositor may have ongoing obligations to repurchase warranty receivables from a trust, to participate in the transfer of additional receivables from the originator to a trust, or to authorize, execute or file financing statements relating to the receivables, all as further described in “The Transfer and Servicing Agreements,” in this prospectus.

THE SERVICER

On the closing date, GMAC will be appointed the servicer of the pool of dealer accounts to be owned by the trust pursuant to a Pooling and Servicing Agreement between GMAC and the depositor. GMAC also will have serviced those dealer accounts on its own behalf as the owner of those accounts prior to the transfer under the Pooling and Servicing Agreement.

A table in the accompanying Prospectus Supplement under “The U.S. Portfolio” sets forth the size and composition of the total portfolio of dealer accounts for which GMAC has provided servicing in each of the last five years.

Servicing Procedures

Pursuant to each pooling and servicing agreement and trust sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables under the dealer accounts. The servicer will conduct these activities in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floor plan lines of credit, as described in “The Dealer Floor Plan Financing Business” in this prospectus, except where the failure to so act would not have a material adverse effect on the interests of the securityholders.

Some of the principal functions of the servicer are tracking the balances of accounts, notifying dealers of the amounts and due dates of their required payments, communicating with dealers regarding their accounts, seeking to collect overdue payments and, where necessary, charging off accounts and foreclosing upon and liquidating the related motor vehicles. Subject to its customary standards, policies and procedures, comparable to practices followed by the servicer in servicing receivables for itself or other third parties, and to its obligation under the transaction documents to make reasonable efforts to collect all payments on the receivables, the servicer has discretion in servicing the receivables.

The servicer is allowed, for example, without the prior consent of the issuing entity, the indenture trustee, the owner trustee, or any other person, to establish the means and timing for contacting dealers in respect of overdue payments, foreclose on the vehicles securing the accounts, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, execute any instruments of satisfaction or cancellation. The servicer is not liable for the exercise of discretion made in good faith and in accordance with its established servicing procedures.

Pursuant to each pooling and servicing agreement and the trust sale and servicing agreement, the servicer may only modify the contractual terms of the dealer accounts included in the pool of accounts in general if:

(1) in the servicer’s reasonable belief, no Early Amortization Event will occur as a result of the change,

(2) the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the servicer and not only to those dealer accounts and

(3) in the case of a reduction in the rate of finance charges on the receivables transferred to the trust, the servicer does not reasonably expect that the reduction will, after considering amounts due and amounts payable under any interest rate swaps or caps or similar agreements and Shared Investment Proceeds for the relevant period, reduce the Net Receivables Rate below the sum of (a) the weighted average of the rates of interest payable to securityholders and (b) the Monthly Servicing Fee for the relevant period.

The servicer is not, however, precluded from renegotiating the contractual terms of agreements with dealers on a case-by-case basis in a manner consistent with its servicing guidelines.

The servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by Electronic Data Systems Corporation (EDS) and for which GMAC has a right of use pursuant to a perpetual license.

The securitized pools relating to offerings made under this prospectus contain large numbers of dealer accounts entered into by dealers located throughout the United States. This factor requires that the servicer of those accounts have a breadth and scale of operations that may not be required in to effectively service many other types of assets. In addition, the security for each contract is a motor vehicle. The processing and maintenance of title and other information related to those motor vehicles requires specific systems capabilities and experience. In addition, foreclosure upon those assets when appropriate requires knowledge and experience as to the methods for taking possession of and retitling the motor vehicle and contacts with the vehicle manufacturers through which the foreclosed vehicles are liquidated and with entities which are able to purchase troubled dealerships.

Collections

With respect to each trust, the servicer will deposit Principal Collections and Interest Collections on the receivables into the Collection Account on a daily basis. However, the servicer need not deposit Principal Collections and Interest Collections into the Collection Account on a daily basis but may use all of those Collections for its own benefit until the Business Day immediately preceding the related Distribution Date (or, with respect to the consent of the indenture trustee, in same-day funds not later than 10:00 a.m., New York City time, on a Distribution Date) if at any time the following conditions are satisfied:

(1) GMAC is the servicer,

(2) no Servicing Default has occurred and is continuing; and

(3) GMAC either

(a) maintains a short-term debt rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s,

(b) arranges for and maintains a letter of credit or other form of credit support or enhancement in respect of the servicer’s obligations to make deposits of Collections on the receivables in the Collection Account that is acceptable in form and substance to each rating agency or

(c) otherwise obtains the written confirmation from each rating agency that the failure by GMAC to make daily deposits will not result in a downgrade, suspension or withdrawal of the rating of any of the outstanding securities that it is then rating.

Notwithstanding the foregoing, the amount necessary to satisfy the Required Cash Collateral Amount for the last day of any Collection Period shall be deposited into the Collection Account (to the extent not already on deposit therein) no later than the second Business Day of the following Collection Period. Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In such case, all gains and losses resulting from the investment of those funds will be for the account of the servicer and will not alter in any respect the amount that the servicer is obligated to remit to the collection account in respect of collections on the following distribution date.

On any date on which Collections are deposited in the Collection Account for a trust, the servicer will distribute directly to GMAC on account of the Retained Property an amount equal to Principal Collections on the receivables included in the Retained Property. Whether or not the servicer is then making daily deposits of Collections, if, at any time, the amount on deposit in a Collection Account exceeds the amount required to be so deposited, the servicer will be permitted to withdraw from the Collection Account and pay to the depositor or GMAC, as applicable, the amount of the excess.

Servicer Advances

The servicer will make a servicer advance to each trust to the extent and for the purposes set forth in the accompanying prospectus supplement. Unless the prospectus supplement states otherwise, the servicer will agree to make advances to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose as described in the accompanying prospectus supplement.

Servicing Compensation and Payment of Expenses

With respect to each trust, unless the accompanying prospectus supplement states otherwise, as compensation for its servicing activities with respect to the receivables, on each Distribution Date, the servicer will receive a servicing fee—the “Monthly Servicing Fee”—for the preceding Collection Period equal to one-twelfth of the Servicing Fee Rate multiplied by the average daily balance of the Daily Trust Invested Amount for the Collection Period. The Monthly Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution therefor as described in the accompanying prospectus supplement.

The Monthly Servicing Fee for each monthly period and any portion of the basic servicing fee that remains unpaid from prior distribution dates will be paid at the beginning of that monthly period out of collections for that monthly period. In addition, for each trust, the servicer will retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period subject to any limitations set forth in the applicable prospectus supplement.

With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the trust. The Monthly Servicing Fee associated with each trust is intended to compensate the servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner. These duties include, without limitation,

•	collecting and recording payments,

•	communicating with dealers,

•	investigating payment delinquencies,

•	evaluating the increase of credit limits, and

•	maintaining records with respect to the dealer accounts and receivables arising thereunder. With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the trust.

The Monthly Servicing Fee will also compensate the servicer for managerial and custodial services performed by the servicer on behalf of the trust. These include:

•	accounting for collections,

•	furnishing monthly and annual statements to the owner trustee and the indenture trustee with respect to payments and distributions,

•	making servicer advances, if any,

•	providing assistance in any inspections of the documents and records relating to the dealer accounts and receivables by the indenture trustee and the owner trustee pursuant to the trust sale and servicing agreement, and

•	providing data processing and reporting services for securityholders and on behalf of the indenture trustee and owner trustee.

The Monthly Servicing Fee will also serve to reimburse the servicer for additional expenses the servicer incurs in connection with administering the pool of accounts. These expenses include:

•	taxes, other than the trust’s or the securityholders’ federal, state and local income and franchise taxes, if any,

•	the owner trustee’s and the indenture trustee’s fees,

•	accounting fees,

•	outside auditor fees, and

•	data processing costs and other costs.

THE TRUSTS

The Trust Estate

In exchange for the securities to be issued by a trust on the initial issuance date for those securities, the depositor will establish each trust by selling, transferring and assigning to each trust, without recourse, the depositor’s right, title and interest in, to and under:

•	the Eligible Receivables existing in each dealer account in the related pool of accounts on the date on which the trust issues its first series of term notes and the Eligible Receivables generated in each dealer account in the pool of accounts from time to time thereafter and purchased during the term of the trust,

•	Collections on these receivables and

•	the related Collateral Security.

GMAC will retain the Retained Property, and under each trust sale and servicing agreement, the depositor will also sell, transfer and assign to the trust the depositor’s rights and remedies under the pooling and servicing agreement associated with the receivables. Unless the accompanying prospectus supplement states otherwise, each trust’s assets may also include one or more interest rate swaps and funds on deposit in some of the bank accounts of the trust.

Each dealer account is an individual line of credit or related lines of credit represented by a dealer floor plan financing agreement extended or maintained by GMAC to an United States corporation or other entity or person engaged generally in the business of purchasing vehicles from a manufacturer or distributor thereof and holding the vehicles for sale or lease in the ordinary course of business. The pool of accounts is comprised of all dealer accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the pooling and servicing agreement and trust sale and servicing agreement.

Pursuant to each trust sale and servicing agreement, the depositor will have the limited right from time to time to designate additional dealer accounts to be included in the pool of accounts and from time to time to randomly remove dealer accounts from that pool of accounts. Once a dealer account is so designated for removal, or if a dealer account ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See “The Transfer and Servicing Agreements—Addition and Removal of Accounts” in this prospectus.

With respect to each trust and to the extent specified in the accompanying prospectus supplement, interest rate cap or swap agreements, cash collateral accounts and other credit, liquidity and other enhancement arrangements may be held by the owner trustee or the indenture trustee for the benefit of holders of any securities. These items may be included as assets of a trust or may be held outside of a trust. Arrangements for the benefit of holders of one series or class of securities of a trust may not be available to the holders of other series or classes of the same trust.

The principal offices of each trust will be specified in the accompanying prospectus supplement.

Capitalization of the Trust

Prior to each trust’s initial issuance date, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than

(1) acquiring, managing and holding

(a) the related receivables

(b) other assets contemplated in this document and in the accompanying prospectus supplement and

(c) the proceeds from the assets in paragraphs (a) and (b);

(2) issuing securities; and

(3) making payments and distributions on those securities and related activities.

No trust is expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

Each trust may issue one or more series of term notes, one or more series of revolving notes and one or more classes of certificates, all as further described in this prospectus and in the prospectus supplement related to any term notes offered hereby. See “The Term Notes,” “The Revolving Notes” and “The Certificates” in this prospectus. From time to time thereafter, if specified in the accompanying prospectus supplement, the trust may issue additional series of notes and additional classes of certificates. See “The Transfer and Servicing Agreements—Additional Issuances; Changes in Specified Maximum Revolver Balance” in this prospectus. The accompanying prospectus supplement will set forth the pro forma capitalization of a trust at the time of the issuance of any term notes. The certificates will represent the equity in each trust. The accompanying prospectus supplement will set forth the portion of the certificates issued on the initial issuance date. To the extent applicable, the accompanying prospectus supplement will also set forth the portion of the certificates issued since the initial issuance date. The depositor or its affiliates may retain all or a portion of the certificates or they may be sold to third party investors that are unaffiliated with the depositor, GMAC and the trust.

THE OWNER TRUSTEE

The owner trustee for each trust will be specified in the accompanying prospectus supplement. The owner trustee may, in the name of the trust, conduct the business of the trust, make and execute contracts and other instruments on behalf of the trust and sue and be sued on behalf of the trust. The consent of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding distribution date is needed to require the owner trustee to take action. Upon notification to the certificateholders, and unless such certificateholders have notified the owner trustee that such consent is withheld, the owner trustee shall have the duty to initiate or compromise any action or claim involving the trust, amend the indenture or administration agreement, or appoint certain successor agents. The owner trustee shall give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the servicer.

Unless the depositor is the sole certificateholder, on each distribution date, the owner trustee shall distribute to the certificateholders amounts equal to the amounts deposited in the certificate distribution account pursuant to the trust sale and servicing agreement on or prior to such distribution date. The owner trustee shall also send each certificateholder the statement provided to the owner trustee by the servicer pursuant to the trust sale and servicing agreement on such distribution date; provided, that no such distributions shall be required to be made nor any statements shall be required to be sent by the owner trustee if and for so long as the depositor is the sole certificateholder. The owner trustee will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that is legally owed by the trust. The owner trustee will maintain or cause to be maintained the books of the trust on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file such tax returns relating to the trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate trust characterization for federal income tax purposes.

The owner trustee does not have any obligation to independently verify or confirm any underlying data. If the owner trustee receives notice from the indenture trustee or applicable noteholders of a servicer default and subsequent termination of the servicer’s obligations under the indenture and the pooling and servicing agreement, the servicer may transfer to the owner trustee for administration by it of all cash amounts held at that time by the servicer for deposit.

The owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing that trust. The owner trustee will not be liable for the default or failure of any of the administrator, the trust, servicer or other trustees to carry out their respective obligations under any of the basic documents, nor will the owner trustee be liable under any basic document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. An owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In those circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the owner trustee and the appointment of a successor will be borne by the servicer. There are no indemnification provisions that entitle the owner trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

THE INDENTURE TRUSTEE

The Indenture Trustee for a series of notes will be specified in the accompanying prospectus supplement. The trust grants to the Indenture Trustee all right, title and interest of the trust in, to and under the collateral listed on the schedule of receivables. That grant includes all rights and powers (but none of the obligations, if any) of the trust under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the receivables included in the collateral and all other monies payable under the collateral.

On each distribution date, the indenture trustee is required to notify the holder of the note distribution account to distribute to the noteholders all amounts on deposit in that account other than investment earnings, which the servicer is entitled to retain. If required by the Trust Indenture Act of 1939, as amended, the indenture trustee shall mail to each noteholder summaries of any necessary information, documents or reports. So long as no default or event of default is continuing the indenture trustee is required to invest and reinvest all funds in the collection account and the reserve account in eligible investments.

If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the trust estate, the indenture trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the indenture trustee, the indenture trustee is required to mail to each noteholder notice of the default within ninety (90) days after it occurs. Except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

Subject to the payment of its fees and expenses pursuant to the indenture, the indenture trustee may, and when required by the provisions of the indenture shall, execute instruments to release property from the lien of the indenture, or convey the indenture trustee’s interest in the same. The indenture trustee shall, at such time as there are no notes outstanding and all sums due to the indenture trustee have been paid and all amounts owing under each third party instrument have been paid, release any remaining portion of the trust estate that secured the notes and the other secured obligations from the lien of the indenture and release to the trust or any other person entitled thereto any funds then on deposit in the designated accounts. The indenture trustee shall release property from the lien of the indenture only upon receipt by it of a trust request and an officer’s certificate, an opinion of counsel and, if required by the Trust Indenture Act of 1939, as amended, independent certificates in accordance therewith.

The trust and the indenture trustee may, when authorized by a trust order, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the notes, enter into supplemental indentures for the purpose of materially changing the rights of the noteholders. The indenture trustee may in its discretion determine whether or not any notes would be affected (such that the consent of each noteholder would be required) by any supplemental indenture proposed and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.

Upon sufficient notice prior to the redemption date from the servicer or trust the indenture trustee (based on such notice) will be required to withdraw from the collection account and deposit into the note distribution account, on the redemption date, the aggregate redemption price of the notes, whereupon all such notes shall be due and payable on the redemption date.

The indenture trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with the trust and shall have no liability or responsibility for the acts or omissions of any other party to any of the basic documents. The indenture trustee does not have any obligation to independently verify or confirm any underlying data.

The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the trust will be obligated to appoint a successor trustee. The holders of a majority in outstanding amount of the notes also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. There are no indemnification provisions that entitle the indenture trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

The indenture trustee for each trust will be required to mail each year to all noteholders for that trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust’s indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

USE OF PROCEEDS

Unless the accompanying prospectus supplement states otherwise, the net proceeds to be received by the depositor from the sale of the securities will be applied to purchase receivables from GMAC.

THE DEALER FLOOR PLAN FINANCING BUSINESS

The dealer accounts are individual lines of credit represented by dealer floor plan financing agreements extended or maintained by GMAC to United States dealers. The lines of credit for all these dealers constitute the U.S. portfolio. Dealers use credit extended under these arrangements, which are known generally as “wholesale” or “floor plan” financing, primarily to purchase new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors pending sale or lease to the ultimate customer. In general, each receivable generated in a dealer account is secured by all vehicles owned by the related dealer and, in some instances, by other collateral security owned or guarantees by that dealer. GMAC services the U.S. portfolio through its administrative office located in Detroit, Michigan and through a network of branch offices located throughout the United States.

General Motors vehicles for which GMAC provides wholesale financing include vehicles manufactured under the Buick, Cadillac, Chevrolet, Oldsmobile, Pontiac, GMC, Hummer, Saab and Saturn trademarks. GMAC also extends credit to dealers affiliated with General Motors dealers that operate franchises for other motor vehicle manufacturers.

The U.S. portfolio generally includes two types of credit lines or accounts:

•	credit lines or accounts under which advances are made to finance the purchase of automobiles and trucks and

•	credit lines or accounts under which advances may be made to finance the purchase of vehicles intended for sale to fleet customers, generally in lots of more than 10, referred to as “Fleet Accounts.”

For purposes of each trust, Fleet Accounts are not Eligible Accounts and, within an Eligible Account, an advance must be made against a vehicle and satisfy other criteria to be an Eligible Receivable.

GMAC categorizes the vehicles it finances as new vehicles, used vehicles or auction vehicles. Currently, new vehicles consist of vehicles of any model year that are untitled and generally have been driven less than 200 miles, excluding any auction vehicles. GMAC classifies auction vehicles as those vehicles which are purchased at a closed auction conducted by General Motors or others. In states where demonstration cars must be titled, vehicles are generally considered new vehicles if driven less than 200 miles. Used vehicles consist of auction vehicles and vehicles of any model year which have been previously titled, other than demonstration vehicles described above. The categorization of new vehicles, used vehicles and auction vehicles may change in the future based on GMAC’s practices and policies.

Creation of Receivables

GMAC makes advances to dealers in the U.S. portfolio in an amount equal to 100% of the wholesale invoice price of new vehicles, which includes destination and other miscellaneous charges and, with respect to vehicles manufactured by General Motors and other motor vehicle manufacturers, a price rebate from the manufacturer to the dealer in varying amounts as a percentage of the invoice price. This price rebate is known as a holdback. Holdbacks on General Motors-manufactured vehicles sold or leased by a dealer are generally returned to the dealer by General Motors on a monthly or quarterly basis, depending on the dealer’s arrangements with General Motors. For purposes of each trust, a receivable in respect of a new vehicle is originated by GMAC on the date on which interest begins accruing on that receivable on or following the estimated delivery date of the vehicle to the dealer. This date is approximately concurrent with the receipt of the vehicle by the dealer.

The amount advanced for a used vehicle, other than an auction vehicle, is generally up to 90% of the wholesale book value for the vehicle as set forth in a used vehicle wholesale guide book for the region in which the dealer is located. The amount advanced for an auction vehicle is generally 100% of the auction purchase price, including auction fees. Used vehicle receivables are originated by GMAC on the date on which funds are actually advanced to a dealer.

Once a dealer has commenced the floor plan financing of vehicles through GMAC, GMAC will finance virtually all purchases of new vehicles by that dealer from the applicable manufacturer or distributor. GMAC’s credit guidelines ordinarily require that advances to finance used vehicles be approved on a unit by unit basis. GMAC may limit or cancel a dealer’s floor plan financing arrangements at its discretion, including under the following circumstances:

•	the dealer has exceeded the credit guidelines set by GMAC

•	the dealer is experiencing financial difficulties

•	the dealer is experiencing a general deterioration in its creditworthiness

See “—Dealer Status; Realization on Collateral Security” in this prospectus.

Credit Underwriting Process

GMAC extends credit to dealers through established lines of credit. A dealer requesting a new credit line must apply to a GMAC branch office.

The local branch office investigates the dealer by

•	reviewing bank references and credit reports,

•	if the dealer is an existing dealer, reviewing credit reports from the dealer’s current financing source,

•	evaluating the dealer’s marketing capabilities,

•	evaluating the dealer’s financing resources,

•	evaluating the dealer’s financial capacity,

•	evaluating the dealer’s credit requirements, and

•	evaluating the dealer’s current state of operations and its management.

The local branch office prepares a written recommendation either approving or disapproving the dealer’s request. Depending on the size of the requested credit line and the financial profile of the dealer, the local branch office transmits this recommendation with the requisite documentation to the appropriate office. In some cases, the local branch office may contact GMAC’s executive offices for final approval or disapproval. GMAC generally applies the same underwriting standards for dealers franchised by General Motors as for dealers franchised by other motor vehicle manufacturers.

Upon approval, a dealer executes financing agreements with GMAC and, in some cases of General Motors franchised dealers, General Motors. These agreements evidence the debt and provide GMAC a security interest in the vehicles to be financed and in other collateral. The vehicles are required to be insured against comprehensive loss or damage.

The size of a credit line offered to a dealer, which is expressed in terms of number of vehicles or units, is based upon a number of factors, including the dealer’s sales record or expected annual sales and the dealer’s net worth. Generally, a credit line for new vehicles is intended to be an amount sufficient to finance a 60-90 day supply and for used vehicles is generally an amount sufficient to finance a 30-60 day supply. As described in this prospectus, the credit lines establish guidelines, not limits, which dealers may exceed from time to time, and which GMAC may limit from time to time.

Collateral Security

GMAC takes a first priority perfected purchase money security interest in the vehicles it finances for a dealer. Generally, the security interest in the vehicle terminates, as a matter of law, at the time of its sale or lease by the dealer to a retail customer but GMAC’s security interest continues in the proceeds from that sale or lease. In some instances, GMAC may take a security interest in, or a collateral assignment of, other assets of a dealer, including parts inventory, real estate, fixtures, tools, equipment, furniture, signs, funds held at GMAC and other receivables, as security for that dealer’s account. From time to time, GMAC may advance funds to dealers in the form of working capital loans, real estate financing and equipment loans. In these instances, to secure the loans, GMAC may take a security interest in assets of the dealer, including, in some cases, vehicles. Upon the dealer’s default, GMAC, in its sole discretion, may realize upon Collateral Security, other than vehicles, for its own benefit in respect of its loans or advances before this other Collateral Security can be realized upon for the benefit of the related trust and Securityholders. Because of the subordinate position of the trust in respect of this other Collateral Security, there is no assurance that the trust will be able to realize upon the other Collateral Security or any proceeds in respect of any other Collateral Security. See “The Transfer and Servicing Agreements—Intercreditor Arrangements” in this prospectus.

Dealer Payment Terms

GMAC may demand payment of interest and principal of the credit and loans extended at any time. However, unless GMAC terminates the credit line or the dealer defaults, GMAC generally requires payment of principal in full of the related loan:

•	upon the retail sale or lease of a vehicle, and

•	upon an appropriate term established for each dealership based on risk and exposure of the account.

Refunds with respect to and returns of vehicles are uncommon, so adjustments to the loans in connection with these events are also uncommon. In addition, dealers are not generally permitted to repay the loans prior to the applicable due date.

Interest on floor plan loans is generally payable monthly.

GMAC charges dealers interest at a floating rate equal, in many cases, to the prime rate, as designated by GMAC, plus or minus a designated spread to the prime rate. The “prime rate” is, on any date in a semi-monthly period, the interest rate designated by GMAC as the effective prime rate for that semi-monthly period and is based on the prime rate of selected financial institutions as of the day preceding that semi-monthly period. The actual spread for each dealer is based on, among other things, competitive factors, the amount and status of the dealer’s credit lines and various incentive programs.

In some circumstances, under a program known as Delayed Payment Privilege, or DPP, GMAC may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer. DPP receivables principally arise from sales to fleet customers under Fleet Accounts. For purposes of the trust, Fleet Accounts are not Eligible Accounts, and thus DPP receivables will not be transferred to the trust. In some cases, a dealer will request DPP treatment for receivables originated in an account which is not a Fleet Account. For purposes of the trust, if a receivable is subject to DPP treatment at the time of its origination, that receivable will not be an Eligible Receivable and therefore will not be transferred to the trust. If an Eligible Receivable becomes subject to deferred payment after transfer to the trust, GMAC will be obligated to repurchase that receivable to the extent of the principal payment so delayed. This repurchase obligation is described in “The Transfer and Servicing Agreements—Representations and Warranties” in this prospectus.

From time to time, dealers maintain funds with GMAC, which are held for these dealers for cash management, liquidity and working capital purposes. For purposes of each trust, the principal balance of receivables with respect to any dealer on any date is the aggregate principal balance of receivables net of any amount so held by GMAC on that date.

Billing and Collection Procedures

A statement setting forth billing and account information is prepared by GMAC and distributed on a monthly basis to each dealer. Interest and other non-principal charges are billed in arrears and are required to be paid immediately upon receipt of the bill. Dealers remit payment directly to GMAC’s local branch offices.

Dealer Monitoring

GMAC monitors the level of borrowing under each dealer’s account. Dealers may exceed their stated credit lines from time to time. For example, a dealer might, prior to a seasonal sales peak, purchase more vehicles than its existing credit lines would otherwise permit. At any time that a dealer’s balance exceeds its stated credit line, GMAC, after evaluating the dealer’s financial position, may temporarily suspend the granting of additional credit, increase the dealer’s credit line or modify the dealer’s credit category. See “—Creation of Receivables” above and “—Dealer Status; Realization on Collateral Security” in this prospectus.

Branch office personnel periodically conduct audits of dealer vehicle inventories. The timing of audits varies and generally no advance notice is given to the audited dealer. Through the audit process, GMAC generally reconciles a dealer’s physical inventory with its records of financed vehicles. Among other things, audits are intended to determine whether a dealer has sold or leased vehicles without repaying the related loans as required under the floor plan financing agreements.

Dealer Status; Realization on Collateral Security

Through its proprietary dealer credit evaluation system, GMAC assigns a credit category of “satisfactory,” “limited,” “programmed” or “no credit” to each dealer based on various objective and subjective factors, including:

•	retail and wholesale performance,

•	financial outlook, and

•	capital sufficiency and credit history with GMAC and others.

A “satisfactory” status, “S,” means that GMAC, through its proprietary dealer credit evaluation system, has determined that a dealer represents minimal risk. A dealer with S status typically has consistently profitable operations, positive cash flow, adequate credit base and satisfactory GMAC experience. A “limited” status, “L,” means that GMAC has determined that a dealer represents moderate risk. Circumstances under which a dealer receives L status may include unprofitable operating results, non-optimum cash flow, marginal credit base or less than satisfactory experience. Despite these risks, GMAC believes that the survival of the L rated account is not in jeopardy. A “programmed” status, “P,” means that GMAC has determined that a dealer represents significant risk due to imminent danger of financial failure and loss exposure to GMAC. Circumstances under which a dealer receives P status may include a weakness in character, capacity or capital, or unsatisfactory experience. A “no credit” status, “N,” means that GMAC has withdrawn an account’s credit lines due to an unacceptable degree of risk and exposure. Circumstances under which a dealer receives N status may include a dealer’s failure to remit principal or interest payments when due, notifications of liens, levies or attachments or a significant deterioration of the dealer’s financial condition. GMAC does not generally make further advances to a dealer who has been assigned a no credit status.

GMAC frequently attempts to work with dealers to resolve the circumstances that lead to a programmed or no credit status. If, however, those circumstances are not resolved, any of the following may occur:

•	an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales and leases to customers;

•	a self-help or court-ordered seizure and sale of the dealer’s inventory by GMAC; or

•	a voluntary surrender to GMAC and sale of the dealer’s inventory.

GMAC may sell these new vehicle inventories to the related motor vehicle manufacturer, including under agreements entered into at the time the credit line was established. In addition, GMAC may work with dealers and, in the case of General Motors-franchised dealers, General

Motors, to find third parties to purchase troubled dealerships. The proceeds of this sale will be available to the creditors of the troubled dealership, including GMAC or, if applicable, a trust. Once liquidation has commenced, GMAC performs an analysis of its position and writes off any amounts identified at that time as uncollectible. Actual losses by GMAC may be more or less than the amounts initially written off as uncollectible. See “The Transfer and Servicing Agreements—Intercreditor Arrangements” in this prospectus.

Relationship of the Dealer Floor Plan Financing Business to General Motors

General Motors has historically provided financial assistance to General Motors-franchised dealers from time to time, but has no obligation to do so. This assistance may take the form of guarantees and agreements to repurchase inventory. General Motors, through various initiatives, may also contribute capital to some General Motors-franchised dealers in the form of an equity investment in the dealership.

In addition, General Motors offers financial and sales incentives to General Motors-franchised dealers through a number of programs. For example, General Motors currently has a supplemental floor plan assistance program known as the Wholesale Floor Plan Protection Program. Under this program, General Motors provides a subsidy to General Motors-franchised dealers to assist these dealers in making interest payments to financing sources, including GMAC. This program encourages the purchase of an adequate supply of vehicles by the dealer to be held in inventory.

The financial assistance and incentives provided by General Motors are for the benefit of its dealers and do not relieve these dealers from their obligations to GMAC. These types of assistance and incentives are provided at the option of General Motors, which may terminate any of these programs in whole or in part at any time. If General Motors reduced or was unable, or elected not to provide this assistance or incentives, the timing and amounts of payments to GMAC in respect of its U.S. portfolio may be adversely affected. In addition, if a dramatic disruption in the supply of General Motors-manufactured vehicles occurred, the rate of sales of these vehicles would decrease and it is likely that payment rates and the loss experience of GMAC’s U.S. portfolio would also be adversely affected. A decrease in the rate of sales of General Motors manufactured vehicles would also slow the addition of new Eligible Receivables to the trusts. Any event of this type may result in an Early Amortization Event with respect to one or more trusts.

Under agreements between General Motors and General Motors-franchised dealers, General Motors has the obligation to repurchase some of the new vehicles in a dealer’s inventory at their invoice price less a specified margin upon franchise termination. In most cases, General Motors repurchases only current year new vehicles that are undamaged and unmodified. General Motors also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the current list price. In addition, in the event GMAC or another creditor foreclosures upon the property of a dealer, General Motors has the option, which it typically exercises, to purchase that dealer’s new General Motors-manufactured vehicles at invoice price.

Loss and Aging Experience

Some information regarding loss and aging experience for the receivables in GMAC’s U.S. portfolio will be set forth in the accompanying prospectus supplement. Because the dealer accounts related to any trust will represent only a portion of the entire U.S. portfolio, actual loss and aging experience with respect to the dealer accounts related to any trust may be different from this information. There can be no assurance that the loss and aging experience of the receivables in the U.S. portfolio in the future will be similar to the historical loss and aging experience as set forth in any prospectus supplement.

THE ACCOUNTS

The receivables of any trust are rights to receive payments on advances made by GMAC to the related dealers under the dealer accounts included in the pool of accounts for that trust. The initial pool of accounts related to any trust will be selected from all of the dealer accounts in GMAC’s U.S. portfolio that were Eligible Accounts as of the date on which the trust issues its first series of term notes. Eligible Accounts do not include Fleet Accounts. Only Eligible Receivables will be transferred to the trust. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security” in this prospectus. Information with respect to the dealer accounts initially included in the pool of accounts for any trust will be set forth in the accompanying prospectus supplement.

For each trust, pursuant to the trust sale and servicing agreement, the depositor will have the limited right to designate from time to time additional dealer accounts to be included in the pool of accounts. The depositor will have the right to purchase from GMAC the Eligible Receivables then existing and thereafter arising in those dealer accounts and to sell and assign those receivables to the trust. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security” in this prospectus. In order to be designated an additional dealer account, among other things, each additional dealer account must be an Eligible Account. Under the circumstances specified in the trust sale and servicing agreement, the depositor has the right to randomly remove dealer accounts from the pool of accounts. If a dealer account is so designated for removal or ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See “The Transfer and Servicing Agreements—Addition and Removal of Accounts” in this prospectus.

THE TERM NOTES

For each trust, one or more series of term notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary describes the material terms of the form of term notes and the form of indenture. The summary is not complete and you should read the full text of the term notes and the indenture to understand their provisions. Where particular provisions or terms used in the indenture are referred to, the actual provisions, along with definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.

Unless the accompanying prospectus supplement specifies that the term notes will be issued in definitive form, each series of term notes will initially be represented by one or more term notes, which will be registered in the name of Cede & Co., as the nominee of DTC in the United States, or Clearstream Banking, S.A.—“Clearstream”—or Euroclear in Europe, except as set forth below. Unless the accompanying prospectus supplement states otherwise, term notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only.

Unless and until definitive term notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no term noteholder will be entitled to receive a physical certificate representing a term note. Unless otherwise indicated, all references in this prospectus to actions by term noteholders refer to actions taken by DTC upon instructions from its participating organizations, or DTC participants. All distributions, notices, reports and statements to term noteholders will be sent to DTC or Cede & Co. as the registered holder of the term notes, as the case may be, for distribution to beneficial owners in accordance with DTC’s procedures. See “—Book-Entry Registration” and “—Definitive Term Notes” in this prospectus.

Principal and Interest on the Term Notes

The accompanying prospectus supplement will describe the timing and priority of payment, seniority, Interest Rate, Targeted Final Payment Date, if any, Stated Final Payment Date, Payment Period, if any, and the amount of, or method for, determining payments of principal and interest on a series of term notes. The accompanying prospectus supplement will describe whether interest payments on term notes will be made monthly, quarterly, semi-annually or otherwise. With respect to each trust, unless the accompanying prospectus supplement states differently and except for a series of term notes during its Payment Period, if any, during the Revolving Period, no payments of principal will be made on the term notes and no distributions of the certificate balance will be made with respect to the certificates and no amounts will be set aside for that purpose. During the Payment Period, if any, for a series of term notes, Principal Collections and other amounts constituting Available Trust Principal, which may include proceeds from the issuance of additional securities, will be allocated to principal payments thereon and paid as set forth in the accompanying prospectus supplement. Any of these principal payments may be due in instalments, may be limited by a Controlled Deposit Amount, or may be due in a lump sum payment.

During the Wind Down Period and any Early Amortization Period, Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the notes and will be set aside for that purpose as set forth in the related prospectus supplement. Unless the accompanying prospectus supplement states otherwise, during the Wind Down Period and any Early Amortization Period, if and so long as there are any funds on deposit in the related Reserve Fund, to the extent that it would result in more Principal Collections being allocated to the trust than otherwise, Principal Collections will be allocated to the trust pro rata, based on the aggregate percentage of all the receivables in the dealer accounts that are Eligible Receivables as of the commencement of the Wind Down Period or Early Amortization Period or if an Early Amortization Period commences during the Wind Down Period, as of the commencement of the Wind Down Period. During the Wind Down Period, the amount so allocated may, to the extent provided in the accompanying prospectus supplement, be limited by any applicable Controlled Deposit Amounts. If an Early Amortization Period commences during any Payment Period or the Wind Down Period, amounts on deposit in the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, if any, will be paid to holders of securities on the first Distribution Date for the Early Amortization Period as described in the accompanying prospectus supplement. If the accompanying prospectus supplement so provides, specified Early Amortization Events may be designated as “Cash Accumulation Events,” in which case a “Cash Accumulation Period” will commence. During any Cash Accumulation Period, allocated Principal Collections will be invested in a note cash accumulation account dedicated to the holders of the series of term notes as described in the accompanying prospectus supplement until the planned date or dates for repayment of that series of term notes.

With respect to each trust, unless the accompanying prospectus supplement states otherwise, principal and interest payments on all series of term notes will have the same priority of payment. Payments of principal and interest on a series of term notes may be senior or equivalent to the priority of payments on any revolving notes, as described in the accompanying prospectus supplement. However, this would not be the case in circumstances related to the occurrence of an Event of Default. To the extent specified in the accompanying prospectus supplement, payments of principal and interest on the notes will be senior in priority of payment to the distributions to be made on the related certificates outstanding from time to time. A series of term notes may be entitled to (1) principal payments with disproportionate, contingent, nominal or no interest payment, or (2) interest payments with disproportionate, contingent, nominal or no principal payments, which are referred to as “Strip Notes.”

The Interest Rate for each series of term notes issued by a trust may be

•	fixed,

•	variable,

•	contingent,

•	adjustable,

•	for some series of Strip Notes, an interest rate of zero, or

•	any combination of Interest Rate types.

Each series of term notes may also have a different Targeted Final Payment Date, if any, and Stated Final Payment Date.

The accompanying prospectus supplement will specify the Interest Rate for each series of term notes, or the initial Interest Rate and the method for determining subsequent changes in the Interest Rate. One or more series of term notes of a trust may be redeemable under the circumstances and in the manner specified in the accompanying prospectus supplement. Unless the accompanying prospectus supplement states differently, payments of interest on the term notes will be made prior to payments of principal thereon.

The Indenture

Modification of Indenture Without Noteholder Consent. Each trust and related indenture trustee, on the trust’s behalf, may, without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral;

(2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

(3) to add additional covenants for the benefit of the related noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or of any supplemental indenture;

(6) to provide for the acceptance of the appointment of a permitted successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

(7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act;

(8) to change the Specified Maximum Revolver Balance in accordance with the conditions therefore in the related trust sale and servicing agreement;

(9) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action specified in this clause (9) does not adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below; and

(10) add provisions to or delete or modify the provisions of the indenture as appropriate to allow the trust to issue foreign currency-denominated notes, including without limitation, adding provisions granting rights under the indenture to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated notes.

Modification of Indenture With Noteholder Consent. With respect to each trust, with the consent of the holders of a majority of the principal balance of the outstanding notes affected thereby, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, that indenture, or modify in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding related note affected thereby, however, no supplemental indenture will:

(1) change the due date of any instalment of principal of or interest on any note or reduce the principal balance thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a way that affects the calculation of the amount of any payment of interest or principal due on any note on any Payment Date;

(2) impair the right to institute suit for the enforcement of some of the provisions of the indenture regarding payment;

(3) reduce the percentage of the aggregate principal balance of the outstanding notes the consent of the holders of which is required for the supplemental indenture or the consent of the holders of which is required to waive compliance with provisions of the indenture or of defaults thereunder and their consequences as provided for in the indenture;

(4) modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, the depositor or an affiliate of any of them;

(5) reduce the percentage of the aggregate outstanding principal balance of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust estate if the proceeds of the sale would be insufficient to pay the principal balance and accrued but unpaid interest on the outstanding notes;

(6) decrease the percentage of the aggregate outstanding principal balance of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate outstanding principal balance of the notes necessary to amend the indenture; or

(7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Events of Default; Rights Upon Event of Default. With respect to each trust, unless otherwise specified in the accompanying prospectus supplement, “Events of Default” under the indenture will consist of:

(1) any failure to pay interest on the related notes as and when the same becomes due and payable, which failure continues unremedied for 35 days;

(2) any failure (a) to make any required payment of principal on the related notes or (b) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under this clause (2)(b) materially and adversely affects the rights of related noteholders, and which failure in either case continues for 30 days after written notice is given of the failure (x) to the trust, the depositor, or the servicer, as applicable, by the indenture trustee or (y) to the trust, the depositor, the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the principal balance of the related notes;

(3) failure to pay the unpaid principal balance of any related series of notes by the respective Stated Final Payment Date for any series; and

(4) specified events of bankruptcy, insolvency or receivership with respect to the trust.

However, the amount of principal required to be paid to term noteholders under the related indenture will generally be limited to amounts available to be deposited therefor in the Note Distribution Account. Therefore, unless the accompanying prospectus supplement specifies otherwise, the failure to pay principal on a series of term notes will not result in the occurrence of an Event of Default until the applicable Stated Final Payment Date.

If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or the holders of a majority of the principal balance of the notes then outstanding, voting together as a single class, may declare the principal of the notes to be immediately due and payable. That declaration will constitute an Early Amortization Event. Under some circumstances, the holders of a majority of the principal balance of the notes then outstanding may rescind the declaration. If this happens, the Revolving Period will recommence in some circumstances. See “The Transfer and Servicing Agreements—Early Amortization Events” in this prospectus.

If the notes of any trust are declared due and payable following an Event of Default with respect to those notes, the related indenture trustee may institute proceedings to:

(1) collect amounts due or foreclose on trust property,

(2) exercise remedies as a secured party,

(3) sell the related trust estate or

(4) elect to have the trust maintain possession of the trust estate and continue to apply Collections as if there had been no declaration of acceleration. The indenture trustee could make this election even though the Early Amortization Period commenced by the declaration will continue unless the declaration is rescinded.

The indenture trustee, however, is prohibited from selling the receivables held by the trust following an Event of Default, unless:

(1) the holders of all the outstanding notes and outstanding certificates of the trust consent to the sale,

(2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or

(3) in some cases, the indenture trustee determines that the trust estate would not provide sufficient funds on an ongoing basis to make all payments on the notes as payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding principal balance of the notes.

Unless the accompanying prospectus supplement provides otherwise, following a declaration that the notes of a trust are immediately due and payable,

(1) noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances, and

(2) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the certificate balance.

Although the indenture trustee must comply with its duties under the related indenture, if an Event of Default occurs and is continuing with respect to the notes of any trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. As set forth in the indenture, the holders of a majority in aggregate principal balance of the outstanding notes of a trust, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The holders of a majority of the aggregate principal balance of the notes then outstanding, voting together as a single class, may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the notes.

If in exercising its remedies as a result of an Event of Default, the indenture trustee collects any money or property it shall pay out the money or property in the following order:

(1) First, to the indenture trustee for amounts due under the indenture and to the owner trustee for amounts due under the trust agreement and the trust sale and servicing agreement; and

(2) Second, to the Collection Account for distribution pursuant to the trust sale and servicing agreement, with such amounts being deemed to be Available Trust Principal and Available Trust Interest in the same proportion as the outstanding principal balance of the notes bears to the accrued and unpaid interest on the notes (and, if any series of notes has a Specified Support Arrangement, the amounts unpaid under such Specified Support Arrangement).

No holder of a note will have the right to institute any proceeding regarding the indenture governing their notes, unless:

(1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

(2) the holders of not less than 25% of the aggregate principal balance of the outstanding notes, voting together as a single class, have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

(3) the holder or holders have offered the indenture trustee reasonable indemnity,

(4) the indenture trustee has for 60 days failed to institute the proceeding and

(5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate principal balance of the outstanding notes.

If an Event of Default occurs and is continuing with respect to the trust and if it is known to the indenture trustee, the indenture trustee will mail notice of the Event of Default to each noteholder of the trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any note, the indenture trustee may withhold the notice beyond the 90 day period if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

In addition, the indenture trustee and each noteholder and note owner, by accepting a note, or interest in a note, will covenant that they will not, for a period of one year and one day after the termination of the related trust agreement, institute against the trust or depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee in its individual capacity nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Material Covenants. Each indenture provides that the related trust may not consolidate with or merge into any other entity, unless, among other things

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

(2) the entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

(3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

(4) the trust has been advised that the ratings of the securities would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation and

(5) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequences to the trust or to any related holder of securities.

Each trust will not, among other things, except as expressly permitted by the Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

(2) other than amounts withheld under the Code or applicable state law, claim any credit on or make any deduction from the principal or interest payable in respect of the notes or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

(3) dissolve or liquidate in whole or in part,

(4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted thereby or

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust estate or any part thereof, or any interest therein or the proceeds thereof.

Except as specified in the accompanying prospectus supplement, no trust may engage in any activity other than as described above under “The Trusts.” No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes, the related indenture, or otherwise in accordance with the related Transfer and Servicing Agreements.

Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report. The indenture trustee will be required to mail each year to all Noteholders for that trust, to the extent required under the Trust Indenture Act,

(1) a brief report relating to its eligibility and qualification to continue as indenture trustee under that trust’s indenture,

(2) any amounts advanced by it under the indenture,

(3) the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity,

(4) the property and funds physically held by the indenture trustee, and

(5) any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the notes of any trust upon the delivery of all of the notes to the indenture trustee for cancellation or, with limitations, upon deposit of funds sufficient for the payment in full of all of the notes with the indenture trustee.

Book-Entry Registration

Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders.

Except for the depositor, it is anticipated that the only noteholder and certificateholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as that term is used in the trust agreement and indenture, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the associated indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—The Notes—Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither the trust, the depositor, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Term Notes

Unless the accompanying prospectus supplement states otherwise, term notes will be issued in fully registered, certificated form, or definitive term notes, to term noteholders or their nominees, rather than to DTC or its nominee, only if:

(1) the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the term notes and the trust is unable to locate a qualified successor,

(2) the administrator, at its option, elects to terminate the book-entry system through DTC, or

(3) after the occurrence of an Event of Default or a Servicing Default, note owners representing beneficial interests aggregating at least a majority of the outstanding principal balance of the related term notes advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the note owners.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify the note owners and the indenture trustee of that occurrence and of the availability of definitive term notes. Upon surrender by DTC of the definitive certificates representing the term notes and receipt of instructions for re-registration, the indenture trustee will reissue the related term notes as definitive term notes to holders thereof.

Payments of principal of, and interest on, the definitive term notes will thereafter be made in accordance with the procedures set forth in the indenture directly to holders of definitive term notes in whose names the definitive term notes were registered at the close of business on the last day of the preceding month. Those payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive term note, however, will be made only upon presentation and surrender of the definitive term note at the office or agency specified in the notice of final payment to the holders thereof.

Definitive term notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive term notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

THE REVOLVING NOTES

Each trust may issue one or more series of revolving notes on the initial issuance date and may issue more series of revolving notes from time to time thereafter. Each series of revolving notes may have a different Revolver Interest Rate which may be fixed, variable, contingent, adjustable or any combination of the foregoing, and a different Targeted Final Payment Date, if any, and Stated Final Payment Date. With respect to each trust, the outstanding principal balance of the revolving notes may fluctuate on a daily basis as Principal Collections on the related receivables not needed for principal payments or distributions on related term notes or certificates are, at the discretion of the depositor or as otherwise described herein:

(1) allocated to the depositor in payment for receivables purchased by the trust,

(2) allocated to the Revolver Distribution Account as a payment of principal on the revolving notes, or

(3) retained as necessary to satisfy the Required Cash Collateral Amount.

With respect to each trust, the depositor, at its option, may on any day increase the outstanding principal balance of the revolving notes to fund purchases of receivables, except that the Net Revolver Balance may not at any time exceed the Maximum Revolver Balance. The Specified Maximum Revolver Balance for a trust will be set forth in the accompanying prospectus supplement and may be increased or decreased from time to time if a number of conditions are satisfied. See “The Transfer and Servicing Agreements—Additional Issuances; Changes in Specified Maximum Revolver Balance” in this prospectus.

Unless the accompanying prospectus supplement provides otherwise, no additional borrowings will be permitted under any revolving note during the Wind Down Period or any Early Amortization Period for the related trust. Payments of principal on revolving notes will be made in the amounts and priority, and at the times, specified in the accompanying prospectus supplement. One or more series of revolving notes for any trust may have a Targeted Final Payment Date, if any, and Stated Final Payment Date or otherwise require principal payments during the related Revolving Period and may provide for extensions and renewals under some circumstances. Each revolving note will initially be held by GMAC or the depositor, and the revolving note or an interest therein may be sold by GMAC or the depositor in a private placement to a third-party investor. Thereafter, a revolving note or an interest therein may be transferred in whole or in part if certain conditions are satisfied. Any additional borrowings under, and principal payments on, the revolving notes will be allocated among all outstanding revolving notes as determined by the depositor in its sole discretion. However, this allocation will depend on any agreements among the depositor and any holders of the revolving notes. The revolving notes are not being offered pursuant to this prospectus or any accompanying prospectus supplement.

THE CERTIFICATES

With respect to each trust, the certificates will be issued pursuant to the terms of a trust agreement between the depositor and the owner trustee and will represent the ownership interest in the trust. Certificates will be issued on the initial issuance date for a trust and may be issued from time to time thereafter. The certificate rate for the certificates may be fixed, variable, contingent, adjustable or any combination of the foregoing, and may vary by class of certificate. The accompanying prospectus supplement will set forth the amount of, or method for determining, distributions of the certificate balance and the timing of the distributions, including the Targeted Final Payment Date, if any, and the Stated Final Payment Date. Unless the accompanying prospectus supplement provides differently, principal and interest payments on the notes will be senior to distributions of the certificate balance and interest on the related certificates. The certificates are not being offered pursuant to this prospectus or any accompanying prospectus supplement.

THE TRANSFER AND SERVICING AGREEMENTS

Except as otherwise specified in the accompanying prospectus supplement, the following summary describes some of the material terms of:

(1) the pooling and servicing agreement pursuant to which the depositor will purchase Eligible Receivables from GMAC, and the servicer will agree to service all receivables in the related dealer accounts,

(2) the trust sale and servicing agreement pursuant to which the trust will acquire those Eligible Receivables from the depositor and agree to the servicing of the receivables by the servicer,

(3) the trust agreement pursuant to which the trust will be created and certificates will be issued, and

(4) the administration agreement pursuant to which GMAC, as administrator, will undertake a number of administrative duties with respect to the trust. Collectively, these agreements will be referred to as the “Transfer and Servicing Agreements.”

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Upon request of a holder of securities described in the Transfer and Servicing Agreements, the depositor will provide a copy of the Transfer and Servicing Agreements. This copy will not include exhibits. This summary is not complete and you should read the full text of the Transfer and Servicing Agreements to understand their provisions. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of this summary.

Sale and Assignment of Receivables and Collateral Security

GMAC will sell and assign to the depositor, without recourse,

•	on the initial issuance date for a trust, its entire interest in the Eligible Receivables under the dealer accounts included in the related pool of accounts as of the Initial Cut-Off Date, and

•	on each date on which receivables are originated in a dealer account in the related pool of accounts, its entire interest in, all Eligible Receivables created on that date in the dealer accounts in the pool of accounts. However, if GMAC becomes subject to a bankruptcy proceeding, GMAC will not assign receivables to the depositor without approval of the bankruptcy court.

In each case, GMAC will sell and assign to the depositor the related Collateral Security and the proceeds of all of the foregoing, pursuant to a pooling and servicing agreement between GMAC and the depositor.

For each trust, on its initial issuance date and on each Receivables Purchase Date, the depositor will transfer and assign to the applicable trust, without recourse, the Eligible Receivables and the other assets purchased from GMAC on that date, pursuant to a trust sale and servicing agreement among the depositor, the servicer and the trust. The owner trustee, on behalf of the trust, together with the indenture trustee with respect to the notes, concurrently with the initial transfer and assignment to the trust, will execute and deliver to the depositor the notes and the certificates to be issued on the initial issuance date. Unless the accompanying prospectus supplement provides otherwise, the depositor will sell the securities and will apply the net proceeds received from the sale of the securities to the purchase of the related receivables from GMAC.

In each pooling and servicing agreement, in connection with the sale of the receivables to the depositor, GMAC will agree to indicate in its records that the Eligible Receivables and Collateral Security have been sold to the depositor, and that, upon the execution of a trust sale and servicing agreement, the depositor has sold and assigned that property to the trust. In addition, GMAC will agree to provide a complete list to the depositor showing for each dealer account to be included in the pool of accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of receivables that GMAC represents are Eligible Receivables under that dealer account. In the trust sale and servicing agreement, the trust will accept the designation of GMAC as custodian to maintain possession, as the trust’s agent, of the documents relating to the receivables. GMAC will not deliver to the depositor, the owner trustee or the indenture trustee any records or agreements relating to the dealer accounts or the receivables. The records and agreements relating to the dealer accounts and receivables related to any trust will not be segregated from those relating to other accounts and receivables of GMAC or otherwise marked to reflect the sale of the receivables therein to the depositor or the subsequent sale to the related trust. This helps to assure uniform quality in servicing both the receivables related to any trust and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs. However, with respect to each trust, GMAC will file UCC financing statements with respect to the sale, transfer and assignment of receivables to the depositor and the depositor will file UCC financing statements with respect to the sale, transfer and assignment of the receivables to the trust. In addition, each trust will file UCC financing statements with respect to the security interest in the trust’s assets granted to the indenture trustee under the indenture to secure the trust’s obligations thereunder. See “Legal Aspects—Transfer of Receivables” in this prospectus. The documents evidencing the receivables will remain in GMAC’s possession and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the receivables to the depositor or the trust. As a result of GMAC’s continued possession, if a subsequent purchaser were able to take possession of the receivables without knowledge of the assignment, and if the receivables are deemed “chattel paper” under applicable law, the trust’s interests in the receivables could be defeated. See “Legal Aspects—Transfer of Receivables” in this prospectus.

With respect to each trust, pursuant to the trust sale and servicing agreement, as described in “—Addition and Removal of Accounts” in this prospectus, the depositor has the limited right to designate from time to time additional dealer accounts to be included in the pool of accounts. In connection with any designation of additional dealer accounts, the depositor will purchase from GMAC the Eligible Receivables in the additional dealer accounts and GMAC will follow the procedures set forth in the preceding paragraph, except that the list will show information for the additional dealer accounts as of the cut-off date for additional dealer accounts. The servicer will notify the depositor of this cut-off date in writing.

Representations and Warranties

In each pooling and servicing agreement, GMAC will represent and warrant to the depositor, among other things, that:

(1) as of the Initial Cut-Off Date, or, in the case of an additional dealer account, as of the cut-off date for additional dealer accounts, each dealer account or additional dealer account included in the pool of accounts is an Eligible Account; and

(2) as of the initial issuance date, or, in the case of an additional dealer account, as of the cut-off date for additional dealer accounts, and on each Receivables Purchase Date each receivable conveyed to the depositor on that date that is identified as an Eligible Receivable is actually an Eligible Receivable.

In the case of an additional dealer account, GMAC will make the above representations and warranties as of the related cut-off date.

In the trust sale and servicing agreement, the depositor will assign the representations and warranties of GMAC with respect to the dealer accounts and the receivables to the trust, and will represent and warrant to the trust that the depositor has taken no action which would cause the representations and warranties of GMAC to be false in any material respect as of the initial issuance date, each cut-off date for additional dealer accounts and each Receivables Purchase Date, as the case may be.

The depositor and the servicer may discover that (a) there has been a breach of a representation or warranty of the depositor or GMAC that materially and adversely affects the trust’s interest in a receivable or (b) the payment for any portion of a receivable has been deferred pursuant to DPP, an instalment sales program or a similar arrangement. Any receivable affected this way is referred to as a “Warranty Receivable.” Unless and to the extent the breach is cured in all material respects, GMAC or the depositor will repurchase a Warranty Receivable as follows:

(1) if the breach or deferral is a breach of a representation or warranty of GMAC, the depositor and the servicer will use reasonable efforts to enforce the obligation of GMAC under the pooling and servicing agreement to pay the related Warranty Payment, as defined below, and repurchase the receivable or

(2) if the breach or deferral is a breach of a representation or warranty of the depositor, the depositor will repurchase the receivable.

Without limiting the generality of the foregoing, a receivable held by a trust will not be an Eligible Receivable, and thus will be repurchased if and to the extent (1) the principal balance thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related dealer, or (2) the receivable was created in respect of a vehicle that was refused or returned by a dealer.

The “Warranty Payment,” which is the price for a repurchase of a Warranty Receivable by GMAC or the depositor will be equal to the principal balance of the receivable. In the case of a breach or deferral affecting less than the entire principal balance of a receivable, the Warranty Payment will be to the extent of the breach or deferral, plus all accrued and unpaid interest thereon through the date of purchase. The principal portion of the Warranty Payment will be treated as Trust Principal Collections and the remainder will be included in Interest Collections. All Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. The repurchase obligations of the depositor and GMAC constitute the sole remedy available to the securityholders, the indenture trustee or the owner trustee for any uncured breach or deferral.

In each pooling and servicing agreement, GMAC will also make representations and warranties to the depositor to the effect that, among other things, as of the closing date for the sale of any securities:

(1) GMAC is duly formed and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement, and the pooling and servicing agreement constitutes legal, valid and binding obligations of GMAC; and

(2) the transfer of the receivables and the respective Vehicle Collateral Security, pursuant to the pooling and servicing agreement constitutes a valid sale, transfer and assignment to the depositor of all right, title and interest of GMAC in that receivable and the respective Vehicle Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

If the breach of any of the representations and warranties described in the previous paragraph results in the obligation of the depositor under the trust sale and servicing agreement to repurchase the receivables and the Collateral Security as described below, GMAC will be obligated to repurchase the property for an amount equal to the Reassignment Amount. In other circumstances in which the depositor is obligated under a trust sale and servicing agreement to repurchase the property, GMAC will not be obligated to repurchase the property.

In each trust sale and servicing agreement, the depositor will also make representations and warranties to the trust to the effect that, among other things, as of the closing date for the sale of any securities:

(1) the depositor is duly formed and in good standing, it has the authority to consummate the transactions contemplated by the trust sale and servicing agreement, and the trust sale and servicing agreement constitutes a legal, valid and binding agreement of the depositor; and

(2) the transfer of the receivables pursuant to the trust sale and servicing agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and the interest of the depositor in the receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

With respect to each trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the securityholders, then any of the indenture trustee, the owner trustee or the holders of the outstanding securities evidencing not less than a majority of the outstanding principal balance of the notes and a majority of the Voting Interests of all outstanding certificates, by written notice to the depositor, may direct the depositor to accept the reassignment of all receivables and the Collateral Security within 60 days of the notice, or within the longer period specified in the notice. The depositor will be obligated to accept the reassignment and pay the Reassignment Amount on a Distribution Date occurring within the applicable period.

The reassignment will not be required to be made, however, if at or prior to the end of the applicable period, the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured. With respect to each trust, the payment of the Reassignment Amount will be considered as payment in full for all receivables and the Collateral Security. The obligation of the depositor to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the trust, the securityholders, the owner trustee or indenture trustee. It is not expected that the depositor will have significant assets other than its rights under the pooling and servicing agreement and the trust sale and servicing agreement with respect to each trust.

In each pooling and servicing agreement, GMAC will covenant that GMAC will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the Vehicle Collateral Security, unless required to by agreements with other persons or entities. An exception to this covenant will be made for the sale and conveyances under the pooling and servicing agreement and the interests created under the trust sale and servicing agreement, or as otherwise permitted by the pooling and servicing agreement.

Addition and Removal of Accounts

Addition of Accounts. The Depositor may from time to time, in its sole discretion, subject to the conditions specified in the trust sale and servicing agreement, designate one or more dealer accounts as additional accounts to be included in the pool of accounts by giving written notice to the indenture trustee, the owner trustee and the rating agencies specifying the date on which such additional accounts will be added to the pool of accounts—the “Addition Notice.” An Addition Notice must be provided on or before the fifth Business Day but not more than the 30th day prior to the related “Addition Date.” If additional accounts are to be included in the pool of accounts, effective as of an Addition Date, the depositor will sell and assign to the trust, and the trust will purchase from the depositor, all of the depositor’s right, title and interest in, to and under the Eligible Receivables in the additional accounts and the related Collateral Security.

The depositor may convey to the trust all Eligible Receivables and the related Collateral Security in any additional accounts only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

(i) the depositor must represent and warrant that as of the related additional cut-off date each additional account is an Eligible Account and that each receivable arising thereunder identified as an Eligible Receivable and conveyed to the trust on the Addition Date is an Eligible Receivable;

(ii) the depositor must deliver to the owner trustee a duly executed written assignment in substantially the form required by the trust sale and servicing agreement;

(iii) the depositor must agree to deposit in the Collection Account all Collections with respect to Eligible Receivables arising in the additional accounts since the related additional cut-off date within two Business Days after the Addition Date (or such later date as may be permitted under the trust sale and servicing agreement;

(iv) as of the Addition Date, neither GMAC nor the depositor is insolvent nor will any of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(v) the rating agency condition has been satisfied with respect to the addition for each series or class of securities then outstanding;

(vi) the depositor must represent and warrant that the designation of these additional accounts, the inclusion of these additional accounts in the pool of accounts and the purchase of the related receivables will not, in the reasonable belief of the depositor, result in the occurrence of an Early Amortization Event;

(vii) the Schedule of Accounts has been amended to reflect these additional accounts and the Schedule of Accounts as so amended is true and correct as of the Addition Date;

(viii) the depositor has delivered to the indenture trustee and the owner trustee a certificate of an authorized officer of the depositor confirming the items set forth in clauses (i) through (vii) above; and

(ix) the depositor has delivered to the owner trustee an opinion of counsel substantially in the form required by the trust sale and servicing agreement.

On the date any additional dealer account is added to the pool of accounts, all Eligible Receivables then in that dealer account will be sold by GMAC to the depositor and will be transferred by the depositor to the trust.

With respect to each trust, even though each additional dealer account must be an Eligible Account, additional dealer accounts may not be of the same credit quality as the initial dealer accounts because, among other things, those dealer accounts may not have been part of GMAC’s U.S. portfolio on the Initial Cut-Off Date. Additional dealer accounts may have been originated at a different time using credit criteria different from those applied to the initial dealer accounts.

Removal of Accounts. On any Business Day the depositor will have the right (which it may not exercise more than once in any calendar month) to require the removal of accounts and all of the receivables related to those accounts from the pool of accounts. To so remove accounts, the depositor (or the servicer on its behalf) will take the following actions and make the following determinations:

(i) not less than five Business Days but not more than 30 days prior to the Removal Commencement Date, furnish to the indenture trustee, the owner trustee and the rating agencies a written notice—the “Removal Notice”—specifying the date—the “Removal Commencement Date”—on which removal of one or more accounts which have been randomly selected by the depositor (or the servicer on its behalf)—the “Randomly Selected Accounts”—will commence, and if the depositor intends to remove receivables related to the Randomly Selected Accounts by transferring cash or receivables in exchange for the removed receivables, not less than five Business Days but not more than 30 days prior to the removal of those receivables, furnish to the indenture trustee, the owner trustee and the rating agencies, a written notice specifying the depositor’s intent to remove receivables, the Randomly Selected Accounts to which such receivables relate and the date the receivables will be removed; and

(ii) determine on the Removal Commencement Date with respect to those Randomly Selected Accounts the aggregate principal balance of Eligible Receivables in respect of each of the Randomly Selected Accounts—the “Removal Balance,” and amend the Schedule of Accounts by delivering to the owner trustee a true and complete list of the Randomly Selected Accounts, specifying for each Randomly Selected Account, as of the Removal Commencement Date, its account number and the Removal Balance.

The removal of any of these accounts will be subject to the following conditions:

(i) the depositor will represent and warrant that such removal will not, in the reasonable belief of the depositor, result in the occurrence of an Early Amortization Event;

(ii) the depositor will represent and warrant that the Randomly Selected Accounts (or administratively convenient groups of accounts) have been randomly selected from the pool of accounts or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience;

(iii) the removal will not result in a reduction in the amount of the Eligible Receivables then held by the trust (after taking into account any Excess Available Receivables, Dealer Overconcentration Receivables or Used Vehicle Overconcentration Receivables that will become Eligible Receivables as a result of that removal);

(iv) the rating agency condition has been satisfied with respect to that removal for each series or class of Securities then outstanding; and

(v) on or before the related Removal Commencement Date, the depositor has delivered to the owner trustee a certificate of an Authorized Officer confirming the items set forth in clauses (i), (ii), (iii) and (iv) above.

Subject to the satisfaction of the preceding conditions, from and after the Removal Commencement Date with respect to a Randomly Selected Account, (i) the depositor will not transfer receivables with respect to that Randomly Selected Account to the trust, and (ii) until the Removal Balance has been reduced to zero, all Principal Collections with respect to such Randomly Selected Account will be allocated to the oldest outstanding principal balance of receivables arising under that Randomly Selected Account. In addition, on any Business Day on or after the Removal Commencement Date, the depositor may remove from a trust all of the receivables related to the Randomly Selected Accounts by transferring to that trust, in exchange for the receivables to be removed, cash and/or Excess Available Receivables with an aggregate principal amount equal to the Removal Balance related to those Randomly Selected Accounts as of the date of removal. All amounts so allocated to receivables owned by the trust or paid to the trust for the removal of receivables will constitute Trust Principal Collections and will reduce the Removal Balance. The Removal Balance will also be reduced to the extent receivables in the Randomly Selected Accounts held by the trust on the Removal Commencement Date become Defaulted Receivables.

After the date the Removal Balance with respect to that Randomly Selected Account is reduced to zero—the “Removal Date,” (i) Collections thereon will cease to be allocated to that trust, (ii) that Randomly Selected Account will be deemed removed from the pool of accounts for all purposes—a “Removed Account,” (iii) all of the trust’s right, title and interest in, to and under the receivables arising in that account and the related Collateral Security will be deemed to be transferred and released by the trust to the depositor without recourse, representation or warranty, and (iv) the servicer will amend the Schedule of Accounts accordingly.

In addition, if a dealer account in the pool of accounts ceases to be an Eligible Account, that dealer account will be deemed a Randomly Selected Account to be removed on that date. Receivables arising thereafter in the selected account selected for removal will not be transferred to the trust. Receivables in any dealer account transferred to the trust prior to that date and Collections on those receivables will continue to be assets of the trust. The servicer will allocate all Principal Collections on receivables in a selected account to the oldest receivables in that dealer account. In addition, on any Business Day on or after the Removal Commencement Date, the depositor will have the right to transfer to the trust, in exchange for the receivables related to a Randomly Selected Account, cash and/or Excess Available Receivables with an aggregate principal amount equal to the Removal Balance related to that Randomly Selected Accounts as of the date of removal. All amounts so allocated to receivables owned by the trust or paid to the trust for the removed receivables will constitute Trust Principal Collections and will reduce the Removal Balance. After the Removal Date with respect to that Randomly Selected Account, (a) Collections thereon will cease to be allocated in accordance with the preceding sentence, (b) that Randomly Selected Account will be deemed a Removed Account, (c) all of the trust’s right, title and interest in, to and under the receivables arising in that account and the related Collateral Security will be deemed to be transferred and released by the trust to the depositor without recourse, representation or warranty, and (d) the servicer will amend the Schedule of Accounts accordingly.

Bank Accounts

With respect to each trust, the servicer will establish and maintain several “Distribution Accounts:” the “Collection Account,” the “Note Distribution Account,” the “Revolver Distribution Account” and the “Certificate Distribution Account.” The prospectus supplement may specify also that the servicer will establish and maintain a “Swap Distribution Account.”

For each trust, funds in the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Reserve Fund, if any, and other accounts identified as these accounts in the accompanying prospectus supplement—collectively, the “Designated Accounts”—and the Certificate Distribution Account will be invested as provided in the trust sale and servicing agreement in eligible investments, which are specified categories of marketable securities. Eligible investments will generally be limited to investments acceptable to the rating agencies as being consistent with the rating of the securities.

Except as described below or in the trust sale and servicing agreement, eligible investments will be limited to obligations or securities that mature on or before the next Distribution Date or, in the case of the Note Distribution Account, the date of the next payment with respect to the term notes. To the extent permitted by the rating agencies rating the notes, funds in any Reserve Fund and other cash collateral accounts, if any, may be invested in related term notes that will not mature prior to the date of the next payment or distribution with respect to the term notes. Except as otherwise specified in the accompanying prospectus supplement, the term notes may only be sold prior to their maturity at a price less than the unpaid principal balance thereof if, following the sale, the amount on deposit in any Reserve Fund would not be less than the Reserve Fund Required Amount or other applicable limits, if any. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund.

If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections on the receivables or other assets specified in the accompanying prospectus supplement exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in the accompanying prospectus supplement. References to amounts on deposit in any Designated Account or the Certificate Distribution Accounts will not include the amount of any Investment Proceeds.

The Designated Accounts and the Certificate Distribution Accounts will be maintained as Eligible Deposit Accounts.

Any other accounts to be established with respect to a trust will be described in the accompanying prospectus supplement.

Application of Collections

Interest Collections. For each trust, except as set forth in the accompanying prospectus supplement, for each Collection Period, the trust will apply

•	Trust Interest Collections,

•	receipts under credit, liquidity and other enhancement arrangements,

•	servicer advances,

•	Investment Proceeds and

•	amounts in the Reserve Fund

and will use these amounts to

•	make interest payments on the related securities,

•	pay related Monthly Servicing Fees,

•	make payments under credit, liquidity and other enhancement arrangements,

•	reimburse servicer advances and

•	cover some of the losses on Defaulted Receivables.

The accompanying prospectus supplement will further set forth these applications. Unless the accompanying prospectus supplement states otherwise, Interest Collections in excess of Trust Interest Collections will be paid to GMAC on account of the Retained Property.

Principal Collections

Revolving Period. During the Revolving Period for a trust and so long as no series of term notes is in a Payment Period, unless the accompanying prospectus supplement states otherwise, no amount is required to be set aside to make principal payments on the term notes and distributions of the certificate balance on certificates. Accordingly, all Trust Principal Collections and Additional Trust Principal on any date during the Revolving Period, together with the amount in the cash collateral account from the prior date, will be available for reinvestment in new receivables to be purchased from the depositor, and will be paid to the depositor to the extent so reinvested, so long as the servicer is able to recover advances of principal. However, cash must be held in the cash collateral account to the extent necessary to ensure that the Daily Trust Invested Amount for that date equals the Daily Trust Balance for that date. That determination will be made after giving effect to any payments of principal, including required principal payments, on, or additional borrowings under, the revolving notes on that date and all collections on, and reinvestments in, receivables and all issuances of securities by the trust on that date. Unless the accompanying prospectus supplement states otherwise, Principal Collections in excess of Trust Principal Collections will be paid to GMAC on account of the Retained Property.

Payment Periods. The prospectus supplement for a series of term notes will describe how, during the Payment Period for that series, Available Trust Principal will be allocated to the series and be available to make principal payments on the term notes. This allocation will be dependent on the servicer’s ability to recover any advances of principal it may make. Principal payments on any series of term notes will be made in the amounts and at the times described in the accompanying prospectus supplement. Available Trust Principal not so allocated to term notes will be applied as described above under “—Revolving Period.” The Payment Period, if any, for a series of term notes will commence on the first to occur of the related Scheduled Series Payment Period Commencement Date and a Series Early Payment Event.

Early Amortization and Wind Down Periods. The prospectus supplement for a series of term notes will also describe how, during an Early Amortization Period or the Wind Down Period for any trust, the trust will retain Trust Principal Collections and set them aside as required for the purpose of making payments of principal on the related notes and distributions with respect to the certificate balance on the certificates. The trust will make this retention, and not pay Trust Principal Collections to the depositor, so long as the servicer is able to recover advances of principal it may make. Unless the accompanying prospectus supplement states otherwise, during either of these periods, no additional borrowings will be permitted under the revolving notes. For each Collection Period during an Early Amortization Period or the Wind Down Period for a trust, Trust Principal Collections, together with other amounts, if any, comprising Available Trust Principal, will be applied to make the required deposits into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The relative priorities of these deposits and the amounts required to be so deposited for any Distribution Date will be set forth in the accompanying prospectus supplement. Unless the accompanying prospectus supplement states otherwise, during the Wind Down Period for a trust, the amount to be so applied to payments on securities will be limited by the applicable Controlled Deposit Amount. During an Early Amortization Period for a trust, that limit will not apply and, in general, all Trust Principal Collections and other amounts constituting Available Trust Principal will be available to make payments on the securities. Payments will be made on securities during the Wind Down Period and any Early Amortization Period to the extent, if any, described in the accompanying prospectus supplement. Unless the accompanying prospectus supplement states otherwise, Principal Collections in excess of Trust Principal Collections will be paid to GMAC on account of the Retained Property.

Liquidity and Credit Support

The amounts and types of credit, liquidity and other enhancement arrangements and the provider thereof, if applicable, with respect to each trust will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, those arrangements may be in the form of any of the following or a variation of or combination of two or more of the following:

Subordination of Interests. The Indenture may provide that one or more classes of securities may be subordinated in priority of payments to one or more other classes of securities. Subordinated classes of securities will be allocated available funds only after all or the applicable portion of the obligations of the senior classes of securities have been paid. This subordination provides credit enhancement to the senior classes of securities, and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

Reserve Fund.

If so provided in the accompanying prospectus supplement, for each trust, there will be established and maintained in the name of the indenture trustee for the benefit of the securityholders a Reserve Fund. The Reserve Fund will be an Eligible Deposit Account and funds in any Reserve Fund will be invested in eligible investments. Except as otherwise provided in the accompanying prospectus supplement, with respect to each trust, any investment earnings, net of losses and investment expenses, with respect to the Reserve Fund will be Investment Proceeds and will be available for distribution as described in the accompanying prospectus supplement. Amounts on deposit in any Reserve Fund, other than Investment Proceeds, will be available to make payments and distributions on securities, to cover any Trust Defaulted Amounts and for other purposes to the extent described in the accompanying prospectus supplement. The Reserve Fund Initial Deposit, if any, made by the depositor will be specified in the accompanying prospectus supplement.

After the initial issuance date for a trust, the depositor may make additional deposits into any Reserve Fund in connection with the issuance of additional securities or an increase in the Specified Maximum Revolver Balance. In addition, during the term of any trust, the depositor will have the option to make an additional deposit into any Reserve Fund in an amount not in excess of 1% of the Maximum Pool Balance. Available Trust Interest will also be available for deposit into any Reserve Fund to the extent described in the accompanying prospectus supplement. Unless the accompanying prospectus supplement states otherwise, with respect to each trust, amounts on deposit in the Reserve Fund will be paid to the depositor to the extent the amounts exceed the Reserve Fund Required Amount set forth in the accompanying prospectus supplement or as otherwise agreed by the depositor, and on the trust Termination Date any funds remaining on deposit in the Reserve Fund will be distributed to the depositor. Following distribution to the depositor of amounts from the Reserve Fund, securityholders will not have any rights in, or claims to, those amounts.

The Reserve Fund provides credit enhancement by adding an additional potential source of funds available to make payments on the securities.

Overcollateralization. The aggregate principal balance of all Receivables held by the trust will exceed the aggregate principal balance of the notes issued by the trust by an amount represented by the certificate balance indicated in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur.

Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to the Reserve Fund, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that can be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

In addition, securities may have the benefit of interest rate swaps, caps and floors and currency swaps, all as further described in the accompanying prospectus supplement. Payments required to be made with respect to one of these derivative products would be made from Available Trust Interest and, if specified in the accompanying prospectus supplement, funds received would become part of Available Trust Interest, which may be for the benefit of one or more series or classes of securities or all securities issued by a trust as described in the accompanying prospectus supplement.

The presence of a Reserve Fund and other forms of liquidity and credit support, if any, are intended to increase the likelihood that the securityholders or certificateholders, who are to benefit from those arrangements will receive the full amount of principal or the certificate balance, as the case may be, plus interest due. These forms of liquidity and credit support are also intended to decrease the likelihood that the securityholders will experience losses. These credit enhancements, other than an insurance policy issued by a monoline financial guarantor, will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or the certificate balance, as the case may be, and interest thereon. Such an insurance policy will provide protection to the holders of a specified series or class only if and to the extent disclosed in the applicable prospectus supplement. If shortfalls in available funds occur and exceed the amount covered by applicable arrangements or are not so covered, securityholders will bear their allocable share of those deficiencies as described herein and in the accompanying prospectus supplement. In addition, if an arrangement is for the benefit of more than one series or class of securities issued by a trust, securityholders of a given series or class will be faced with the risk that the arrangement will be exhausted by the claims of securityholders of other series or classes.

Distributions

With respect to each trust, payments of principal and interest on the term notes and revolving notes and distributions with respect to the certificate balance and interest on the certificates will be made from amounts deposited for that purpose into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, respectively, as described in the accompanying prospectus supplement. The timing, calculation, allocation, order, source, priorities and requirements for all payments to each series of noteholders and all distributions to certificateholders will be set forth in the accompanying prospectus supplement. Payments of principal on notes and distributions in respect of the certificate balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments on the notes, all as more fully described in the accompanying prospectus supplement.

With respect to each trust, unless the accompanying prospectus supplement states otherwise, payments of principal and interest on all series of term notes will have the same priority of payment. This would be other than in circumstances related to the occurrence of an Event of Default, payments of principal and interest on term notes may be senior or equivalent to payment on the revolving notes, as described in the accompanying prospectus supplement.

Net Deposits and Payments

As an administrative convenience, the servicer will be permitted to make the deposit of Interest Collections, Principal Collections, servicer advances and other amounts, for any trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the servicer on behalf of the trust on that date. The servicer, however, will account to the indenture trustee, the owner trustee and the securityholders with respect to each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust, at any time that the servicer is not required to remit Collections on a daily basis and payments or distributions on any securities are not required to be made monthly, the servicer may retain amounts allocable to the securities or the Distribution Accounts until the Payment Date or Distribution Date. Pending deposit into an account, the Collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In this situation, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that Distribution Date and other Distribution Dates.

Defaults and Charge-offs

With respect to each trust, the extent to which Trust Interest Collections, funds in the Reserve Fund and other amounts are available to cover the Trust Defaulted Amount will be described in the accompanying prospectus supplement. Any Trust Defaulted Amount not so covered will constitute Trust Charge-Offs. Trust Charge-Offs may be reimbursed in subsequent periods, but only to the extent described in the accompanying prospectus supplement. Amounts not so reimbursed will reduce the principal balance of the notes or the certificate balance, as the case may be, which will reduce the Daily Trust Invested Amount, and will be allocated among the securities as set forth in the accompanying prospectus supplement.

Early Amortization Events

Unless the accompanying prospectus supplement states otherwise, an “Early Amortization Event” with respect to any trust refers to any of the following events:

(1) failure on the part of the depositor, GMAC or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the pooling and servicing agreement or the trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the receivables affected by that failure are repurchased by the depositor, GMAC or the servicer, as applicable, in accordance with the Transfer and Servicing Agreements;

(2) any representation or warranty made by GMAC in the pooling and servicing agreement or by the depositor in the trust sale and servicing agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Securityholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the receivables relating to the representation or warranty are repurchased by GMAC or the depositor, as applicable, in accordance with the Transfer and Servicing Agreements;

(3) failure to pay or set aside for payment all amounts required to be paid as principal on the Notes or distributed with respect to the certificate balance on the applicable Stated Final Payment Date;

(4) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

(5) the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Distribution Dates;

(6) a notice setting forth one or more Events of Default under the indenture and declaring the unpaid principal balance of the notes immediately due and payable has been given pursuant to the indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred, if the depositor so elects, the Early Amortization Period resulting from that occurrence will terminate and the Revolving Period will recommence if a notice rescinding the declaration is given pursuant to the indenture;

(7) the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of (a) the servicer, (b) GMAC, if it is not the servicer, or (c) the depositor;

(8) on any Distribution Date, as of the last day of the Collection Period, the aggregate principal balance of receivables owned by the trust which were advanced against used vehicles exceeds 20% of the Daily Trust Balance, for purposes of this clause (8), General Motors vehicles which are sold to daily rental car operations, repurchased pursuant to General Motors repurchase agreements and subsequently sold at auction to a General Motors-franchised dealer will not be considered to be used vehicles;

(9) on any Distribution Date, the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount as specified in the accompanying prospectus supplement;

(10) on any Distribution Date, the average Daily Trust Balance is less than 75% of the sum of the average outstanding principal balance of the term notes and the average certificate balance (in each case, the average being determined over the six Collection Periods immediately preceding the Distribution Date, or, if shorter, the period from the initial issuance date through and including the last day of the immediately preceding Collection Period);

(11) on any Distribution Date, as of the last day of each of the two immediately preceding Collection Periods, the aggregate principal balance of all Available Receivables is less than 70% of the aggregate principal balance of all receivables—including receivables owned by GMAC—in the dealer accounts in the pool of accounts;

(12)(a)(i) the filing of a petition by General Motors, or (ii) the filing of a petition by a person other than General Motors that remains undismissed after 90 days, or (iii) the entry of an order for relief against General Motors, in each case under Chapter 7 of the U.S. Bankruptcy Code or a similar provision of state or federal law that would result in the liquidation of General Motors; or (b) General Motors ceases to operate as an automobile manufacturer or undertakes to sell or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), in either case after a petition has been filed under Chapter 11 of the U.S. Bankruptcy Code or a similar provision of state or federal law;

(13) any of the basis swaps entered into by the trust, if any, terminate, except if the termination is for the limited reasons set forth in the accompanying prospectus supplement; and

(14) any other Early Amortization Event set forth in the accompanying prospectus supplement or specified as such by any series of notes.

Upon the occurrence of any event described above, except as described above or in the accompanying prospectus supplement, an Early Amortization Event with respect to a trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for a trust, Trust Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the notes and distributions of the certificate balance on the certificates and will be paid as set forth in the accompanying prospectus supplement. No Controlled Deposit Amount will apply during that period. If an Early Amortization Period commences during a Payment Period or the Wind Down Period, amounts, if any, on deposit in the Distribution Accounts will be paid to securityholders on the first Distribution Date for the Early Amortization Period as described in the accompanying prospectus supplement. Except as otherwise described in the accompanying prospectus supplement, no additional borrowings may be made on the revolving notes during an Early Amortization Period for the trust.

In some circumstances, so long as the related Scheduled Revolving Period Termination Date has not occurred, the Revolving Period may recommence following the occurrence of an Early Amortization Event as described in subparagraph (6) above and in the accompanying prospectus supplement.

In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the depositor, the receivables of the trust may be liquidated and the trust terminated as described below in “—Insolvency Events.”

Additional Issuances; Changes in Specified Maximum Revolver Balance

After the initial issuance date for a trust, additional series of term notes, additional series of revolving notes and additional classes of certificates may be issued by the trust from time to time at the direction of the depositor to the extent provided in the accompanying prospectus supplement. The Specified Maximum Revolver Balance may also be increased or decreased without the consent of holders of the outstanding notes or certificates, in each case upon the satisfaction of the conditions specified in the trust sale and servicing agreement. These include the conditions that

(1) the depositor will have represented and warranted that the issuance, increase or decrease will not, in the reasonable belief of the depositor, cause an Early Amortization Event to occur, and

(2) after giving effect to all issuances and all changes in the Specified Maximum Revolver Balance, the outstanding certificate balance of all then outstanding certificates, less amounts held in the Certificate Distribution Account, as a percentage of the Maximum Pool Balance equals or exceeds the trust’s specified certificate percentage, in each case, as set forth in the accompanying prospectus supplement.

Any issuance or increase in the Specified Maximum Revolver Balance is also dependent upon each rating agency providing written confirmation that the issuance or increase will not result in a reduction or withdrawal of the rating of any outstanding securities. The satisfaction of all necessary conditions will be verified by the indenture trustee. There is no limit to the number of series of term notes that may be issued under the trust sale and servicing agreement or the indenture.

The depositor may offer any securities under a disclosure document in transactions either registered under the Act, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any of these securities may be issued in fully registered or book-entry form in minimum denominations determined by the depositor.

Servicer Covenants

In each pooling and servicing agreement, the servicer will agree that:

(1) it will maintain in effect all qualifications required in order to service the dealer accounts included in the pool of accounts and receivables and will comply in all material respects with all requirements of law in connection with servicing the dealer accounts and receivables, except where the failure to maintain that qualifications to comply with those requirements would not have a material adverse effect on the securityholders of any outstanding series;

(2) it will not permit any rescission or cancellation of receivables held by the trust except as ordered by a court of competent jurisdiction or other government authority;

(3) it will do nothing to impair the rights of the securityholders in the receivables held by the trust and it will not reschedule, revise or defer payments due on any receivable held by the trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by the trust sale and servicing agreement; and

(4) it will not permit any receivable held by the trust to become subject to any right of set-off or any offsetting balance.

For each trust, pursuant to the pooling and servicing agreement and the trust sale and servicing agreement, the depositor or the servicer may from time to time discover or receive written notice that some of the covenants of the servicer set forth therein have not been complied with in all material respects with respect to any receivable transferred to the trust or dealer account, and the noncompliance has a material adverse effect on the interests of securityholders in or under the receivable or dealer account. If this occurs, the servicer will purchase the receivable or all receivables transferred to the trust under the dealer account—each, an administrative receivable—as applicable. The purchase will be made no later than two Business Days, or during any other period as may be agreed by the applicable trustee, following the discovery by the servicer of the noncompliance.

With respect to each administrative receivable, the servicer will be obligated to deposit into the Collection Account on the date on which the purchase is deemed to occur an amount—the “Administrative Purchase Payment”—equal to the principal balance of the receivable plus accrued but unpaid interest thereon through the date of the purchase. An Administrative Purchase Payment will be included in (i) Additional Trust Principal, to the extent of the principal balance of the receivable, and (ii) Interest Collections, as to the remainder of the amount. A purchase by the servicer constitutes the sole remedy available to the securityholders, the depositor, the owner trustee, the indenture trustee or the trust, if the covenant or warranty of the servicer is not satisfied.

Matters Regarding the Servicer

Each trust sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder and under the pooling and servicing agreement, except upon determination that the servicer’s performance of those duties is no longer permissible under applicable law. If, at the time of resignation, a successor servicer has not accepted appointment, the indenture trustee will assume the servicer’s servicing obligations and duties under the Transfer and Servicing Agreements.

Each trust sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust, indenture trustee, owner trustee or any securityholders for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any of those persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence—except errors in judgment—in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each trust sale and servicing agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the owner trustee for any contractual damages, liability or expense incurred by reason of the trustee’s wilful misfeasance, bad faith or negligence—except errors in judgment—in the performance of the trustee’s duties under the applicable Transfer and Servicing Agreements or by reason of reckless disregard of its obligations and duties thereunder.

In addition, each trust sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. The legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed therefor out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

Under the circumstances specified in each trust sale and servicing agreement, any entity which succeeds the servicer will be treated as the successor of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. This successor entity will assume the obligations of the servicer under those agreements. A successor entity of the servicer includes any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the voting stock or interest of which is owned, directly or indirectly, by General Motors or GMAC and which is otherwise servicing wholesale receivables.

So long as GMAC acts as servicer, the servicer may at any time subcontract any duties as servicer under the trust sale and servicing agreement or pooling and servicing agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by General Motors or GMAC or to any entity that agrees to conduct the duties in accordance with the servicer’s servicing guidelines and the trust sale and servicing agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility with respect to those duties.

Servicing Default

Except as otherwise provided in the accompanying prospectus supplement, a servicing default under each trust sale and servicing agreement will consist of:

(1) the servicer fails at any time to make any required distribution, payment, transfer or deposit or to direct the related indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

(2) the servicer fails at any time to duly observe or perform in any material respect any other covenant or agreement in the trust sale and servicing agreement, the pooling and servicing agreement, the related indenture or the related trust agreement, which failure materially and adversely affects the rights of the securityholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer and the indenture trustee and the owner trustee by holders of notes or Voting Interests, as applicable, evidencing not less than 25% in principal balance of the outstanding notes or Voting Interests or after discovery of the failure by an officer of the servicer;

(3) any representation, warranty or certification made by the servicer in the trust sale and servicing agreement or in any certificate delivered pursuant to the trust sale and servicing agreement proves to have been incorrect when made and the inaccuracy has a material adverse effect on the rights of the related securityholders and the effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the indenture trustee or the owner trustee; or

(4) specified events of bankruptcy, insolvency or receivership involving the servicer occur.

Notwithstanding the foregoing, there will be no servicing default where a servicing default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to the servicing default was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightening, fire, hurricanes, earthquakes, floods or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the trust sale and servicing agreement and the servicer will provide the indenture trustee, the owner trustee, the depositor and the securityholders with prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicing Default

As long as a servicing default under a trust sale and servicing agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal balance of the then outstanding notes may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, by the related owner trustee or certificateholders whose certificates evidence not less than a majority of the Voting Interests may terminate. Upon termination, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under those agreements and will be entitled to similar compensation arrangements.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicing default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in the trust sale and servicing agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the trust sale and servicing agreement.

Waiver of Past Defaults

With respect to each trust, the holders of notes evidencing at least a majority in principal balance of the then-outstanding notes, voting as a single class, may, on behalf of all the securityholders, waive any default by the servicer in the performance of its obligations under the pooling and servicing agreement and the trust sale and servicing agreement and its consequences. However, a servicing default in making any required distributions, payments, transfers or deposits in accordance with the trust sale and servicing agreement may not be waived. No waiver of past defaults will impair the rights of the indenture trustee, the owner trustee, or the securityholders with respect to subsequent defaults.

Statements to Trustees and Trust

Prior to each Payment Date and Distribution Date, with respect to each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to securityholders on that date under the Transfer and Servicing Agreements.

Evidence as to Compliance

Each trust sale and servicing agreement will provide that a firm of independent public accountants will furnish to the owner trustee and the indenture trustee on or before March 15 of each year, beginning no later than March 15 of the calendar year after the trust’s initial issuance date, a statement as to the servicer’s assertion that it has complied during the preceding twelve months ended December 31 with some of the standards relating to the servicing of the receivables and other specified matters. The first of these statements shall cover the period from the initial issuance date to December 31 of that year.

Each trust sale and servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before March 15 of each year, beginning no later than March 15 of the calendar year after the trust’s initial issuance date, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the trust sale and servicing agreement throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the trust’s initial issuance date to December 31 of that year. If there has been a default in the fulfillment of this obligation, the certificate shall describe each default. The servicer has agreed to give the indenture trustee and the owner trustee notice of Servicing Defaults under the trust sale and servicing agreement.

Copies of these statements and certificates may be obtained by securityholders by request in writing addressed to the applicable indenture trustee or owner trustee.

Amendments

Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the securityholders

(1) to cure any ambiguity,

(2) to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements,

(3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any securityholders, provided that if any addition affects any series or class of securityholders differently than any other series or class of securityholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any series or class of securityholders,

(4) to add to the covenants, restrictions or obligations of the depositor, the servicer, the owner trustee or the indenture trustee for the benefit of securityholders,

(5) to add provisions to or delete or modify the provisions of any Transfer and Servicing Agreements as appropriate to allow the trust to issue foreign currency-denominated notes, including without limitation, adding provisions granting rights under any Transfer and Servicing Agreements to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated notes,

(6) to add, change or eliminate any other provision of the agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders, or

(7) to reduce any credit, liquidity or other enhancement arrangement, provided that, prior to making the amendment, the parties thereto will have received notice from each of the rating agencies then rating the securities that the amendment will not adversely effect the then current rating of any outstanding securities.

Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority of the principal balance of then outstanding notes and the holders of certificates evidencing at least a majority of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements or of modifying in any manner the rights of the securityholders, except that no amendment may

(1) change the due date of any instalment of principal of or interest on any security, or reduce the principal amount thereof, the interest rate applicable thereto, or the redemption price with respect thereto, change any place of payment where, or coin or currency which, any security or any distribution thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payments of amounts due on the notes without the consent of the holders thereof,

(2) adversely affect the rating of any series by any rating agency without the consent of two-thirds of the principal balance of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of that series or class, or

(3) reduce the aforesaid percentage required to consent to any amendment without the consent of the aforesaid percentage of securityholders.

Insolvency Events

If pursuant to federal law GMAC becomes party to any involuntary bankruptcy or similar proceeding, other than as a claimant, the depositor will suspend its purchase of receivables from GMAC under each pooling and servicing agreement. If GMAC or the depositor obtains an order approving the continued sale of receivables to the depositor on the same terms as, or on terms that do not have a material adverse effect on securityholders as compared to, the terms in effect prior to the commencement of the proceeding, GMAC may resume selling receivables to the depositor. Receivables will be considered transferred to the depositor only to the extent the purchase price therefor has been paid in cash on the same Business Day. If the involuntary proceeding has not been dismissed within 60 days of its filing, the depositor may not thereafter purchase receivables from GMAC under any pooling and servicing agreement and thus, no additional receivables will be transferred to any trust. See “Legal Aspects” in this prospectus.

Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the depositor, and the delivery to the owner trustee by each certificateholder, including the depositor, of a certificate certifying that each certificateholder reasonably believes that the trust is insolvent.

In each trust sale and servicing agreement, the servicer and the depositor will covenant that they will not, for a period of one year and one day after the final distribution with respect to the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Servicer Liability; Indemnification

Each trust sale and servicing agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, the indenture or any other transaction documents, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, this indemnification will be limited by the proviso that neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute wilful misfeasance, bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee and the securityholders against losses arising out of the negligence, wilful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties with respect to the transactions contemplated in the trust sale and servicing agreement, other than taxes with respect to the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

A trust will terminate on its “Trust Termination Date.” Upon termination of a trust and payment, or deposit to the Distribution Accounts, of all amounts to be paid to securityholders, the receivables and all other assets of the trust will be conveyed and transferred to the depositor. However, funds in the Distribution Accounts for the final distributions to the securityholders and after distribution to GMAC from the Collection Account of amounts on account of the Retained Property, if required, will not be conveyed and transferred to the depositor at that time.

Optional Purchase by the Servicer

During the Wind Down Period and as otherwise set forth in the accompanying prospectus supplement, the servicer or any successor servicer will be permitted, at its option, to purchase from each trust all remaining receivables and other assets to the extent provided in the accompanying prospectus supplement.

Intercreditor Arrangements

The agreements governing the dealer accounts provide for a security interest in favor of GMAC in the vehicles related to receivables thereunder. With respect to the receivables to be conveyed to the trust, GMAC will represent in the related pooling and servicing agreement that the security interest in the related vehicles is a first priority perfected security interest. The security interest in favor of GMAC in the vehicles related to each dealer account in the related pool of accounts will be assigned by GMAC to the depositor pursuant to each pooling and servicing agreement and assigned to the applicable trust by the depositor pursuant to the related trust sale and servicing agreement. In its other lending activities, GMAC may have made capital loans, real estate loans or other loans to dealers that are also secured by a security interest in the vehicles. In each pooling and servicing agreement, GMAC will agree that any security interests in the vehicles that it may have in respect of advances or loans to dealers other than the related receivables shall be junior and subordinate to the security interests therein granted in connection with the related receivables and that it will not realize on any collateral in a manner materially adverse to the depositor or any trust and the securityholders until the depositor and the related trust have been paid in full in respect of their interests in the receivables related to the vehicles.

In addition, in connection with any other loans or advances made by GMAC to a Dealer, GMAC may also have a security interest in property constituting Collateral Security other than vehicles. In those cases, GMAC, in its sole discretion, may realize on that other Collateral Security for its own benefit in respect of those loans or advances before the indenture trustee, on behalf of any trust, is permitted to realize upon that other Collateral Security and the security interests of the indenture trustee therein shall be junior and subordinate to the security interests of GMAC granted in connection with those other loans and advances. Because of the subordinate position of any indenture trustee in respect of the other Collateral Security, there is no assurance that any indenture trustee will realize any proceeds in respect of any other Collateral Security.

Administration Agreement

GMAC, in its capacity as administrator will enter into an administration agreement with each trust and the indenture trustee pursuant to which GMAC will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. With respect to each trust, the accompanying prospectus supplement states otherwise, as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, GMAC will be entitled to a monthly administration fee in an amount equal to $1,500. The servicer will pay the administration fee.

Ownership of Notes and Certificates

The depositor and any affiliate of the depositor may in its individual or any other capacity become the owner of notes or certificates.

LEGAL ASPECTS

Transfer of Receivables

On the initial issuance date for any trust, on each date on which dealer accounts are added to the pool of accounts and on each Receivables Purchase Date, GMAC will sell, transfer and assign to the depositor and the depositor will sell, transfer and assign the Eligible Receivables in the dealer accounts included in the pool of accounts to the trust. In the pooling and servicing agreement, GMAC will represent and warrant to the depositor that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of GMAC in and to the receivables to the depositor. In the trust sale and servicing agreement, the depositor will represent and warrant to the trust that the depositor has taken no action to make the representations and warranties false in any material respect and that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the depositor in and to the receivables to the trust.

Each of GMAC and the depositor will also covenant that it will not sell, pledge, assign, transfer or grant any lien on the receivable other than to the depositor or to the trust, as applicable, or as otherwise contemplated by the Transfer and Servicing Agreements. For a discussion of the rights of each trust arising from these representations and warranties, see “The Transfer and Servicing Agreements—Representations and Warranties” in this prospectus. To secure its payment obligations under the notes, pursuant to the indenture, the trust will grant a security interest in the receivables to the indenture trustee.

GMAC will represent in each pooling and servicing agreement that the receivables to be conveyed to the trust are either “chattel paper,” “accounts” or “payment intangibles” for purposes of the UCC. Generally, pledges or sales of chattel paper, accounts or payment intangibles may be perfected by the filing of financing statements in the appropriate jurisdiction. Pledges or sales of tangible chattel paper may also be perfected by obtaining possession of the documentation evidencing the receivable. Pledges or sales of payment intangibles are generally automatically perfected upon attachment. Financing statements covering the receivables to be conveyed to the trust will be filed under the UCC by both the depositor and each trust to perfect and protect their respective interests in the receivables, to the extent the filings are required to so perfect and/or protect those interests. Continuation statements will be filed as required to continue the perfection of those interests. No filings with respect to chattel paper, accounts or payment intangibles will be made under any state laws other than the UCC.

There are circumstances under the UCC and applicable federal law in which some limited subsequent transferees of a receivable held by the trust could have an interest in a receivable with priority over the trust’s interest in that receivable. For example, a purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of the purchaser’s business may, under some circumstances, have priority over the interest of the trust in the chattel paper. If the transfer of receivables to the depositor or a trust were recharacterized as a pledge, a tax or other lien on property of GMAC or the depositor such transfer may also have priority over the interest of the trust in the receivable. Further, cash collections on the receivables held by each trust may be commingled with the funds of GMAC as servicer and amounts due to GMAC as the holder of the Retained Property held by each trust and, as a result, in the event of the bankruptcy of GMAC, the trust may not have a perfected interest in the collections.

GMAC will represent and warrant in the pooling and servicing agreement that each receivable at the time of the sale to the depositor is secured by a first priority perfected security interest in the related vehicles. Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. GMAC takes all actions it deems necessary under applicable state laws to perfect GMAC’s security interest in vehicles. However, at the time a vehicle is sold or leased, GMAC’s security interest in the vehicle will generally terminate. Therefore, if a dealer fails to remit to GMAC amounts owed with respect to any vehicle that has been sold or leased, the receivable will no longer be secured by the vehicle, but will be secured by the proceeds of the retail sale or lease of the vehicle and, to the extent applicable, other Collateral Security. If the proceeds of the sale or lease include chattel paper—as is the case with most retail instalment contracts—some limited subsequent transferees of that chattel paper could have an interest in proceeds of the sale or lease with priority over the trust’s interest in proceeds of the sale or lease.

BANKRUPTCY ASPECTS OF THE ACCOUNTS

Bankruptcy of the Trust

It is unclear as to whether the issuing entity is eligible to be the subject of a bankruptcy case. If it is, then the issuing entity may be subject to a declaration of bankruptcy, receivership or other similar proceeding under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to include a “corporation” and “corporation” to include a “business trust”. The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a trust. Therefore, the Trust’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a business trust by the court determining eligibility.

Case law indicates that whether or not a statutory trust, such as the issuing entity, will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that the issuing entity engages in activities that will make it qualify as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The issuing entity is structured as an enterprise for profit. Interests in the issuing entity may be sold and transferred. The issuing entity will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the noteholders, certificateholders, the sponsor, the depositor and the servicer.

If the issuing entity were to be subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the notes as explained in “Bankruptcy Aspects of the Accounts—Payment on the Notes and Certificates”.

If, on the other hand, a court were to find that the issuing entity does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the issuing entity that are predicated on the issuing entity being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Regardless of whether or not the issuing entity is itself an eligible debtor, the possibility exists that a court may apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the issuing entity with the assets and liabilities of the sponsor and/or the depositor in a bankruptcy proceeding initiated against the sponsor or the depositor There are circumstances in which a court has consolidated assets of a non-debtor with those of a debtor. It appears that the legal principles involved in consolidating the assets of a non-debtor with those of a debtor are the same principles involved in consolidating two debtors. A court, however, may be more reluctant to apply substantive consolidation in such a circumstance because of the practical and jurisdictional problems that might arise from a consolidation.

The transaction documents contain provisions, and the sponsor and the depositor have taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely that the voluntary or involuntary application for relief by the sponsor, the depositor or the issuing entity under the United States Bankruptcy Code or similar applicable state laws would result in consolidation of the assets and liabilities of the depositor with those of the sponsor or of the depositor and/or the sponsor with those of the issuing entity, as applicable. These steps include the creation of the depositor, under its formation documents, as a limited-purpose entity/subsidiary pursuant to a limited liability company agreement containing various limitations. The formation documents of the issuing entity contain analogous provisions. These limitations also include restrictions on the nature of the depositor’s and issuing entity’s business and a restriction on the depositor’s and the issuing entity’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of the directors of the depositor, or the owner trustee, the noteholders and the certificateholders, in the case of the issuing entity. Under some circumstances, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, a court were to conclude that the assets and liabilities of the issuing entity should be consolidated with the assets and liabilities of the depositor or the sponsor in the event of the depositor or the sponsor were to become a bankrupt debtor or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of those distributions, could occur. See also “Bankruptcy Aspects of the Accounts—Payment on the Notes and Certificates” in this prospectus.

Pursuant to its organizational documents, the affirmative vote of all the members of the Board of Directors of the depositor is required for the depositor to be subject to proceedings to be adjudicated bankrupt or insolvent, or to consent to any such proceedings, or to take any corporate action in furtherance of any such action.

Payments on the Notes and Certificates

The depositor’s limited liability company agreement includes a provision that, under some circumstances, requires the depositor to designate at least one director who qualifies under the limited liability company agreement as an “independent director.” The depositor’s limited liability company agreement provides that the depositor will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the Transfer and Servicing Agreements, the owner trustee, the indenture trustee and all securityholders will covenant that they will not institute against the depositor any bankruptcy, reorganization or other proceedings under any insolvency laws until one year and one day after all securities have been paid in full. In addition, a number of other steps will be taken to avoid the depositor’s becoming a debtor in a bankruptcy case. The depositor will agree not to file a voluntary petition for relief under the insolvency laws so long as it is solvent and does not foresee becoming insolvent, and GMAC, as the sole stockholder of the depositor, will agree that it will not cause the depositor to file such a petition.

In addition, the transaction documents contain covenants pursuant to which the indenture trustee, the owner trustee and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of the notes and the certificates.

In the event that GMAC, the depositor or the issuing entity were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to request a court to order that GMAC should be substantively consolidated with the depositor or issuing entity, delays in payments on the securities could result. Should the bankruptcy court rule in favor of the creditor, trustee in bankruptcy or debtor, the amount of the payments could be reduced.

If GMAC, the depositor or the issuing entity were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. If this happened, all Trust Principal Collections would be applied to principal payments on securities and receivables arising in the dealer accounts thereafter would no longer be sold to the depositor and transferred to the trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a servicing default. A trustee in bankruptcy of the servicer, including the servicer as debtor in possession, may have the power to prevent either the indenture trustee, the owner trustee or the securityholders from appointing a successor servicer.

In addition, if any Transfer and Servicing Agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to those agreements, including the party as debtor in possession, may have the power to assume (i.e., reaffirm) or reject the agreement. A party deciding whether to assume or reject an agreement would be given a reasonable period of time to make that decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the securities.

Transfers made in some isolated transactions contemplated by the Transfer and Servicing Agreements (including payments made by GMAC or the depositor with respect to repurchases or reassignments of receivables and the transfers in connection with the designation of additional dealer accounts) may be recoverable by GMAC, the depositor, or the issuing entity, as debtor in possession, or by a trustee in bankruptcy of GMAC, the depositor or the issuing entity, as a preferential transfer from GMAC, the depositor or the issuing entity if the transfers are made within specified periods prior to the filing of a bankruptcy case in respect of GMAC, the depositor, or the issuing entity and other conditions are met.

In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the trust and the related indenture trustee in the receivables of the dealer if the enforcement of those laws result in any receivables conveyed to the trust being written off as uncollectible by the servicer. Whether or not any receivables are written off as uncollectible, delays in payments due on the receivables could result.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the term notes of any series offered in this prospectus and the accompanying prospectus supplement, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Kirkland & Ellis LLP—“Tax Counsel”—with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the term notes, the revolving notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to term noteholders.

This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of term notes in light of their personal investment circumstances nor, except for limited discussions of particular topics, to certain types of noteholders who have special treatment under the federal income tax laws. These noteholders include, for example, financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase term notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the term notes and/or certificates as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of term notes.

Tax Characterization and Treatment of Term Notes

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the term notes of any series offered in this prospectus and the accompany prospectus supplement, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompany prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—Tax Characterization and Treatment of Term Notes,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

Characterization as Debt. Prior to the sale of each series of term notes, Tax Counsel will deliver its opinion with respect to each series of notes, other than Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, to the effect that although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the term notes, based on the terms of the term notes and the transactions set forth herein, the term notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See “Tax Characterization of the Trust—Risk of Alternative Characterization” below for a discussion of the potential federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the term notes and certificates for federal income tax purposes.

Term Notes Subject to Contingencies. The federal income tax consequences to a holder of the ownership and disposition of term notes that provide for one or more contingent payments will vary depending on the exact terms of the term notes and related factors. The term notes may be subject to rules that differ from the general rules discussed below. The federal income tax consequences to a holder of term notes that provide for contingent payments will be summarized in the applicable prospectus supplement.

Treatment of Stated Interest. Based on the foregoing opinion, and assuming the term notes are not issued with original issue discount, (“OID”), the stated interest on a term note will be taxable as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a term note may constitute “investment income” for purposes of limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of term notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless the excess falls within a statutorily defined de minimis exception. A term note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the term note through maturity except “qualified stated interest.” “Qualified stated interest” is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the term notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a term note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the term note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the term notes in advance of the receipt of cash attributable to that income. Even if a term note has OID falling within the de minimis exception, the noteholder must include the OID in income proportionately as principal payments are made on the term note.

A holder of a term note which has a fixed maturity date not more than one year from the issue date of the term note, which we refer to in this section as a short-term note, will generally not be required to include OID on the term note in income as it accrues, provided the holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the term note as inventory, a regulated investment company or common trust fund, or the beneficial owner of a number of pass-through entities specified in the Code. Additionally, the holder may not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a short-term note would include the OID accrued on the term note in gross income upon a sale or exchange of the term note or at maturity, or if the term note is payable in installments, as principal is paid thereon. The holder of a short-term note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the short-term note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the term note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a short-term note on a ratable, straight-line, basis, unless the holder irrevocably elects under Treasury regulations, with respect to the obligation to apply a constant interest method, using the holder’s yield to maturity and daily compounding.

A holder who purchases a term note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code, and a holder who purchases a term note at a premium will be subject to the bond premium amortization rules of the Code.

Disposition of Term Notes. If a noteholder sells a term note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the term note. The adjusted tax basis of the term note to a particular noteholder will equal the holder’s cost for the term note, increased by any OID and market discount previously included by the noteholder in income with respect to the term note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder with respect to the term note. Any gain or loss will be a capital gain or loss if the term note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the term note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. The trustee will be required to report annually to the IRS, and to each related noteholder of record, the amount of interest paid on the term notes, as well as the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is exempt from backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trustee will be required to withhold, from interest otherwise payable to the holder, an amount not in excess of 28% of the interest and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Because the depositor will, for federal income tax purposes, treat all term notes as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the certificates, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterization of a trust.

Tax Consequences to Foreign Noteholders. Based on the foregoing opinion that the term notes will be treated as indebtedness for federal income tax purposes, if interest paid (or accrued) and/or OID (if any) accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest and/or OID (as the case may be), generally will be considered “portfolio interest” and generally will not be liable for United States federal income tax and withholding tax, provided that the Foreign Person:

(1) is not actually or constructively a “10 percent shareholder” of the applicable trust or the depositor, including a holder of 10% of the outstanding certificates of the trust, or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code or a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code, and

(2) provides to the U.S. person otherwise required to withhold federal income tax from such interest, an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the term note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the indenture trustee within 30 days of the change and provide a new certificate or other documentation establishing the continuing validity of the exemption.

If the interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30%, unless the tax were reduced or eliminated pursuant to an applicable tax treaty. Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a term note by a noteholder who is a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a term note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be required to pay United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be required to pay a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for a number of items, unless it qualifies for a lower rate under an applicable tax treaty.

Under current Treasury regulations, backup withholding (imposed at a rate not in excess of 28%) will not apply to payments made in respect of a term note if the certifications described above are received, provided in each case that the trust does not have actual knowledge that the payee is a U.S. Person.

Because the depositor will, for federal income tax purposes, treat all term notes as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the Certificates, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterization of a trust described below.

Tax Characterization of the Trust

Depending upon whether certificates are owned by one or more persons, the trust will be treated as a partnership or a division of depositor for federal income tax purposes. The accompanying prospectus supplement will specify the treatment of the trust for federal income tax purposes.

If the trust issues certificates only to the depositor, the equity of the trust will be wholly-owned by the depositor. In this case, under the “check-the-box” Treasury regulations, the trust will be treated as a division of the depositor, and hence a disregarded entity for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Accordingly, the trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the “check-the-box” Treasury regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. The trust will not qualify as a trust for federal income tax purposes, and accordingly, if certificates are sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a partnership.

If certificates are issued to more than one person, the depositor, the servicer and the certificateholders will agree to treat each trust as a partnership for federal, state and local income and franchise tax purposes. Under this scenario the certificateholders would be the partners of the partnership, and the term notes and the revolving notes would be debt of the partnership. However, the proper characterization of this arrangement as it involves the certificates, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

Risk of Alternative Characterization. If a trust were an association taxable as a corporation for federal income tax purposes, it would have to pay corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable notes and certificates. Certificateholders could also be liable for any corporate income tax that is unpaid by the trust. However, upon the issuance of each series of certificates, Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation.

Even if the trust were not classified as an association taxable as a corporation but as a partnership, it would be subject to corporate income tax if it were a publicly traded partnership (“PTP”). In the opinion of Tax Counsel, the trust will not be treated as a PTP.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE, LOCAL AND FOREIGN TAX CONSEQUENCES

The above discussion does not address the tax treatment of any series of term notes or the holders thereof under any state, local or foreign tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of this transaction. We suggest that prospective investors consult with their tax advisors regarding the state, local and foreign tax treatment of the applicable trust as well as any state, local or foreign tax consequences to them of purchasing, holding and disposing of term notes.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, including individual retirement accounts and some types of Keogh Plans, and collective investment funds or insurance company general or separate accounts or other entities in which benefit plans are significant investors (we refer to each of these as a “benefit plan”) from engaging in transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of term notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the depositor, the servicer, the related trust, the owner trustee or the indenture trustee, any swap counterparty, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of term notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Transactions involving the trust might also be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, modified by Section 3(42) of ERISA (the “plan assets regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan asset regulation applied. An equity interest is defined under the plan asset regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as equity interests for these purposes and will therefore not be available for purchase by benefit plans. Subject to the restrictions noted above regarding prohibited transactions in the purchase of term notes, term notes that are debt instruments will generally be available for purchase by benefit plans. The treatment of a particular class of term notes will be addressed in “ERISA Considerations” in the accompanying prospectus supplement.

If you are a benefit plan fiduciary considering the purchase of the term notes, you should consult with your ERISA advisors and refer to the prospectus supplement with respect to whether the trust will be deemed to hold plan assets and the applicability of an exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the term notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code. Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements but may be subject to substantially similar laws.

PLAN OF DISTRIBUTION

On the terms and conditions set forth in an underwriting agreement, with respect to each series of term notes offered thereby, the depositor will agree to sell to each of the underwriters named in the underwriting agreement and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the depositor, the principal balance of term notes set forth in the underwriting agreement and in the accompanying prospectus supplement.

In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the term notes described in the underwriting agreement which are offered by this prospectus and by the accompanying prospectus supplement if any of the term notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(1) set forth the price at which each series of term notes being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of the term notes or

(2) specify that the term notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any term notes, the public offering price and the concessions may be changed.

The extent, if any, to which the closing of the sale of any series of term notes is conditioned upon the closing of any other series of securities will be set forth in the accompanying prospectus supplement.

Each underwriting agreement will provide that the depositor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The indenture trustee may, from time to time, invest the funds in the Designated Accounts in eligible investments acquired from the underwriters.

The place and time of delivery for the term notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL OPINIONS

Some legal matters relating to the term notes will be passed upon for each trust, the depositor and GMAC by Richard V. Kent, Esq., General Counsel of the depositor and Assistant General Counsel of GMAC, and by Kirkland & Ellis LLP, special counsel to each trust, the depositor and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Specified federal income tax matters will be passed upon for each trust, the depositor and the servicer by Kirkland & Ellis LLP.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and current SEC reports, reports on assessment of compliance with servicing criteria, registered public accounting firm attestation reports, servicer compliance statements and other information about the trust that are required to be filed.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the certificates.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: GMAC LLC, 200 Renaissance Center, Detroit, Michigan 48265 (Tel. No. 313-556-5000).

GLOSSARY OF TERMS

This Glossary of Terms does not purport to be complete and is qualified in its entirety by reference to the related Transfer and Servicing Agreements, forms of which are filed as an exhibit to the Registration Statement of which this prospectus is a part. Some of the capitalized terms used but not defined in the prospectus or this Glossary of Terms are defined in the accompanying prospectus supplement. References to the singular include references to the plural and vice versa.

“Addition Date” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Addition Notice” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Additional Trust Principal” means, for any date, the sum of amounts applied to cover the Trust Defaulted Amount and other amounts, all as more fully described in the accompanying prospectus supplement.

“Administrative Purchase Payment” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer Covenants.”

“Available Receivable” means, with respect to each trust, unless the accompanying prospectus supplement states otherwise, a receivable that is identified by GMAC as satisfying the criteria set forth in clauses (1) through (16) of the definition of Eligible Receivable.

“Available Trust Interest” means, with respect to each trust, for any Distribution Date, the sum of (1) Trust Interest Collections, (2) Shared Investment Proceeds and (3) in some cases, receipts under credit, liquidity and other enhancement arrangements and other amounts available to make interest payments on securities and pay other amounts, all as more fully described in the accompanying prospectus supplement.

“Available Trust Principal” means, with respect to each trust, for any Distribution Date, the sum of (1) Trust Principal Collections for the related Collection Period, (2) Additional Trust Principal and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make payments of principal on the notes and distributions with respect to the certificate balance on the certificates, all as more fully described in the accompanying prospectus supplement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Business Day” means, unless the accompanying prospectus supplement states otherwise, any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, remain closed.

“Cash Accumulation Event” has the meaning set forth in “The Term Notes—Principal and Interest on the Term Notes.”

“Cash Accumulation Period” has the meaning set forth in “The Term Notes—Principal and Interest on the Term Notes.”

“Certificate Distribution Account” means, for each trust, one or more accounts established by the servicer at and maintained with the related owner trustee, in the name of the owner trustee on behalf of the related certificateholders, in which amounts to be applied for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Collateral Security” means, with respect to a dealer account included in the pool of accounts and receivables arising in the dealer account, all collateral security granted to secure the obligations of the related Dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

“Collection Account” means, with respect to each trust, one or more bank accounts, established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related securities, into which the trust’s share of all payments made on or with respect to the receivables in the dealer accounts related to that trust will be deposited.

“Collection Period,” including “related Collection Period,” means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

“Collections” means Interest Collections and Principal Collections.

“Controlled Deposit Amount” means, with respect to any trust or any series or class of securities, on any date, the amount set forth or determined as described in the related prospectus supplement, which amount limits the amount of Principal Collections that may be applied to make principal payments on the notes or distributions of the certificate balance or be set aside for that purpose.

“Daily Trust Balance” means, with respect to each trust, for any date, the aggregate principal balance of all receivables held by the trust on that date.

“Daily Trust Invested Amount” means, with respect to each trust, for any date during a Collection Period, an amount equal to, without duplication:

(1) the outstanding aggregate principal balance of the related term notes on that date (less Trust Charge-Offs that are allocable to but have not been applied to those notes) plus

(2) the outstanding certificate balance on that date plus

(3) the Net Revolver Balance for that date (less Trust Charge-Offs that are allocable to but have not been applied to those notes) minus

(4) the amount in the cash collateral account for that date minus

(5) any amounts held on that date in the related Distribution Accounts, note cash accumulation accounts, certificate cash accumulation accounts or other accounts for payment of principal on the notes or distribution of the certificate balance on the certificates.

“Dealer Overconcentration Percentage” means 1.0% or such higher percentage as the depositor shall select upon approval by the rating agencies.

“Dealer Overconcentration Receivables” means, for any date, with respect to any dealer or group of affiliated dealers, the outstanding Available Receivables with respect to that dealer or group of affiliated dealers to the extent, if any, of the excess of:

(1) the aggregate principal balance of all those Available Receivables on that date over

(2) the Dealer Overconcentration Percentage (or a different percentage as may be set forth in the accompanying prospectus supplement) of the sum of (a) the Specified Maximum

Revolver Balance and (b) the aggregate principal balance of all outstanding term notes as of that date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period. If, on any date, there exist Dealer Overconcentration Receivables with respect to a dealer or group of affiliated dealers, those receivables constituting Dealer Overconcentration Receivables shall be identified pursuant to the procedures set forth in the related trust sale and servicing agreement. Dealer Overconcentration Receivables are determined in accordance with the servicer’s standard procedures for identifying and tracking accounts of affiliated dealers.

“Defaulted Receivables” means, with respect to each trust, for any Distribution Date, all receivables held by the trust that were charged-off as uncollectible during the related Collection Period, other than any receivables that may be repurchased by the depositor or GMAC or purchased by the servicer on that Distribution Date unless specified events of bankruptcy, insolvency or receivership have occurred with respect to the depositor, GMAC or the servicer, as the case may be, in which event Defaulted Receivables will include the principal balance of the otherwise excluded receivables.

“Designated Accounts” has the meaning set forth in “The Transfer and Servicing Agreements—Bank Accounts.”

“Distribution Accounts” means the Securities Distribution Accounts and the Swap Distribution Account, collectively.

“Distribution Date” means, with respect to each trust, the fifteenth day of each calendar month or, if that day is not a Business Day, the next succeeding Business Day, beginning on the Initial Distribution Date specified in the related prospectus supplement.

“DPP” has the meaning set forth in “The Dealer Floor Plan Financing Business—Dealer Payment Terms.”

“Early Amortization Event” has the meaning set forth in “The Transfer and Servicing Agreements—Early Amortization Events.”

“Early Amortization Period” means, with respect to any trust, the period commencing on the day on which an Early Amortization Event with respect to the trust is deemed to have occurred, and ending on the first to occur of:

(1) the payment in full of all outstanding securities issued by the trust;

(2) the recommencement of the Revolving Period if and to the extent described herein or in the accompanying prospectus supplement; and

(3) the Trust Termination Date.

A Distribution Date is said to occur for an Early Amortization Period if the last day of the related Collection Period occurred during an Early Amortization Period.

“Eligible Account” has the meaning set forth in the accompanying prospectus supplement.

“Eligible Deposit Account” means either

(1) a segregated account with an Eligible Institution, or

(2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This corporate trust department having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution has a credit rating from each rating agency then rating the securities in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means, with respect to a trust, either

(1) the corporate trust department of the related indenture trustee or owner trustee, as applicable, or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank,

(a) which has either (i) a long-term unsecured debt rating acceptable to the rating agencies rating the notes or (ii) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

“Eligible Receivable” means, with respect to any date, a receivable, except as otherwise provided in the accompanying prospectus supplement:

(1) which was originated by GMAC in the ordinary course of business or which was originated by General Motors in the ordinary course of business and acquired by GMAC;

(2) which arose under a dealer account that was an Eligible Account, and not a Selected Account, at the time of the transfer of the receivable from GMAC to the depositor;

(3) which is payable in United States dollars;

(4) to which GMAC had good and marketable title immediately prior to the transfer thereof by GMAC to the depositor and which has been the subject of a valid transfer and assignment from GMAC to the depositor of all of GMAC’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

(5) which is advanced against a vehicle;

(6) which at the time of the transfer thereof by GMAC to the depositor is secured by a first priority perfected security interest in the vehicle related thereto;

(7) with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the depositor and to the trust have been obtained and are in full force and effect;

(8) which was created in compliance in all material respects with all requirements of law applicable thereto;

(9) as to which, at all times following the transfer of the receivable to the trust, the trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all liens, other than liens permitted pursuant to the related trust sale and servicing agreement;

(10) which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

(11) which is the legal, valid, binding and assignable payment obligation of the dealer relating thereto, enforceable against the dealer in accordance with its terms, except where enforceability may be limited by the insolvency laws;

(12) which, at the time of transfer thereof by GMAC to the depositor, is not faced with any valid right of rescission, setoff or any other defense, including defenses arising out of violations of usury laws, of the related dealer;

(13) as to which, at the time of the transfer thereof to the trust, GMAC and the depositor have satisfied in all material respects all their respective obligations with respect to the Receivable required to be satisfied at that time;

(14) as to which, at the time of the transfer thereof to the trust, neither GMAC nor the depositor has taken or failed to take any action that would impair the rights of the trust or the securityholders therein;

(15) which constitutes “chattel paper,” an “account” or a “payment intangible” as defined in Article 9 of the UCC as in effect in the State of Michigan;

(16) with respect to which the related dealer has not postponed principal payment pursuant to DPP, any similar arrangement, or any instalment payment program;

(17) which does not constitute a Dealer Overconcentration Receivable;

(18) which does not constitute a Used Vehicle Overconcentration Receivable; and

(19) which does not constitute an Excess Available Receivable.

Notwithstanding the foregoing, any other Receivable identified by GMAC as an Eligible Receivable will also be deemed an Eligible Receivable unless and until that receivable is thereafter determined not to satisfy the eligibility criteria set forth above and is reassigned by the related trust to GMAC or the depositor pursuant to the related Transfer and Servicing Agreements.

“ERISA” has the meaning set forth in “ERISA Considerations.”

“Event of Default” has the meaning set forth in “The Term Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“Excess Available Receivables” means, with respect to each trust, for any date, Available Receivables to the extent, if any, of the excess of:

(1) the aggregate principal balance of Available Receivables less the aggregate principal balance of (a) Dealer Overconcentration Receivables and (b) Used Vehicle Overconcentration Receivables over

(2) the Daily Trust Invested Amount.

If, on any date, there exist Excess Available Receivables, those receivables constituting Excess Available Receivables shall be identified pursuant to the related trust sale and servicing agreement.

“Fleet Accounts” has the meaning set forth in “The Dealer Floor Plan Financing Business.”

“Foreign Person” means any noteholder other than a U.S. Person.

“GMAC” has the meaning specified in “Summary of Terms.”

“Initial Cut-Off Date” means, with respect to each trust, the date so specified in the accompanying prospectus supplement relating to the first series of term notes issued by the trust.

“Insolvency Event” means, with respect to a specified entity:

(1) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for the entity, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the entity’s affairs, and the continuance of that decree or order unstayed and in effect for a period of 90 consecutive days,

(2) the consent by the entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the entity or of or relating to substantially all of the entity’s property, or

(3) the entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

“Interest Collections” means, with respect to any trust, for any Collection Period, collections received during the Collection Period on the receivables existing under the dealer accounts in the related pool of accounts that the servicer attributes to interest pursuant to its servicing guidelines, including Administrative Purchase Payments and Warranty Payments in excess of the principal portion thereof.

“Interest Rate” means for any Payment Date and for any series of term notes, the rate or rates of interest on the series of term notes as specified in the related prospectus supplement.

“Investment Proceeds” means, with respect to any trust, for any Distribution Date, investment earnings on funds deposited in Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, during the related Collection Period.

“Marine Accounts” means credit lines or accounts pursuant to which advances are made to finance new and used boats and related items.

“Maximum Pool Balance” means, with respect to each trust, the sum of

(1) the Maximum Revolver Balance,

(2) the aggregate outstanding principal balance of all term notes less any amounts on deposit in the Note Distribution Account and any cash accumulation account for payments of principal of the term notes and

(3) the aggregate outstanding certificate balance of all certificates less any amounts on deposit in the Certificate Distribution Account and any cash accumulation account for distributions with respect to the certificate balance.

“Maximum Revolver Balance” means, with respect to each trust, at any time, the Specified Maximum Revolver Balance set forth in the accompanying prospectus supplement, as that amount may be increased or decreased from time to time in accordance with the related trust sale and servicing agreement. However, if at any time additional borrowings may not be made under the revolving notes, including, if applicable, during the Wind Down Period or an Early Amortization Period, Maximum Revolver Balance shall mean the Net Revolver Balance.

“Monthly Payment Rate” means, for any Collection Period, the percentage obtained by dividing Principal Collections for the Collection Period by the average daily aggregate principal balance of all receivables included in the Accounts in the pool of accounts during that Collection Period.

“Monthly Servicing Fee” means, with respect to each trust, unless the accompanying prospectus supplement states otherwise, for any Distribution Date, the product of (1) the average daily balance of Daily Trust Invested Amount for the related Collection Period and (2) one-twelfth of the Servicing Fee Rate.

“Net Receivables Rate” means, with respect to each trust, unless the accompanying prospectus supplement states otherwise, with respect to any Collection Period, a rate equal to the product of

(1) the quotient obtained by dividing (a) 360 by (b) the actual number of days elapsed in that Collection Period and

(2) the percentage equivalent of a fraction, the numerator of which is the amount of Trust Interest Collections for the immediately preceding Collection Period, after subtracting therefrom the Trust Defaulted Amount for the Distribution Date related to the immediately preceding Collection Period, and the denominator of which is the average Daily Trust Balance for the immediately preceding Collection Period.

“Net Revolver Balance” means, with respect to each trust, for any date, the aggregate outstanding principal balance under the revolving notes minus any amounts on deposit in the related Revolver Distribution Account on the date for the payment of principal.

“Note Distribution Account” means, with respect to each trust, one or more accounts, established by the servicer at and maintained with the related indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related term notes, in which amounts to be applied for payment to the term noteholders will be deposited and from which all payments to the term noteholders will be made.

“OID” has the meaning set forth in “Federal Income Tax Consequences—Tax Characterization and Treatment of Term Notes.”

“Payment Date” means, with respect to a series of notes, each date specified for payment of interest or principal on the notes in the accompanying prospectus supplement. With respect to a series of notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

“Payment Period” means, with respect to a series of notes, the period, if any, described in the accompanying prospectus supplement during which any amounts will be set aside and/or paid as principal on the notes prior to the Wind Down Period or an Early Amortization Period.

“Principal Collections” means, with respect to any trust, for any date or any period, collections received on that date or during that period, as applicable, on the receivables existing under the dealer accounts in the related pool of accounts that the servicer attributes to principal pursuant to its servicing guidelines, including the principal portion of Warranty Payments and Administrative Purchase Payments.

“PTP” has the meaning set forth in “Federal Income Tax Consequences—Tax Characterization of the Trust.”

“Randomly Selected Account” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Reassignment Amount” means, for any Distribution Date, after giving effect to any allocations, withdrawals and deposits otherwise to be made on that Distribution Date, the sum of the Daily Trust Invested Amount, which, for that purpose, will be calculated without reduction for the amount held in the cash collateral account, and accrued but unpaid interest on all outstanding securities to the extent not previously distributed to securityholders.

“Receivables Purchase Date” means, with respect to each trust, unless the accompanying prospectus supplement states otherwise, each Business Day during the related Revolving Period on which Eligible Receivables are created in any dealer account then included in the related pool of accounts, except as described under “The Transfer and Servicing Agreements—Insolvency Events.”

“Related Documents” means the indenture, the transfer and servicing agreement, and other related documents for the trust.

“Removal Balance” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removal Commencement Date” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removal Date” means, with respect to a Randomly Selected Account, the date on which the Removal Balance is reduced to zero.

“Removal Notice” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removed Account” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Required Cash Collateral Amount” means, with respect to each trust as of any date, the amount of cash that is required to be held in the cash collateral account on behalf of the trust in order to ensure that the Daily Trust Balance at least equals the Daily Trust Invested Amount as described under “The Transfer and Servicing Agreements—Application of Collections—Principal Collections.”

“Reserve Fund” means, with respect to each trust, an Eligible Deposit Account maintained for the benefit of the trust and the securityholders as described in “The Transfer and Servicing Agreements—Liquidity and Credit Support.”

“Reserve Fund Initial Deposit” means, with respect to each trust, the amount, if any, specified in the accompanying prospectus supplement.

“Reserve Fund Required Amount” means, with respect to each trust, the amount, if any, specified in the accompanying prospectus supplement.

“Retained Property” means (i) receivables in the dealer accounts included in the related pool of accounts that GMAC does not transfer to the depositor and collections thereon and (ii) any receivables and collections thereon repurchased by GMAC from the depositor or the trust as described herein.

“Revolver Distribution Account” means, with respect to each trust, one or more accounts, established by the servicer at and maintained with the related indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related revolving notes, in which amounts to be applied for payment to the revolving noteholders will be deposited and from which all payments to the revolving noteholders will be made.

“Revolver Interest Rate” means for any Distribution Date and for any series of revolving notes, the rate or rates of interest on those revolving notes.

“Revolving Period” means, with respect to each trust, the period commencing on the date on which the trust issues its first series of term notes and continuing until the earlier of (1) the commencement of an Early Amortization Period and (2) the Scheduled Revolving Period Termination Date. The Revolving Period for a trust may recommence in limited circumstances described herein or in the accompanying prospectus supplement.

“Schedule of Accounts” means the list of the dealer accounts included in the pool of accounts, which may be amended and supplemented from time to time.

“Scheduled Revolving Period Termination Date” means, with respect to each trust, the date specified in the accompanying prospectus supplement.

“Scheduled Series Payment Period Commencement Date” means, with respect to any series of term notes with a Payment Period, the date so specified in the accompanying prospectus supplement.

“Securities Distribution Accounts” means the Note Distribution Account, the Revolver Distribution Account, and the Certificate Distribution Account, collectively.

“Series Early Payment Event” means with respect to any series of term notes with a Payment Period, an event specified in the accompanying prospectus supplement as commencing the related Payment Period.

“Servicing Fee Rate” means, with respect to each trust, 1% unless the accompanying prospectus supplement states otherwise.

“Stated Final Payment Date” means, with respect to any series of notes or certificates, the date so set forth in the accompanying prospectus supplement, on which date the final payment on the notes or final distribution on the certificates is due.

“Strip Notes” has the meaning set forth in “The Term Notes—Principal and Interest on the Term Notes.”

“Swap Distribution Account” means, if so specified in the accompanying prospectus supplement, one or more accounts established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee on behalf of the counterparty to an applicable currency swap, interest rate swap or other swap, together with the holders of the term notes of the relevant series, in which amounts to be applied for distribution to such counterparty will be deposited and from which distributions to such counterparty will be made.

“Targeted Final Payment Date” means, with respect to any series of notes and any class of certificates, the date, if any, specified in the accompanying prospectus supplement on which all principal is scheduled to be paid as principal on that series of notes, to the extent not previously paid.

“Tax Counsel” has the meaning set forth in “Federal Income Tax Consequences.”

“Transfer and Servicing Agreements” means, with respect to each trust, the pooling and servicing agreement, the trust sale and servicing agreement, the trust agreement and the administration agreement.

“Trust Charge-Offs” means, with respect to each trust, for any Distribution Date, the amount of the Trust Defaulted Amount for that Distribution Date that is not covered through the application of Trust Interest Collections and funds in the Reserve Fund or otherwise. As of any date, unreimbursed Trust Charge-Offs will equal the aggregate Trust Charge-Offs for all prior Distribution Dates unless and to the extent the Trust Charge-Offs have been covered or otherwise reduced as described in the accompanying prospectus supplement.

“Trust Defaulted Amount” means, with respect to each trust, for any Distribution Date, an amount not less than zero equal to the principal balance of all Defaulted receivables.

“Trust Interest Collections” means, with respect to each trust, Interest Collections for the related Collection Period attributable to the receivables held by the trust, as more fully described herein and in the accompanying prospectus supplement.

“Trust Principal Collections” means, with respect to each trust, Principal Collections for the related Collection Period attributable to the receivables held by the trust, as more fully described herein and in the accompanying prospectus supplement.

“Trust Termination Date” is the date each trust will terminate and will be on the earlier to occur of

(1) the day following the Distribution Date on which all amounts required to be paid to the related securityholders pursuant to the related Transfer and Servicing Agreements have been paid or have been deposited in the related Distribution Accounts, and the aggregate outstanding balance of the revolving notes is zero, if the depositor elects to terminate the trust at that time, and

(2) the specified Trust Termination Date as set forth in the accompanying prospectus supplement.

“UCC” means the Uniform Commercial Code as in effect in Delaware, Michigan or New York, and as may be amended from time to time.

“U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

“Used Vehicle Overconcentration Percentage” means 20% or such higher percentage as the depositor shall select upon approval by the rating agencies.

“Used Vehicle Overconcentration Receivables” means, for any date, with respect to any receivables owned by the trust which were advanced against used vehicles, the outstanding Available Receivables with respect to those receivables to the extent, if any, of the excess of:

(1) the aggregate principal balance of all those Available Receivables on that date over

(2) the Used Vehicle Overconcentration Percentage (or a different percentage as may be set forth in the accompanying prospectus supplement) of the sum of (a) the Specified Maximum Revolver Balance, (b) the aggregate principal balance of all outstanding term notes as of that date and (c) the certificate balance of all outstanding certificates as of that date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period. If, on any date, there exist Used Vehicle Overconcentration Receivables, those receivables constituting Used Vehicle Overconcentration Receivables will be identified pursuant to the procedures set forth in the related trust sale and servicing agreement. Used Vehicle Overconcentration Receivables are determined in accordance with the servicer’s standard procedures for identifying and tracking accounts of affiliated dealers.

“Vehicle Collateral Security” means, with respect to an Account and the receivables arising under that dealer account, the security interest in the vehicles of the related dealer granted to secure the obligations of that dealer in connection therewith and any proceeds therefrom.

“Voting Interests” means, as of any date, the aggregate outstanding certificate balance of all certificates; provided, however, that if GMAC and its affiliates own less than 100% of the certificates, then certificates owned by GMAC, the trust or any affiliate of GMAC or the trust, other than the depositor, shall be disregarded and deemed not to be outstanding. However, in determining whether the owner trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only certificates that the owner trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the owner trustee the pledgor’s right so to act with respect to the certificates and that the pledgee is not GMAC or the trust or any affiliate of GMAC or the trust, other than the depositor.

“Warranty Payment” has the meaning set forth in “The Transfer and Servicing Agreements—Representations and Warranties.”

“Warranty Receivable” has the meaning set forth in “The Transfer and Servicing Agreements—Representations and Warranties.”

“Wind Down Period” means, with respect to each trust, the period commencing on the day immediately after the Scheduled Revolving Period Termination Date and continuing until the earlier of (1) the commencement of an Early Amortization Period and (2) the date on which all of the related securities have been paid in full. The first Distribution Date for a Wind Down Period will be the Distribution Date following the first Collection Period included in the Wind Down Period.

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

     Until the expiration of 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Superior Wholesale
Inventory Financing
Trust 2007-AE-1
Issuing Entity

$823,600,000
Class A Floating Rate Asset
Backed Term Notes,
Series 2007-A

$112,700,000
Class B Floating Rate Asset
Backed Term Notes,
Series 2007-A

$48,300,000
Class C Floating Rate Asset
Backed Term Notes,
Series 2007-A

Wholesale Auto
Receivables LLC
Depositor

GMAC LLC
Sponsor and Servicer

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC
Morgan Stanley